UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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CLIFFS NATURAL RESOURCES INC.

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CLIFFS NATURAL RESOURCES INC. 200 Public Square, Suite 3300, Cleveland, OH 44114 P 216.694.5700 cliffsnaturalresources.com

March [26], 2010

To the Shareholders of

CLIFFS NATURAL RESOURCES INC.

Our Annual Meeting of Shareholders will be held on the 3rd floor of 200 Public Square, Cleveland, Ohio 44114-2315 on Tuesday, May 11, 2010 at 11:30 A.M. (Cleveland time), which we refer to as our 2010 Annual Meeting.

At the 2010 Annual Meeting, shareholders will act upon proposals to: (i) elect Directors; (ii) approve and adopt an amendment to our Amended Articles of Incorporation to change certain supermajority shareholder voting requirements contained in the Ohio Revised Code to majority shareholder voting requirements; (iii) approve the amendment and restatement of the 2007 Incentive Equity Plan to (a) increase the authorized number of shares available for issuance under the plan by a total of 7,000,000 common shares, and (b) provide an annual limitation on the number of shares available to grant to any one participant in any fiscal year of 500,000 common shares; and (iv) ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm. An explanation of each of these matters is contained in the attached proxy statement and accompanying proxy card, first being mailed or otherwise distributed to shareholders on or about March 26, 2010.

The Board of Directors and management believe that the proposed actions are in the best interests of Cliffs Natural Resources Inc. We urge you to exercise your voting rights by signing and dating the enclosed proxy card and returning it in the accompanying envelope to ensure that your shares will be represented whether or not you expect to be present at the 2010 Annual Meeting. In addition, record shareholders have the opportunity to appoint proxies to vote their shares over the Internet or by toll-free telephone if they wish. Instructions for appointing proxies over the Internet or by telephone are contained on your proxy card. Whichever of these methods you choose, the named proxies will vote your shares in accordance with your instructions. Please note that failure to vote surrenders voting power to those who exercise their voting right. If you attend the meeting, you will be entitled to vote in person.

Finally, James D. Ireland III will not be standing for re-election at the 2010 Annual Meeting. Mr. Ireland has ably served as a director of the company since 1986. Mr. Ireland has made great contributions to our growth and success through his expertise and independent judgment. We thank Mr. Ireland for his important contributions and wish him well.

We look forward to meeting with you at the 2010 Annual Meeting.

Sincerely,

Joseph A. Carrabba

Chairman, President and

Chief Executive Officer

It is important that your shares be represented at the 2010 Annual Meeting. Whether or not you intend to be present, please sign and date the enclosed proxy card and return it in the postage-prepaid envelope provided, which requires no postage if mailed in the United States, or appoint your proxies over the Internet or by telephone as directed on your proxy card.

If your shares are not registered in your own name and you would like to attend the 2010 Annual Meeting, please bring evidence of your share ownership with you. You should be able to obtain evidence of your share ownership from the bank, broker, trustee or other nominee that holds the shares on your behalf.

CLIFFS NATURAL RESOURCES INC. 200 Public Square, Suite 3300, Cleveland, OH 44114 P 216.694.5700 cliffsnaturalresources.com

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

March [26], 2010

Dear Shareholder:

Our Annual Meeting of Shareholders will be held on the 3rd floor of 200 Public Square, Cleveland, Ohio 44114-2315 on Tuesday, May 11, 2010 at 11:30 A.M. (Cleveland time), which we refer to as our 2010 Annual Meeting, for the purpose of considering and acting upon the following proposals:

1.	To elect eleven Directors to hold office until the next Annual Meeting of Shareholders or until their successors are elected;

2.	To approve and adopt an amendment to our Amended Articles of Incorporation to change certain supermajority shareholder voting requirements contained in the Ohio Revised Code to majority shareholder voting requirements;

3.	To approve the amendment and restatement of the 2007 Incentive Equity Plan to (a) increase the authorized number of shares available for issuance under the plan by a total of 7,000,000 common shares, and (b) provide an annual limitation on the number of shares available to grant to any one participant in any fiscal year of 500,000 common shares;

4.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm to examine our consolidated financial statements for the 2010 fiscal year; and

5.	Such other matters as may properly come before the 2010 Annual Meeting and any adjournments or postponements thereof.

Shareholders of record at the close of business on March 18, 2010 are entitled to notice of and to vote at such meeting and any adjournments or postponements thereof.

Very truly yours,

George W. Hawk, Jr.

General Counsel and Secretary

It is important that your shares be represented at the 2010 Annual Meeting. Whether or not you intend to be present, please sign and date the enclosed proxy card and return it in the enclosed postage-prepaid envelope, which requires no postage if mailed in the United States, or appoint your proxies over the Internet or by telephone as directed on your proxy card.

If your shares are not registered in your own name and you would like to attend the 2010 Annual Meeting, please bring evidence of your share ownership with you. You should be able to obtain evidence of your share ownership from the bank, broker, trustee or other nominee that holds the shares on your behalf.

CLIFFS NATURAL RESOURCES INC. 200 Public Square, Suite 3300, Cleveland, OH 44114 P 216.694.5700 cliffsnaturalresources.com

PROXY STATEMENT

March [26], 2010

SOLICITATION, USE AND REVOCATION OF PROXIES

The accompanying proxy is solicited by our Board of Directors, which we refer to as the Board of Directors or Cliffs’ Board, for use at the Annual Meeting of Shareholders to be held on May 11, 2010, which we refer to as our 2010 Annual Meeting, and any adjournments or postponements thereof. Any proxy may be revoked by a later proxy, by written notice to our Secretary or in open meeting, without affecting any vote previously taken.

OUTSTANDING SHARES AND VOTING RIGHTS

As of March 18, 2010, the record date for the determination of persons entitled to vote at the 2010 Annual Meeting, there were                      common shares, par value $0.125 per share, of Cliffs Natural Resources Inc., outstanding, which we refer to as Common Shares. Each Common Share is entitled to one vote in connection with each item to be acted upon at the 2010 Annual Meeting. This proxy statement and accompanying proxy card are being first mailed or otherwise distributed to shareholders on or about March [26], 2010.

Registered Holders. If your shares are registered in your name, you may vote in person or by proxy. If you decide to vote by proxy, you may do so by telephone, over the Internet or by mail.

By telephone. After reading the proxy materials and with your proxy card in front of you, you may call the toll-free number appearing on the proxy card, using a touch-tone telephone. You will be prompted to enter your Control Number from your proxy card. This number will identify you as a shareholder of record. Follow the simple instructions that will be given to you to record your vote.

Over the Internet. After reading the proxy materials and with your proxy card in front of you, you may use a computer to access the website www.envisionreports.com/clf. You will be prompted to enter your Control Number from your proxy card. This number will identify you as a shareholder of record. Follow the simple instructions that will be given to you to record your vote.

By mail. After reading the proxy materials, you may mark, sign and date your proxy card and return it in the enclosed prepaid and addressed envelope.

The Internet and telephone voting procedures have been set up for your convenience and have been designed to authenticate your identity, allow you to submit voting instructions and confirm that those instructions have been recorded properly.

Nominee shares. If your shares are held by a bank, broker, trustee, or some other nominee, that entity will provide separate voting instructions. All nominee share interests may view the proxy materials using the link www.edocumentview.com/clf.

ELECTION OF DIRECTORS

(Proposal No. 1)

It is intended that proxies received will be voted, unless contrary instructions are given, to elect the eleven nominees named in the following table to serve until the next Annual Meeting of Shareholders or until their successors shall be elected. All of the nominees were elected by the shareholders at the Annual Meeting of Shareholders held on May 12, 2009, except for Ms. Henry and Mr. Kirsch. Ms. Henry and Mr. Kirsch were appointed as Directors by unanimous action of Cliffs’ Board on September 1, 2009 and March 9, 2010, respectively.

Should any nominee decline or be unable to accept such nomination to serve as a Director, an event which we do not currently anticipate, the persons named as proxies reserve the right, in their discretion, to vote for a lesser number or for substitute nominees designated by the Directors, to the extent consistent with our Regulations.

We do not have a formal policy regarding Director attendance at our Annual Meeting of Shareholders, however, it is expected that all Directors and nominees will attend the 2010 Annual Meeting unless there are extenuating circumstances for nonattendance. Seven of eleven Directors currently standing for re-election attended the 2009 Annual Meeting. Ms. Henry and Mr. Kirsch were not Directors or nominees at the time of our 2009 Annual Meeting and, accordingly, did not attend the 2009 Annual Meeting.

INFORMATION CONCERNING DIRECTORS AND NOMINEES

Based upon information received from the respective Director nominees as of March 18, 2010, the following information is furnished with respect to each person nominated for election as a Director.

Name, Age, Principal Occupation and Employment, and Experience During Past Five Years, Specific Qualifications to Serve as a Director and Committee Member	First Became Director

RONALD C. CAMBRE, 71, Former Chairman of the Board of Newmont Mining Corporation, or Newmont, an international mining company, from January 1995 through December 2001. Mr. Cambre also served as Chief Executive Officer of Newmont, from November 1993 to December 2000. Mr. Cambre was formerly a Director of Inco Limited from April 2002 through October 2006. Mr. Cambre has served as a Director of W. R. Grace & Co., which is currently in Chapter 11 bankruptcy, since April 2001. Mr. Cambre has also served as Chairman and a Director of McDermott International, Inc., whose subsidiary, Babcox & Wilcox, was in Chapter 11 bankruptcy from February 2000 until January 2006.

1996

As a former Chairman and Chief Executive Officer of Newmont, Mr. Cambre brings years of mining experience as well as an extensive background in management as a chief executive officer and Chairman of Newmont. Mr. Cambre’s continued service over the past 13 years on our Board, as well as the boards of other public companies, allows Mr. Cambre to provide experienced guidance and a depth of understanding of the changing corporate governance climate affecting public companies today. Mr. Cambre’s international business acumen and forward-looking attitude continue to be a strong force on our Board as we look toward current and future mineral exploration projects and increase our international presence.

Name, Age, Principal Occupation and Employment, and Experience During Past Five Years, Specific Qualifications to Serve as a Director and Committee Member	First Became Director

Committee Assignments: Strategy and Compensation and Organization

Mr. Cambre has extensive experience with corporate strategy and M&A transactions based on his long history as an executive and director, which allows him to serve effectively on the Strategy Committee. His leadership experience and business acumen also provides a strong knowledge base in understanding executive compensation, an asset to the Compensation Committee.

JOSEPH A. CARRABBA, 57, Chairman, President and Chief Executive Officer since May 2007 of Cliffs Natural Resources Inc. Mr. Carrabba served as our President and Chief Executive Officer from September 2006 through May 2007 and as our President and Chief Operating Officer from May 2005 to September 2006. Mr. Carrabba has served as a Director of Keycorp since November 2009 and Newmont since June 2007, as well as a Director of Great Lakes Science Center, and University Hospitals in Cleveland.	2006

Mr. Carrabba is an experienced mining executive who came to Cliffs with over 20 years experience with Rio Tinto plc, a global mining company. While with Rio Tinto, he served in a variety of capacities in mining operations internationally, including locations in Asia, Australia, Canada and Europe. He brings a global mining and exploration perspective with experience in a variety of minerals, including bauxite, coal, and diamonds to the Board.

SUSAN M. CUNNINGHAM, 54, Senior Vice President of Exploration of Noble Energy Inc., an international oil and gas exploration and production company, since May 2007. Ms. Cunningham served as Senior Vice President of Exploration and Corporate Reserves from 2005 to May 2007 of Noble Energy Inc.	2005

Ms. Cunningham brings to the Board years of global exploration, geology and energy experience from her various roles with Noble Energy Inc. As we have grown internationally and expanded into mineral exploration and mining acquisitions (metallurgical coal and chromite, as examples), her guidance has been a valuable asset to our Board in assessing the value of acquisition projects as well as providing guidance when we address energy usage and carbon-related issues.

Committee Assignments: Audit and Strategy

Ms. Cunningham’s global exploration experiences and knowledge and understanding of global mining and exploration industries and reserve calculations strengthen our Audit Committee. Her experience with evaluating potential mining exploration opportunities is an asset to our Strategy Committee.

BARRY J. ELDRIDGE, 64, Former Managing Director and Chief Executive Officer of Portman Limited, an international iron ore mining company in Australia, from October 2002 through April 2005. Mr. Eldridge formerly served as Chairman of Vulcan Resources Ltd., Chairman of Millennium Mining Pty. Ltd. and as a Director of Wedgetail Mining Limited through 2008, and is Chairman of Mundo Minerals Limited. All of the companies are or were companies listed on the Australian Stock Exchange.	2005

As a former executive of an international mining company and former and acting Chairman of various Australian mining companies, Mr. Eldridge brings to the Board a wealth of international management experience as well as business perspectives specific to the Australian coal and iron mining industry, which is one of the strategic focuses of our company.

Name, Age, Principal Occupation and Employment, and Experience During Past Five Years, Specific Qualifications to Serve as a Director and Committee Member	First Became Director

Committee Assignments: Strategy and Compensation and Organization

Mr. Eldridge’s extensive international mining and exploration expertise is an asset to our Strategy Committee when evaluating new strategic opportunities. His management experience both on boards of other companies and as a former executive strengthens the Compensation and Organization Committee through his understanding of compensation strategies necessary to retain and attract international exploration and mining talent.

SUSAN M. GREEN, 50, Deputy General Counsel, U.S. Congressional Office of Compliance since November 2007. Ms. Green served as Aide to Councilmember Nancy Floreen, Montgomery County, Maryland from December 2002 to August 2005. Ms. Green was originally proposed as a nominee for the Board by the United Steelworkers, or USW, pursuant to the terms of our 2004 labor agreement.	2007

Ms. Green has served as both a labor organizer and as an attorney representing organized labor. She also has worked in government both as a member of former Massachusetts’ Senator Edward M. Kennedy’s staff and as a member of the U.S. Department of Labor during the Clinton administration. She brings her diverse experiences as labor attorney and an alternative point of view to our Board. As someone who has represented organized labor, she is able to advocate the views of the majority of our North American workforce.

Committee Assignments: Audit and Board Affairs Ms. Green’s labor and governmental background brings a real world outlook to both committees.

JANICE K. HENRY, 58, Former Senior Vice President from 1998 through June 2006, Chief Financial Officer from 1994 to June 2005 and Treasurer from 2002 to March 2006 of Martin Marietta Materials, Inc., or Martin Marietta, a producer of construction aggregates serving the public infrastructure, commercial and residential construction markets in the United States. Ms. Henry served in a consulting capacity for Martin Marietta from July 2006 through June 2009. Ms. Henry was a Director of Inco Limited from June 2004 through October 2006. Ms. Henry has served as a Director of North American Galvanizing & Coatings, Inc. since February 2008.

2009

Ms. Henry’s background with Martin Marietta brings significant accounting, financial, SEC reporting, risk analysis, and audit experiences to our Board. As a former and current director on the boards of Inco Limited and North American Galvanizing & Coatings, Inc., Ms. Henry contributes her board level experience and background in mining and basic materials.

Committee Assignments: Audit

Ms. Henry’s extensive financial reporting and accounting background provides the additional expertise required of audit committees of public companies. The Board has determined that she is one of the two audit committee financial experts (as that term is defined in SEC regulations).

Name, Age, Principal Occupation and Employment, and Experience During Past Five Years, Specific Qualifications to Serve as a Director and Committee Member	First Became Director

JAMES F. KIRSCH, 52, Chairman, President and Chief Executive Officer of Ferro Corporation, or Ferro. Mr. Kirsch was elected Chairman of Ferro’s Board of Directors in December 2006 and appointed Chief Executive Officer and a director of Ferro in November 2005. Mr. Kirsch joined Ferro in October 2004 as its President and Chief Operating Officer. Prior to joining Ferro, Mr. Kirsch served as President of Premix Inc. and Quantum Composites, Inc., manufacturers of thermoset molding compounds, parts and subassemblies for the automotive, aerospace, electrical and HVAC industries. Prior to that, from 2002 through 2004, he served as President of Quantum Composites, Inc. From 2000 through 2002, he served as President and director of Ballard Generation Systems and Vice President for Ballard Power Systems in Burnaby, British Columbia, Canada. Mr. Kirsch started his career with The Dow Chemical Company, where he spent 19 years and held various positions of increasing responsibility, including global business director of Propylene Oxide and Derivatives and Global Vice President of Electrochemicals.

Mr. Kirsch brings a wealth of senior management experience with major organizations with international operations. As a Chairman, President and Chief Executive Officer of a NYSE company, he brings additional chairmanship and CEO experience to our Board.

Committee Assignments: None

Due to Mr. Kirsch’s recent appointment to Cliffs’ Board he has not yet been assigned to any committees.

2010

FRANCIS R. McALLISTER, 67, Chairman and Chief Executive Officer of Stillwater Mining Company, a palladium and platinum producer, since February 2001. Mr. McAllister has served as a Director of Stillwater Mining Company since January 2001.	1996

As a sitting chief executive officer and chairman of a North American mining company for eight years, Mr. McAllister brings mining and leadership expertise to the Board. As a sitting Chairman, Mr. McAllister’s experience in fostering good communication between Directors and management is invaluable in his capacity as Lead Director.

Committee Assignments: Strategy and Compensation and Organization

A strong mining background provides Mr. McAllister with special insight into mineral exploration and reserve strategies to help direct our Strategy Committee towards new diverse steel industry related mineral opportunities. Mr. McAllister’s leadership experience and perspective helps the Compensation and Organization Committee define what qualities our current and future management talent should possess.

ROGER PHILLIPS, 70, Former President and Chief Executive Officer of IPSCO Inc., a North American steel producing company, from 1982 through 2002. Mr. Phillips served as Director of Inco Limited from April 2003 through October 2006. Mr. Phillips is currently a Director of Canadian Pacific Railway Company, Canadian Pacific Railway Limited, Imperial Oil Limited and Toronto Dominion Bank.	2002

Name, Age, Principal Occupation and Employment, and Experience During Past Five Years, Specific Qualifications to Serve as a Director and Committee Member	First Became Director

As a former chief executive officer of a North American steel producer, Mr. Phillips brings not only his management experience but knowledge of the North American steel market to our Board. His perspective is invaluable given the importance of the North American iron ore segment to our company. With experience as a director in a number of diverse industries, Mr. Phillips brings extensive board experience and leadership skills as well as a working knowledge of transportation, banking, and energy businesses, rounding out our Board’s knowledge base.

Committee Assignments: Board Affairs and Compensation and Organization

Service on diverse boards of various industries provides Mr. Phillips with a strong understanding and knowledge of today’s corporate governance procedures and business ethics issues. Our Board Affairs Committee relies on his knowledge and guidance as Chairman of the committee. Mr. Phillips’ long history working in executive management and his understanding the importance of developing talent for our future success is integral to our Compensation Committee’s success.

RICHARD K. RIEDERER, 66, Chief Executive Officer of RKR Asset Management, a consulting organization since June 2006. Mr. Riederer served as President and Chief Executive Officer from January 1996 through February 2001 of Weirton Steel Corporation, a steel producing company. Mr. Riederer is a Director of First American Funds since September 2001, the Boler Company, NFS International, and Chairman and Director of Idea Foundry. He also serves on the Board of Trustees of Franciscan University of Steubenville.	2002

Mr. Riederer’s long career in the steel industry as well as his experience as Chief Executive Officer and Chief Financial Officer of Weirton Steel Corporation, a North American steel producer, brings executive management, accounting and finance and financial reporting expertise to our Board as well as an in depth knowledge of the North American steel industry. His insight as past Chairman of North American Iron & Steel Institute is invaluable.

Committee Assignments: Audit and Board Affairs

Mr. Riederer is one of two audit committee financial experts (as that term is defined in SEC regulations) based on years of financial and accounting experience and leadership as a member, as well as Chairman, of the Audit Committee. Mr. Riederer’s strong sense of leadership and ethical behavior supports the purpose of our Board Affairs Committee.

ALAN SCHWARTZ, 70, Professor of Law at the Yale Law School and Professor at the Yale School of Management since 1987. Mr. Schwartz has served as a Director of Furniture Brands International since 2007.	1991

Mr. Schwartz is an expert in corporate governance and compliance. Mr. Schwartz’s distinguished tenure as an academic brings a unique perspective to our Board.

Committee Assignments: Audit and Board Affairs

As an educator at both the Yale Law School and the School of Management, Mr. Schwartz is knowledgeable as to current market and business trends, and corporate governance standards. This provides a perspective on current legal and business trends to both our Audit and Board Affairs Committees.

Mr. James D. Ireland, III is not standing for re-election.

The Board of Directors recommends a vote FOR each of the nominees listed above.

DIRECTOR INDEPENDENCE

Our Board of Directors has determined that each of the current Directors standing for re-election, other than Mr. Carrabba, which includes all of the current members of the Audit, Board Affairs, and the Compensation and Organization Committees, has no material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us) and is independent within our director independence standards, which reflect exactly the New York Stock Exchange, or NYSE, director independence standards. Mr. Carrabba is our Chairman, President and Chief Executive Officer, or CEO, and as such, is not considered independent. He does not serve as a member of any of Cliffs’ Board committees.

Since January 1, 2009, there have been no transactions between Cliffs and any of its independent Directors other than compensation for service as a director as disclosed below.

BOARD LEADERSHIP STRUCTURE AND BOARD COMMITTEES

The members and nominees for Cliffs’ Board have diversified professional experience in general management, steel manufacturing, construction aggregates, mining, finance, labor, law, education, natural resource exploration, and other fields. There is no family relationship among any of our nominees and executive officers. Ten of the eleven nominees have no present or former employment relationship with Cliffs. The average age of the nominees currently serving on Cliffs’ Board is 62, ranging from 50 to 71. The average years of service of the nominees currently serving on Cliffs’ Board is seven years, ranging from less than one year to 19 years.

Board Leadership Structure. The Chairman of our Board is Joseph A. Carrabba, who is also our CEO and President. Pursuant to our Corporate Governance Guidelines, when the positions of Chairman and CEO are held by one individual, then the Chairman of our Compensation and Organization Committee is designated as our Lead Director. Accordingly, Francis R. McAllister, the Chairman of our Compensation and Organization Committee, serves as our Lead Director. The Board has determined that this leadership structure is appropriate for our company.

Under this leadership structure, Mr. Carrabba is responsible for overseeing and facilitating communications between our management and the Board, for setting the meeting schedules and agendas, and leading Board discussions during Board meetings. In his combined role, Mr. Carrabba has the benefit of company personnel to help with extensive meeting preparation, responsibility for the process of recordkeeping of all Board deliberations, and the benefit of direct daily contact with management and internal audit departments. The Chairman works closely with the Lead Director in setting meeting agendas and in ensuring that essential information is effectively communicated to the Board. This leadership structure provides our Chairman with the readily available resources to manage the affairs of the Board while allowing our Lead Director to provide effective and timely advice and guidance as needed.

Corporate Governance Guidelines. Our governance process is based on our Corporate Governance Guidelines, which are available on our website at http://www.cliffsnaturalresources.com. During 2009, seven meetings of Cliffs’ Board and 29 meetings of all Cliffs’ Board committees were held. Our independent Directors held seven meetings in executive session without the presence of Mr. Carrabba in 2009. The Corporate Governance Guidelines were amended in November 2009 and March 2010 in order to (i) reflect the change in our committee structure following the merger of the Finance and Strategic Advisory Committees to form the Strategy Committee and (ii) to provide for annual one-on-one reviews by our Lead Director with each Board member and for an annual review of the Lead Director by the Board Affairs Committee. Mr. McAllister has served as Lead Director since

May 2004. He chaired all of the executive session meetings in 2009. Directors also discharge their responsibilities by reviewing reports to Directors, visiting our facilities, corresponding with the CEO, and conducting telephone conferences with the CEO and Directors regarding matters of interest and concern to Cliffs. The Directors have Audit, Board Affairs, Compensation and Organization and Strategy Committees as well as ad hoc committees when needed. In 2009 the Board reviewed its committee structure and determined that it was prudent to merge the Finance and the ad hoc Strategic Advisory Committees into one committee in order to adequately oversee our growth and increased pace of mergers and acquisitions. The Strategy Committee was formalized into a standing committee on May 12, 2009.

All committees regularly report their activities, actions, and recommendations to Cliffs’ Board. During 2009, two independent Directors attended at least 81 percent of all meetings, while the remaining independent Directors attended at least 92 percent of the aggregate total of Cliffs’ Board and committee meetings. No Director attended less than 75 percent of Cliffs’ Board committee meetings of which they were members.

Audit Committee. The members of the Audit Committee from January 1, 2009 through May 11, 2009 consisted of Messrs. Riederer (Chairman), Eldridge and Ireland, and Ms. Cunningham. Since May 12, 2009, the Audit Committee membership consists of Messrs. Riederer (Chairman) and Schwartz, and Mses. Cunningham and Green. On September 1, 2009, when Ms. Henry joined the Board of Directors, Ms. Henry was assigned to the Audit Committee.

The Audit Committee reviews with our management, the internal auditors and the independent registered public accounting firm, the adequacy and effectiveness of our system of internal control over financial reporting; reviews significant accounting matters; reviews quarterly unaudited financial information prior to public release; approves the audited financial statements prior to public distribution; approves our assertions related to internal controls prior to public distribution; reviews any significant changes in our accounting principles or financial reporting practices; reviews, approves and retains the services performed by our independent registered public accounting firm; has the authority and responsibility to evaluate our independent registered public accounting firm; discusses with the independent registered public accounting firm their independence and considers the compatibility of non-audit services with such independence; annually selects and retains our independent registered accounting firm to examine our financial statements; approves management’s appointment, termination, or replacement of the Chief Risk Officer; and conducts a legal compliance review. Pursuant to the rules of the SEC, the members of the Audit Committee are independent, as that term is defined in the NYSE listing standards. Cliffs’ Board identified Mr. Riederer and Ms. Henry as audit committee financial experts (as defined in Item 407(d)(5)(ii) of Regulation S-K). No member of the Audit Committee serves on the audit committees of more than three public companies. The Audit Committee held nine meetings during 2009. The charter of the Audit Committee is available at http://www.cliffsnaturalresources.com.

Board Affairs Committee. From January 1, 2009 through May 11, 2009, the members of the Board Affairs Committee, consisted of Messrs. Cambre (Chairman), McAllister, Phillips and Schwartz, and Ms. Green. As of May 12, 2009, the members of the Board Affairs Committee are Messrs. Phillips (Chairman), Riederer and Schwartz, and Ms. Green. The Board Affairs Committee administers our compensation plans for Directors; monitors the Board governance process and provides counsel to the CEO on Board governance and other matters; recommends changes in membership and responsibility of Board committees; and acts as the Board’s Nominating Committee and Proxy Committee in the election of Directors. The Board Affairs Committee held four meetings during 2009. The charter of the Board Affairs Committee is available at http://www.cliffsnaturalresources.com.

As noted above, the Board Affairs Committee is involved in determining compensation for our Directors. The Board Affairs Committee administers our Directors’ compensation plans, including approval of grants of equity or equity-based awards, and makes recommendations to the Board with respect to compensation plans and equity-based plans for Directors. The Board Affairs Committee periodically reviews Director compensation in relation to comparable companies and other relevant factors. Any change in Director compensation must be approved by Cliffs’ Board. Other than Mr. Carrabba’s capacity as a Director, no executive officers participate in setting Director compensation. From time to time, the Board Affairs Committee or Cliffs’ Board may engage the services of a compensation consultant to provide information regarding Director compensation at comparable companies.

Compensation and Organization Committee. The Compensation and Organization Committee, which we refer to as the Compensation Committee, consisted of Messrs. McAllister (Chairman), Ireland, Phillips and Riederer from January 1, 2009 through May 11, 2009. Since May 12, 2009, the Compensation Committee members are Messrs. McAllister (Chairman), Cambre, Eldridge, Ireland and Phillips. The Compensation Committee recommends to Cliffs’ Board the election and compensation of officers; administers our compensation plans for officers; reviews organization and management development; evaluates the performance of the CEO and the other named executives; and obtains the advice of outside experts with regard to compensation matters. The Compensation Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee or, in the case of non-officers, to the CEO or the Executive Vice President, Human and Technical Resources.

The Compensation Committee obtains analysis and advice from an external compensation consultant to assist with the performance of its duties under its charter. For 2009 the Compensation Committee retained Farient Advisors, or Farient. Farient was retained directly by the Compensation Committee and has helped the Compensation Committee develop an appropriate agenda for performing the Compensation Committee’s responsibilities. In this regard, Farient advised and assisted the Compensation Committee in determining the appropriate objectives and goals of our executive compensation programs; in designing compensation programs that fulfill those objectives and goals; ensuring that compensation programs align executives with shareholder interests; in monitoring the external and internal equity of our executive officers’ total compensation and the primary components of that compensation; in evaluating the effectiveness of our compensation programs; in identifying appropriate pay positioning strategies and pay levels in our executive compensation programs; in selecting performance peers and setting performance targets used to evaluate performance for incentive compensation plans; and in identifying mining industry, general industry and Cleveland area pay practices and identifying compensation surveys for the Compensation Committee to use to benchmark the appropriateness and competitiveness of our executive compensation program.

The Compensation Committee makes all decisions regarding the CEO’s compensation after consulting with its advisors in executive session where no management employees are present. For the other executive officers, the CEO is asked by the Compensation Committee to conduct and present an assessment in partnership with the Executive Vice President, Human and Technical Resources on the achievement of specific goals established for those officers and on the performance of Cliffs taking into account external market forces and other considerations. While the CEO and Executive Vice President, Human and Technical Resources attend Compensation Committee meetings regularly by invitation, the Compensation Committee is the final decision maker for the compensation of the executive officers. For additional information regarding the operation of the Compensation Committee, see “Executive Compensation—Compensation Discussion and Analysis” beginning on page 17 of this proxy statement. The Compensation Committee held seven meetings during 2009. The charter of the Compensation Committee is available at http://www.cliffsnaturalresources.com.

Strategy Committee. The Strategy Committee was formed as a standing committee on May 12, 2009. The members of the Strategy Committee are Messrs. Ireland (Chairman), Cambre, Eldridge and McAllister, and Ms. Cunningham. The purpose of the Strategy Committee is to oversee our business strategy including organic growth, mergers and acquisitions, and monitoring the three to ten year corporate objectives. Specifically, the Strategy Committee provides advice and assistance with developing our company’s growth strategy, determining the resources necessary to implement the growth, monitoring the progress and implementation of the growth strategy and communicating issues and progress reports to the full Board, communicating the risks and opportunities facing the company to the full Board, overseeing management’s development plans on implementing the strategy and reviewing and providing feedback to management on the annual financial plan, dividend recommendations, financing plans, major investment proposals, cost of capital and capital structure, comparison of actual results with estimates for major projects, and reviewing capital spending for projects in excess of express Board delegations to the CEO.

The Strategy Committee held seven meetings from May 12 through December 31, 2009. The charter of the Strategy Committee is available at http://www.cliffsnaturalresources.com.

The predecessor committees to the Strategy Committee were the Finance Committee and the Strategic Advisory Committee. Each operated through May 11, 2009. The Finance Committee consisted of Messrs. Schwartz (Chairman), Cambre and Eldridge, and Mses. Cunningham and Green. The Finance Committee met once in 2009. The Strategic Advisory Committee consisted of Messrs. Ireland (Chairman), Cambre, McAllister and Schwartz. The Strategic Advisory Committee also met once during 2009.

THE BOARD’S ROLE IN RISK OVERSIGHT

Our Board oversees our enterprise risk management, or ERM, processes, which we designed to identify risks to our strategy and strategic objectives, determine appropriate risk management responses and monitor identified risks. The involvement of the Board in setting our business strategy and strategic objectives plays a key role in this process.

We have implemented an ERM process that identifies and ranks risks, identifies senior executive risk owners and develops risk mitigation activities. The risk analysis process defines key risks, determines contributing factors for each risk, identifies and evaluates our current risk mitigation practices, and assesses risk ranking based on an analysis of the identified risks. Identified risks are reviewed both quarterly and annually.

Our Audit Committee, pursuant to the Audit Committee charter, periodically reviews our ERM process. The Audit Committee periodically discusses risk management guidelines and policies with management and assesses our company’s exposure to risk. The Audit Committee also reviews our major financial risk exposures and the steps management has taken to monitor and control these exposures. The Audit Committee reports on these activities to the full Board.

CONSIDERATION OF DIRECTOR NOMINEES

Shareholder Nominees

The policy of the Board Affairs Committee is to consider properly submitted shareholder nominations for candidates for membership on the Board as described below under “Identifying and Evaluating Nominees for Directors.” In evaluating nominations, the Board Affairs Committee seeks to achieve a balance of knowledge, experience and capability on Cliffs’ Board and to address the membership criteria set forth below under “Board Diversity and Director Qualifications.” Any shareholder nominations proposed for consideration by the Board Affairs Committee should include: (i) complete information as to the identity and qualifications of the proposed nominee, including name, address, present and prior business and/or professional affiliations, education and experience, and particular fields of expertise; (ii) an indication of the nominee’s consent to serve as a Director if elected; and (iii) the reasons why, in the opinion of the recommending shareholder, the proposed nominee is qualified and suited to be a Director. Shareholder nominations should be addressed to Cliffs Natural Resources Inc., 200 Public Square, Suite 3300, Cleveland, Ohio 44114-2315, Attention: Secretary. Our Regulations provide that at any meeting of shareholders at which directors are to be elected, only persons nominated as candidates will be eligible for election.

Board Diversity and Director Qualifications

Although there is no specific board diversity policy in place presently, the Board Affairs Committee does consider such factors as it deems appropriate and consistent with our Corporate Governance Guidelines, the charter of the Board Affairs Committee and other criteria established by Cliffs’ Board, which includes diversity. The Board Affairs Committee’s goal in selecting directors for nomination to Cliffs’ Board is generally to seek to create a well-balanced team that combines diverse experience, skill and intellect of seasoned directors in order to enable us to pursue our strategic objectives. The Board Affairs Committee has not reduced the qualifications for service on Cliffs’ Board to a checklist of specific standards or specific, minimum qualifications, skills or qualities. Rather, we seek, consistent with the vacancies existing on Cliffs’ Board at any particular time and the interplay of a particular candidate’s experience with the experience of other Directors, to select individuals whose business experience, knowledge, skills, diversity of thought and integrity would be considered a desirable addition to our Board and any committees thereof. In addition, the Board Affairs Committee annually conducts a review of incumbent Directors in order to determine whether a Director should be nominated for re-election to Cliffs’ Board.

The Board Affairs Committee makes determinations as to Director selection based upon the facts and circumstances at the time of the receipt of the Director candidate recommendation. Applicable considerations include: whether the Board Affairs Committee is currently looking to fill a new position created by an expansion of the number of Directors, or a vacancy that may exist on Cliffs’ Board; whether the current composition of Cliffs’ Board is consistent with the criteria described in our Corporate Governance Guidelines; whether the candidate submitted possesses the qualifications that are generally the basis for selection of candidates to Cliffs’ Board; and whether the candidate would be considered independent under the rules of the NYSE and our standards with respect to Director independence. Final approval of any candidate will be determined by the full Cliffs’ Board.

Identifying and Evaluating Nominees for Directors

The Board Affairs Committee utilizes a variety of methods for identifying and evaluating nominees for Director. The Board Affairs Committee regularly reviews the appropriate size of Cliffs’ Board and whether any vacancies on Cliffs’ Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Board Affairs Committee considers various potential candidates for Director. Candidates may come to the attention of the Board Affairs Committee through current Board members, professional search firms, shareholders or other persons. As described above, the Board Affairs Committee considers properly submitted nominations for candidates for Cliffs’ Board. Following verification of the recommending shareholder’s status, recommendations are considered by the Board Affairs Committee at its next regularly scheduled meeting.

MEETINGS OF NON-MANAGEMENT DIRECTORS; COMMUNICATIONS WITH DIRECTORS

In accordance with the NYSE’s corporate governance listing standards, our non-management directors meet at regularly scheduled executive sessions without management present. The Chairman of the Compensation Committee has been designated as our lead independent director. Shareholders and interested parties may communicate with the chair of the Compensation Committee, or with our non-management directors as a group or with Cliffs’ Board, by writing to the Lead Director at Cliffs Natural Resources Inc., 200 Public Square, Suite 3300, Cleveland, Ohio 44114-2315, Attn: Lead Director. Our independent Directors have approved the process for determining which communications are forwarded to various members of Cliffs’ Board.

BUSINESS ETHICS POLICY

We have adopted a Code of Business Conduct and Ethics, or Code, which applies to all of our Directors, officers and employees. The Code is available on our website at http://www.cliffsnaturalresources.com in the Corporate Governance section under “For Investors.” We intend to post amendments to or waivers from our Code (to the extent applicable to our principal executive officer, principal financial officer or principal accounting officer) on our website.

DIRECTORS’ COMPENSATION

Effective January 1, 2009, Cliffs’ Directors who are not Cliffs’ employees, received an annual retainer fee of $50,000 and an annual equity award of $75,000. Effective July 1, 2009, the Board’s annual retainer fee was reduced by ten percent to $45,000 in conjunction with compensation reductions across the organization in response to the global recession. The annual retainer fee reduction was reinstated to the previous level effective January 1, 2010. Board and committee meeting fees are $1,500 and $1,000, respectively. From January 1, 2009 through March 9, 2009, the Lead Director’s annual retainer fee was $10,000. Effective March 10, 2009, the Lead Director annual retainer was increased to $30,000. Annual committee chair retainers are as follows: Audit Committee, $10,000, and Board Affairs, Compensation, and Strategy Committees are $5,000. The Finance and Strategic Advisory Committees received retainers of $2,500 for the first two quarters until their discontinuation. Employee directors receive no compensation for their service as directors.

The Nonemployee Directors’ Compensation Plan (as Amended and Restated as of December 31, 2008), which we refer to as the Directors’ Plan, implements the annual equity grant program referenced above. Directors who are under age 69 on the date of the Annual Meeting receive an automatic annual grant of $75,000 worth of restricted shares with a three-year vesting requirement. Nonemployee Directors who are 69 years of age or older on the date of the Annual Meeting receive an automatic annual grant of $75,000 worth of Common Shares (with no restrictions). In May 2009, three Directors received an annual grant of Common Shares.

Our Director Share Ownership Guidelines provide that a Director should hold or acquire by the end of a four-year period the lesser of either (i) 4,000 or more Common Shares, or (ii) Common Shares having a market value of at least $100,000. If a nonemployee Director meets these guidelines in December of each year, the Director may elect to receive all or a portion of his or her annual retainer of $50,000 for the following year in cash. If the Director does not meet these guidelines, the Director is required to receive an equivalent value of $20,000 in Common Shares until he or she meets one of the two guidelines. Nonemployee Directors may elect to receive up to 100 percent of their retainer and other fees in Common Shares. In addition, the Directors’ Plan gives nonemployee Directors the opportunity to defer all or a portion of their annual retainer and other fees, whether payable in cash or Common Shares. Nonemployee Directors may elect to receive deferred shares in lieu of their annual equity award with the same three-year vesting requirements. A Director may also elect that all cash dividends with respect to restricted shares be deferred and reinvested in additional Common Shares. Those additional Common Shares are subject to the same restrictions as the underlying award. Cash dividends not subject to a deferral election will be paid to the Director without restriction.

Nonemployee Directors who joined the Board before January 1, 1999 were able to participate in either the Retirement Plan for Non-Employee Directors (as Amended and Restated July 1, 2005) first adopted in 1984, which we refer to as the 1984 Plan, or the Nonemployee Directors Supplemental Compensation Plan established in 1995, which we refer to as the 1995 Plan. The 1984 Plan currently has one active Director, Mr. Ireland, as a participant. The 1984 Plan provides that a nonemployee Director elected before July 1, 1995, with at least five years of service, receives during his lifetime after retirement an amount equal to the annual retainer currently paid to a nonemployee Director. The 1995 Plan no longer has any active Director participants. Directors who have joined the Board on or after January 1, 1999 are not eligible to participate in either plan.

In 2003, Cliffs’ Board adopted respective amendments to both the 1984 and 1995 Plans offering a one-time voluntary election for an immediate lump sum cash-out of the present value of the accrued pension and deferred benefits to all active and retired participating nonemployee Directors. Pursuant to the terms of both plans, as amended, the lump-sum benefit was made to 11 of 14 participants on June 30, 2003. Any election for a lump sum payout in 2003 terminated the opportunity for a future pension adjustment under either plan. Currently, only two retired Directors receive retirement benefits pursuant to the 1984 and 1995 Plans.

Cliffs has trust agreements with KeyBank National Association relating to the Directors’ Plan, the 1984 Plan and the 1995 Plan in order to fund and pay our retirement obligations under these plans.

Director Compensation Table

The following table, supported by the accompanying footnotes and narrative, sets forth for fiscal year 2009 all compensation earned by the individuals who served as our nonemployee Directors at any time during 2009.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	Other Compensation ($)(4)	Total ($)
R. C. Cambre	75,500	74,998	—	500	150,998
S. M. Cunningham	73,000	74,998	—	—	147,998
B. J. Eldridge	72,000	74,998	—	—	146,998
S. M. Green	68,000	74,998	—	—	142,998
J. K. Henry	21,418	51,975	—	—	73,393
J. D. Ireland III	75,250	74,998	25,507	—	175,755
F. R. McAllister	107,222	74,998	186	—	182,407
R. Phillips	71,500	74,998	—	—	146,498
R. K. Riederer	83,000	74,998	—	4,000	161,998
A. Schwartz	68,000	74,998	—	—	142,998

(1)	The amounts listed in this column reflect the aggregate cash dollar value of all earnings in 2009 for annual retainer fees, chairman retainers and meeting fees, whether received in required retainer shares, voluntary shares, cash, or a combination thereof. Unless otherwise noted below, the amounts indicated were elected to be paid in cash.

Messrs. Eldridge and Schwartz and Mses. Cunningham and Green elected to continue to receive $19,000 each, in Common Shares. Ms. Henry had not met the established Director Share Ownership Guidelines and was required to receive $5,967 in Common Shares. Mr. Riederer elected to defer $19,000 in Common Shares pursuant to the Directors’ Plan.

(2)	The amounts reported in this column reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for the nonemployee Directors’ annual equity award of either restricted shares or unrestricted shares granted during 2009, as further described above. The grant date fair value of the nonemployee Directors’ annual equity award was $28.89. Among the nonemployee Directors, only Messrs. Cambre, Phillips, and Schwartz (who were 69 years of age or older on the Annual Meeting date in May 2009) received 2,596 unrestricted Common Shares each as his or her annual equity award for 2009 under the Directors’ Plan. Mr. Riederer elected to receive his 2,596 deferred shares in lieu of restricted shares under the Directors’ Plan. Ms. Henry joined the Board on September 1, 2009 and received a prorated automatic annual equity award of 2,138 restricted shares. The grant date fair value of Ms. Henry’s prorated annual equity award was $24.31. As of December 31, 2009, the aggregate number of restricted shares subject to forfeiture held by each nonemployee Director was as follows: Mr. Cambre—936; Ms. Cunningham—4,336; Mr. Eldridge—4,336; Ms. Green—4,336; Ms. Henry—2,138; Mr. Ireland—4,336; Mr. McAllister—4,336; Mr. Phillips—1,740; Mr. Riederer—0; and Mr. Schwartz—1,740.

As of December 31, 2009, the aggregate number of unvested deferred shares credited to Mr. Riederer under the Directors’ Plan was 5,730.

(3)	Mr. Ireland is the only independent Director eligible for retirement benefits under the 1984 Plan. The aggregate change in the actuarial present value of Mr. Ireland’s benefit under the 1984 Plan is $24,500. Messrs. Ireland and McAllister recognized above-market earnings in their deferred cash accounts of $1,007 and $186, respectively.
(4)	The amounts in this column reflect matching contributions made to educational institutions from the Cleveland-Cliffs Foundation on behalf of the Director.

SECURITIES OWNERSHIP OF MANAGEMENT AND CERTAIN OTHER PERSONS

The following table sets forth the amount and percent of Common Shares that, as of March 18, 2010 (except as otherwise indicated), are deemed under the rules of the SEC to be “beneficially owned” by each Director (excluding Mr. Carrabba), by each nominee for Director, by our CEO, Chief Financial Officer, or CFO, and the other named executive officers as identified in the Summary Compensation Table below by such persons, individually and collectively with the Directors, nominees for Director and the other executive officers as a group, and by any person or “group” (as the term is used in the Securities Exchange Act of 1934, which we refer to as the Exchange Act) known to us as of that date to be a “beneficial owner” of more than five percent or more of the outstanding Common Shares. No Directors, executive officers, or officers hold any outstanding stock options as of March 18, 2010.

	Amount and Nature of “Beneficial Ownership”(1)
Directors and Nominees (excluding those who are also Named Executive Officers)	Beneficial Ownership	Investment Power			Voting Power			Percent of Class(2)
		Sole	Shared		Sole	Shared
Ronald C. Cambre	23,028	23,028	—		23,028	—		—
Susan M. Cunningham	9,326	9,326	—		9,326	—		—
Barry J. Eldridge	12,731	12,731	—		12,731	—		—
Susan M. Green	5,584	5,584	—		5,584	—		—
Janice K. Henry	2,345	2,345	—		2,345	—		—
James D. Ireland III	1,147,407	48,951	1,098,456	(3)	48,951	1,098,456	(3)	—
James F. Kirsch	222	222	—		222	—		—
Francis R. McAllister	19,397	19,397	—		19,397	—		—
Roger Phillips	37,413	37,413	—		37,413	—		—
Richard K. Riederer	16,504	16,504	—		16,504	—		—
Alan Schwartz	23,794	23,794	—		23,794	—		—

Named Executive Officers
Joseph A. Carrabba	169,392	169,392	—		169,392	—		—
Laurie Brlas	32,411	32,411	—		32,411	—		—
William A. Brake	15,630	15,630	—		15,630	—		—
Donald J. Gallagher	142,865	142,865	—		142,865	—		—
William R. Calfee	71,951	71,951	—		71,951	—		—
All Directors, Nominees, and Executive Officers as a group, including the named executive officers (23 Persons)	1,819,508	721,052	1,098,456		721,052	1,098,456		1.34%

Other Persons
Wellington Management Company, LLP(4)	7,755,563	—	7,755,563		—	6,761,716		5.92%
75 State Street Boston, MA 02109
Capital World Investors	7,760,000	7,760,000	—		1,760,000	—		5.90%
333 South Hope Street Los Angeles, CA 90071(5)
BlackRock Inc.	7,518,787	7,518,787	—		7,518,787	—		5.74%
40 East 52nd Street New York, NY 10022(6)

(1)	Under the rules of the SEC, “beneficial ownership” includes having or sharing with others the power to vote or direct the investment of securities. Accordingly, a person having or sharing the power to vote or direct the investment of securities is deemed to “beneficially own” the securities even if he or she has no right to receive any part of the dividends on or the proceeds from the sale of the securities. Also, because “beneficial ownership” extends to persons, such as co-trustees under a trust, who share power to vote or control the disposition of the securities, the very same securities may be deemed “beneficially owned” by two or more persons shown in the table. Information with respect to “beneficial ownership” shown in the table above is based upon information supplied by our Directors, nominees and executive officers and filings made with the SEC or furnished to us by any shareholder.
(2)	Less than one percent, except as otherwise indicated.
(3)	Of the 1,147,407 shares deemed under the rules of the SEC to be beneficially owned by Mr. Ireland, he is a beneficial holder of 48,951 shares. The remaining 1,098,456 shares are held in trusts, substantially for the benefit of a charitable foundation, as to which Mr. Ireland is a co-trustee with shared voting and investment powers. Of such shares in trusts, Mr. Ireland has an interest in the income or corpus with respect to 87,880 shares.
(4)	The information shown above and in this footnote was taken from the Amendment No. 5 to Schedule 13G, dated February 12, 2010 and filed with the SEC on February 12, 2010, by Wellington Management Company, LLP, an investment advisor.
(5)	The information shown above and in this footnote was taken from the Schedule 13G, dated February 8, 2010 and filed with the SEC on February 11, 2010, by Capital World Investors, an investment advisor.
(6)	The information shown above and in this footnote was taken from the Schedule 13G, dated January 20, 2010, as filed with the SEC on January 29, 2010, by BlackRock, Inc. This filing amends any Schedule 13G filing made by Barclays Global Investors, NA. BlackRock, Inc. acquired Barclays Global Investors from Barclays Bank PLC on December 1, 2009.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Compensation Philosophy and Core Principles

The Compensation Committee has continually sought to strike a balance in program design and execution among several competing objectives. Specifically, the Compensation Committee has designed the compensation structure to attract, motivate, reward and retain high-level performing executives. The goal is to align pay with Cliffs’ performance in the short-term through compensation based on measures of profitability and operational and strategic excellence, and over the long-term through stock-based incentives. Cliffs’ compensation philosophy is to place a significant portion of compensation at risk based on Cliffs’ performance, increasing the portion at risk in sync with the responsibility level of the individual, consistent with market practices. Cliffs also seeks to balance this performance focus with sufficient retention incentives and a focus on controllable results to limit the risk of losing key executives during periods of unfavorable industry conditions, all in a manner that the Compensation Committee, in its judgment, considers balanced between the interests of the executives and the shareholders given the potential volatility of business results in the mining industry.

More specifically, Cliffs’ guiding principles are as follows:

•

Target total pay opportunity for executive officers should be at the 62 1/2 percentile of market levels or a target total pay opportunity positioned between the median and 75th percentile. Cliffs’ targets pay at the 62 1/2 percentile in order to attract and retain superior talent within the highly competitive mining environment.

•

Align pay with results delivered to shareholders, while recognizing the potentially cyclical nature of the industry in which Cliffs operates. The goal is to avoid undue windfalls to executives in years of strong industry performance and in the case of down cycles, to avoid loss of all compensation opportunities while still motivating performance.

•

Focus performance measures on a combination of absolute performance objectives tied to Cliffs’ business plan (profitability and cost control), achievement of key initiatives that reflect the business strategy (for example, sales initiatives, cost control activities, growth and diversification of mineral resources, etc.) and relative objectives reflecting market conditions (relative total shareholder return, which reflects share price appreciation plus dividends, if any).

•	Provide competitive fixed compensation elements over the short-term (salary) and long-term (restricted share units and retirement benefits) to encourage long-term retention of Cliffs’ executives.

•	Design pay programs to be as simple and transparent as possible to facilitate executives’ focus and understanding.

This discussion focuses primarily on compensation actions taken and decisions made during Cliffs’ 2009 fiscal year, but also contains information regarding compensation actions taken and decisions made both before and after fiscal year 2009 to the extent that information enhances the understanding of Cliffs’ executive compensation program.

Oversight of Executive Compensation

The Compensation Committee administers the Cliffs’ executive compensation program, including compensation for Cliffs’ CEO, Joseph A. Carrabba, its CFO, Laurie Brlas and the other three highest paid employees as of December 31, 2009, Donald J. Gallagher, William A. Brake and William R. Calfee. We collectively refer to these individuals as our named executive officers.

The specific responsibilities of the Compensation Committee related to executive compensation include:

•	Overseeing development and implementation of Cliffs’ compensation policies and programs for executive officers;

•	Reviewing and approving CEO and other elected officer compensation, including setting goals, evaluating performance, and determining results;

•

Overseeing Cliffs’ equity-based employee incentive compensation plans and approving grants (except grants or awards under plans relating to Director compensation, which are administered by the Board Affairs Committee);

•	Ensuring that the criteria for awards under Cliffs’ incentive and equity plans are appropriately related to its operating performance objectives;

•	Overseeing regulatory compliance with respect to certain other compensation matters; and

•	Reviewing and approving any proposed severance or retention plans or agreements.

When making individual compensation decisions for executives, the Compensation Committee takes many factors into account, including the individual’s performance, tenure and experience, Cliffs’ performance overall, any retention considerations, the individual’s historical compensation and internal equity considerations. These factors are considered by the Compensation Committee in a subjective manner without any specific formula or weighting.

The Compensation Committee relies significantly on the CEO’s input and recommendations when evaluating these factors relative to the executive officers other than the CEO. The Compensation Committee also reviews a pay history for each executive and considers the progression of salary increases over time compared to the individual’s development and performance, the unvested and vested value inherent in outstanding equity awards, and the cumulative impact of all previous compensation decisions. The CEO in partnership with Human Resources conducts an assessment of each executive at the end of each year against a spectrum of behaviors and strategic goals established for each executive at the beginning of the year. The CEO then provides the Compensation Committee with his assessment of the performance of the executive and his perspective on the factors described above in developing his recommendations for each executive’s compensation, including salary adjustments, annual incentive payouts, and equity grants. The Compensation Committee discusses the CEO’s recommendations, including how the recommendations compare against the external market data and how the compensation levels of the executives compare to each other, to the CEO’s compensation level, and to the historic pay for each executive. Based on this discussion, the Compensation Committee then approves or modifies the recommendations in collaboration with the CEO.

Decisions relating to the CEO’s pay are made by the Compensation Committee in executive session, without management present. In assessing the CEO’s pay, the Compensation Committee considers company performance, the CEO’s contribution to that performance, and other factors as described above in the same manner as for any other executive. The Compensation Committee approves the CEO’s salary, incentive plan payment (consistent with the terms of the plan as described below) and long-term incentive awards each year. The Compensation Committee uses the same factors in evaluating the CEO’s performance and compensation as it uses with the other executive officers.

The Compensation Committee uses an executive compensation consultant to assess the competitiveness of the executive compensation program, to make recommendations regarding the program design based on prevailing market practices and business conditions, to advise the

Compensation Committee on the level of each executive officer’s compensation, and to conduct research as directed by the Compensation Committee. Consultants attend portions of all Committee meetings at the request of the Compensation Committee. The Compensation Committee’s intent is to ensure the objectivity of its compensation consultant. The consultant is engaged by and reports directly to the Committee, frequently meets separately with the Committee with no members of management present and periodically works separately with the Committee Chairman between meetings.

For fiscal year 2009 compensation decisions, the Compensation Committee retained Farient Advisors. Farient Advisors is a consulting firm that advises in executive officer compensation. Farient was engaged directly by the Compensation Committee and worked under the Compensation Committee’s direction. Farient performs no work for the company or management except as requested by the Compensation Committee. The Compensation Committee believes that Farient provides a proactive level of support and an in-depth understanding of the company and its needs from an executive compensation perspective. Additional services requested of Farient in 2009 included a review of the Board of Directors’ compensation practices. The additional services provided did not exceed a cost of $120,000.

Principal Compensation Elements. During 2009, Cliffs’ executive compensation and benefits consisted of the components listed in the table below, which provides a brief description of the principal types of compensation, how performance factors into each type of compensation, and the objectives served by each element. These elements are discussed in more detail in the following sections.

Fiscal Year 2009 Principal Compensation Elements

Element	Description	Performance Considerations	Primary Objectives
Base Salary	Fixed cash payment	Based on level of responsibility, experience, individual performance	Attraction and retention

Executive Management Performance Incentive Plan	Short-term incentive (annual cash payment)	Based on pre-tax earnings, cost reduction initiatives, and strategic performance objectives	Achievement of short-term strategic and financial objectives

Performance Shares	Long-term incentive equity payment	Based on total shareholder return relative to a peer group and free cash flow	Attraction, retention and promotion of long-term strategic and financial objectives

Restricted Share Units	Long-term retention equity payment	Share performance	Attraction, retention and promotion of long-term strategic and financial objectives

Retirement and Welfare Benefits	Health and welfare benefits, deferred compensation, 401(k) company contributions, defined benefit pension participation and supplemental executive retirement plans	Based on profit / ton for the 401(k) performance contribution and competitive market levels for the benefits	Attraction and long-term retention

Executive Perquisites	Financial services, paid parking and spousal plane travel	—	Appropriate tax and financial guidance to avoid distraction from Cliffs’ duties

In addition to the above, the Committee also approved a special Strategic Initiative Grant for the CEO in 2009, as discussed in more detail below.

Market Positioning. During 2009, the Compensation Committee continued the targeting of total compensation at the 62 1/2 percentile as compared to Cliffs’ past pay positioning strategy of market median. Cliffs believes that a 62 1/2 percentile pay positioning will allow it to remain competitive in attracting, retaining and motivating the needed level of talent for the organization while managing costs to an objectively reasonable level. The 62 1/2 percentile is achieved by targeting base salary at the median and short-term and long-term incentives near or at the 75th percentile. Actual pay may be higher or lower than this target positioning overall based on company and individual performance. The target compensation for each executive may also be higher or lower than this market positioning based on such factors as individual skills, experience, contribution and performance, internal equity, or other factors that the Compensation Committee may take into account that are relevant to the individual executive.

Market for Talent. The Compensation Committee conducts an annual review of market pay practices for executive officers with the assistance of its outside compensation advisor. Farient Advisors conducted a review of market pay practices for pay decisions in 2009. This review is based on several published compensation surveys as well as a detailed analysis of certain compensation comparison peers. For 2009, survey sources included companies in the general industry and manufacturing segments with revenues consistent with Cliffs’ size and complexity. The revenues for peer companies ranged from one-half to twice the approximate revenues of Cliffs. The compensation comparison peers consisted of data from a custom peer group of eleven public companies of similar size to Cliffs. These eleven companies were as follows:

AK Steel Holding Corp.	Massey Energy Co.
Alpha Natural Resources Inc.	Newmont Mining Corp.
Arch Coal Inc.	Peabody Energy Corp.
Century Aluminum Co.	Steel Dynamics Inc.
CONSOL Energy Inc.	Worthington Industries, Inc.
Foundation Coal Holdings Inc.

Pay Mix. Because Cliffs’ executive officers are in a position to directly influence its overall performance, a significant portion of their compensation is variable through short- and long-term incentive programs. The variable pay component includes the annual incentive and long-term incentive grant values, but not benefits or retirement programs. The levels of performance-based variable pay are consistent with each executive’s level of responsibility and impact and are consistent with market practices for fixed versus variable pay.

Elements of Compensation

As described in the compensation elements table above, Cliffs uses multiple components to provide a competitive overall compensation and benefits package that Cliffs believes is reasonable in relation to market and industry practices and appropriately tied to performance.

Base Salary. Cliffs’ philosophy is that base salaries should meet the objective of attracting and helping retain the executive talent needed to run the business. Therefore, Cliffs seeks to target base pay levels for executives at the 50th percentile of market survey data. The Committee believes that base salary positioning at the median is competitive against the peer group and sufficient to attract and retain high quality executives when combines with above market performance-based compensation opportunities. However, each executive may have a base salary above or below the median of the market because actual salaries reflect responsibility, performance, and experience, among other factors described above.

Salaries approved for the named executive officers in 2009 were as follows:

2009
Carrabba	$790,000
Brlas	$421,000
Gallagher	$427,000
Brake	$415,000
Calfee	$377,000

In light of the global financial crisis that existed at the outset of 2009, no named executive officer received a salary adjustment for fiscal 2009. Additionally, for similar reasons, the company determined temporary salary reductions were appropriate for 2009. Each executive’s base salary was temporarily decreased by 7% for the third and fourth quarters of 2009, with the exception of the CEO. The CEO’s base salary was reduced by 10% for the same time period. These temporary salary reductions were subjectively determined by the Committee. Due to improvements in the global financial situation and Cliffs’ specific business conditions, regular salaries (at the approved levels indicated above) were reinstated effective January 1, 2010.

Annual Incentive Plan. Cliffs maintains an annual Executive Management Performance Incentive Plan or EMPI Plan, which provides an opportunity for the senior executive officers, including the named executive officers, to earn an annual cash incentive based on company financial performance relative to business plans and achievement against key corporate objectives. The objective of this plan is to provide executives with a competitive annual cash compensation opportunity while aligning actual pay results with Cliffs’ short-term financial and strategic performance.

2009 EMPI Award Opportunities. For each senior executive officer, the Compensation Committee establishes a maximum EMPI Plan opportunity at the beginning of each year, expressed as a percentage of base salary. Actual incentive payouts are determined under a weighted scoring system, with the scoring of each performance element expressed as a percentage of the overall maximum payout that is attributable to that element. The “target” level of overall performance produces a payout equal to 50% of the maximum award and an overall scoring at the “minimum” or threshold level produces a payout equal to 25% of the maximum award.

EMPI award opportunities (expressed as a percentage of base salary) approved for the named executive officers on March 9, 2009 were as follows:

	Min.	Target	Max.
Carrabba	70%	140%	280%
Brlas	40%	80%	160%
Gallagher	40%	80%	160%
Brake	40%	80%	160%
Calfee	40%	80%	160%

For the named executive officers other than Mr. Carrabba, an additional EMPI bonus opportunity was made available in conjunction with the other 2009 awards equaling a potential maximum payout of 8% of base salary (with a 4% opportunity at target performance and a 2% opportunity at the minimum or threshold performance level), subject not only to the application of the performance objectives, but also subject to further discretionary eligibility requirements, as determined by the Compensation Committee, based upon the CEO’s recommendation.

The 2009 EMPI awards, expressed as dollar amounts, are shown in the “2009 Grants of Plan Based Awards Table”, below.

2009 EMPI Plan Performance Measures. The EMPI Plan uses a “performance scorecard” with multiple performance standards that are related to Cliffs’ annual business plan and current strategic priorities in order to determine payouts under the plan. For 2009, the Compensation Committee developed a scorecard targeted at those areas that it believed would most directly impact financial results for shareholders in the near term, while maintaining incentives for long-term strategic improvements. The elements and their respective weightings for 2009 were as follows:

EMPI Elements	Weighting
Pre-Tax Earnings	50%
Cost Control
North American Iron Ore	10%
Asia Pacific Iron Ore	10%
North American Coal	5%
Corporate Strategic Objectives	25%
Total	100%

For 2009, the Compensation Committee increased the weighting for Asia Pacific Iron Ore cost control from 5% to 10% and decreased the weighting for North American Iron Ore cost control element from 15% to 10%. This change reflects the increased contribution of Asia Pacific consolidated results.

Pre-tax earnings are a measure of Cliffs’ profitability and are measured on a consolidated basis. Cost control is a measure of the cost of production per ton sold and/or cash-collected, adjusted to hold energy prices at a fixed rate throughout the year in order to eliminate the (positive and negative) impact of the large and potentially volatile uncontrollable cost of energy on compensation. Also, the pre-tax earnings and cost control elements are subject to adjustment by the Compensation Committee for other extraordinary, unusual, or non-recurring items, accounting changes, currency fluctuations, non-operating items and similar items to prevent an undue windfall or loss. The other adjustments made to pre-tax earnings in 2009 included changes in fair value of foreign currency contracts, unplanned local tax incentives, non-operating gains, accounting reporting standards, environmental legislation and the timing of payments for stockpile sales. The Compensation Committee adjusted the 2009 EMPI Plan targets to take into account these factors and their impact on 2009 pre-tax earnings to ensure that management did not receive an undue windfall or loss in 2009 under the EMPI Plan. Although cost control is a component of pre-tax earnings, the Compensation Committee believes a more targeted focus on managing production cost per ton is essential to Cliffs’ long-term health. Cost control adjustments took into consideration the same pre-tax earnings adjustments and an adjustment for a year-end change in revenue recognition timing under a customer contract. Cost control is measured for North American Iron Ore operations, Asia Pacific Iron Ore operations and North American Coal operations. Finally, the Compensation Committee evaluates management against key strategic and operational goals to ensure that short-term profitability is balanced with the long-term success of the organization. For 2009, corporate objectives included goals in the areas of business development, workforce safety, specific cost initiatives, sales initiatives and growth and diversification of mineral resources.

2009 EMPI Plan Target Setting and 2009 Results. Performance targets for the financial objectives under the EMPI Plan are established at the beginning of each year. Each performance element is assigned a minimum threshold level, a target level, and a maximum level, representing attainment of 25%, 50% and 100%, respectively, of the maximum award opportunity associated with that element. At minimum threshold performance, each goal would be funded at 25 percent of the maximum award opportunity assigned to that element, with zero percent funding for performance below threshold. The percentages attained for each element (expressed as the percentage of the overall maximum award opportunity attributable to that element) are added together to produce the percentage of the overall award to be paid. If, for example, the target level of performance was achieved by each performance element, the overall EMPI performance bonus opportunity would be 50 percent of the maximum opportunity for 2009. If, on the other hand, the no threshold level attained by any of the financial performance elements, no EMPI performance bonus would be payable.

Each year, the Compensation Committee approves performance targets and ranges for each of the financial performance measures, taking into consideration management financial plans for the coming year, prior years’ performance, performance relative to other metals and mining companies, and the relative degree of difficulty of attaining performance goals under different product-pricing scenarios. Performance targets are approved each year by the Compensation Committee in the first quarter, with an adjustment as necessary for the specific impact of world price settlements for iron ore on price escalators in Cliffs’ contracts. This price adjustment is formulaic and objective, tied directly to Cliffs’ term supply agreements.

For 2009, the performance results under the EMPI Plan produced an overall payout level equal to no greater than 60.05 percent of the maximum bonus opportunities for the named executive officers. The Compensation Committee arrived at this funding level by taking the following factors into consideration:

•

Pre-tax earnings were reviewed and compared to adjusted maximum performance levels set at the beginning of 2009 of $258 million with an adjusted minimum threshold and target performance levels of $164 million and $211 million, respectively. Actual performance for 2009 was determined to be $189 million, producing an attainment percentage of 38.1 percent of the maximum level. This factor was weighted 50 percent under the EMPI Plan, resulting in a funding level equal to 19.05 percent of overall maximum bonus.

•	Adjusted cost for North American Iron Ore was better than the maximum. This factor was weighted 10 percent and resulted in a funding level of 10 percent of the overall maximum bonus.

•	Asia Pacific Iron Ore cost was better than the maximum. This factor was weighted 10 percent and resulted in a funding level of 10 percent of the overall maximum bonus.

•	Adjusted cost of North American Coal was worse than threshold and resulted in zero funding for 2009.

•

The Compensation Committee evaluated corporate objectives established at the beginning of the year and rated those objectives at a performance attainment level of 84 percent. This factor was weighted 25 percent and resulted in a funding level of 21 percent of the overall maximum bonus. The maximum payout under the corporate objectives is 25 percent of the maximum bonus opportunity and is only earned based upon the threshold achievement of at least one financial performance metric. Upon the attainment of at least one financial performance metric, the Committee can exercise negative discretion so the payout under corporate objectives can be no greater than 25 percent and as little as 0 percent of the maximum bonus opportunity.

Bonuses for 2009 under the EMPI Plan were paid in the following amounts to the named executive officers:

Carrabba	$1,328,306	Brake	$418,669
Brlas	$424,722	Calfee	$367,349
Gallagher	$430,775

The specific performance goals for the three cost control measures are not disclosed as Cliffs believes, and the Compensation Committee concurs, that providing detailed information about Cliffs’ cost structure would adversely affect Cliffs and could limit its ability to negotiate supply agreements or spot sales on terms that would be favorable to its shareholders, thereby resulting in meaningful competitive harm. Likewise, Cliffs and the Compensation Committee believe that disclosing specific, non-quantitative corporate objectives for the year would adversely affect Cliffs and provide detailed information on business operations and forward-looking strategic plans to its customers and competitors that could result in substantial competitive harm.

The Compensation Committee did test the cost control performance targets by comparing to business plans, past performance, and the impact of different volume scenarios on cost per ton. Based on these evaluations, the Compensation Committee believes that the range of performance objectives established for 2009 were appropriately difficult to attain. Corporate objectives are subjective in nature and therefore the degree of difficulty cannot be readily quantified; however, the bonus has not reached a maximum payout in past years and thus, the Committee believes that the degree of difficulty of corporate objectives is appropriate.

2010 Award Opportunities and 2010 EMPI Plan Performance Measures. There was no change to 2010 award opportunities for the named executive officers. For 2010, the EMPI Plan will continue to use a “performance scorecard” with multiple performance standards that are related to Cliffs’ annual business plan and current strategic priorities. For 2010, the Compensation Committee developed a scorecard targeted at those areas that it believed would most directly impact financial results for shareholders in the near term, while maintaining incentives for long-term strategic improvements. The company does not disclose forward-looking financial data or objectives as it believes this disclosure could result in substantial competitive harm. The elements and their respective weightings of the 2010 EMPI Plan remained essentially the same as those in effect for 2009.

Long-Term Incentives. The objectives of Cliffs’ long-term incentives are to reward executives for sustained performance over multiple years while recognizing the potential volatility of industry conditions and limiting the potential for undue windfalls or losses to executives for factors outside of management’s control. In addition, Cliffs’ long-term incentive programs are designed to enhance retention of executives by delaying the vesting of compensation opportunities and to align the long-term interests of executives with shareholders through the use of equity to deliver compensation value.

For long-term incentives, Cliffs uses performance shares and restricted share units as the primary vehicles to reward and retain executives. The performance shares and restricted share units are denominated and payable in Cliffs’ Common Shares to align the interests of its executives with shareholders through direct ownership. Prior to 2008, Cliffs granted retention units, which were denominated in stock but payable in cash, but changed to restricted share units in 2008. Cliffs may also grant restricted shares, payable in Cliffs common shares, outside of the annual long-term incentive program from time to time, but no such grants were made to named executive officers in 2009.

Each year, Cliffs establishes a target long-term incentive award value for each executive based on market practices as a pre-determined percentage of base salary. The percent of base salary values were reviewed by Farient, the executive compensation consultant for 2009 compensation decisions. In an effort to target total compensation to the 62 1/2 percentile, the Committee increased the target grant values in 2009 compared to 2008 grant levels. Actual awards to each executive may vary from this target based on the CEO’s assessment of individual performance in the case of executives other than the CEO, and based on the Compensation Committee’s assessment of the CEO’s performance in the case of grants made to the CEO.

In 2009, the Compensation Committee awarded 25 percent of the long-term incentive opportunity for each Cliffs named executive officer in restricted share units payable in Common Shares based on the participant’s continued employment throughout a three-year retention period ending December 31, 2011. The balance of each individual’s long-term incentive award was in the form of performance shares, with actual payouts tied to Cliffs’ total shareholder return relative to industry peers over a three-year performance period and three-year cumulative free cash flow (see below for further detail).

The Committee also approved a special Strategic Initiative Grant for the CEO in 2009, as discussed below.

Administrative Process. Long-term incentive awards for executives are generally made annually. Actual grants are based on the methodology discussed above but can be adjusted based on the executive’s position, experience, performance, prior equity-based compensation awards and competitive equity-based compensation levels. The grant date is the date of the Compensation Committee approval or a later date as set by the Compensation Committee. Grants for new hires or promotions are approved by the Compensation Committee at the next regularly scheduled Compensation Committee meeting following the hire or promotion date or in a special meeting, as needed. The grant date for new hire or promotional grants is the date of such approval or such later date as the Compensation Committee determines. Cliffs does not time grants to coordinate with the release of material non-public information.

Performance Share Program. Under the 2007 Incentive Equity Plan, performance shares continue to be the primary vehicle used by Cliffs to deliver long-term incentives. A performance share is the opportunity to earn a Common Share based on Cliffs’ performance over a three-year period, with potential funding between 0 percent and 150 percent of the target share grant depending on the level of performance against goals. Cliffs uses performance shares to reward for shareholder results relative to industry conditions, taking into consideration returns to shareholders as compared to other companies in the steel and mining industries and the company’s free cash flow. Performance shares comprise 75 percent of the total annual long-term grant.

Specifically, each executive officer is granted a target number of performance shares at the beginning of each three-year period. For the 2009 grant, total shareholder return for Cliffs and its performance peers identified below is measured on a cumulative basis from the beginning of the performance period to the end of the performance period. At the end of three years, Cliffs is compared to the rankings of total shareholder return performance relative to peers to determine the total performance over the three-year period and the number of shares earned at the end of the period. Funding for performance below threshold is zero percent and funding at the maximum performance is capped at 150 percent. In addition to total shareholder return, or TSR, performance shares are also subject to three-year cumulative free cash flow performance metrics beginning in 2009. The second measure comprising the remaining 50% of the performance vesting is free cash flow and is defined as cash from operations less capital expenditures. Adjustments can be made to free cash flow for merger and acquisition activities, non-operational businesses, significant expansions and other unusual items. The calibration of the pay for performance relationship for 2009 grants is as follows and payout is interpolated for performance between threshold, target and maximum levels:

		Performance Level
Performance Factor	Weight	Below Threshold	Threshold	Target	Maximum
Relative TSR	50%	Below 35th percentile	35th percentile	55th percentile	75th percentile
3-Year Cumulative Free Cash Flow	50%	More than 50% below budget	50% below budget	At budget	100% above budget
Payout		0%	50%	100%	150%

Restricted Share Units. Restricted share units are earned based on continued employment, are retention-based awards, vest in full at the end of the performance period used for the performance shares, and are payable in Common Shares. Restricted share units comprise 25 percent of the total annual long-term incentive grant.

2009-2011 Performance Share and Restricted Share Unit Awards. On March 9, 2009, the Compensation Committee approved performance share and restricted share unit awards under the 2007 Incentive Equity Plan for Cliffs’ executives, including its named executive officers. The number of shares granted to each executive was determined by dividing the total grant values by the 60-day average closing price of Cliffs’ Common Shares ending on the date of grant of $23.52. The use of the 60-day average price to calibrate the numbers of shares granted limits the potential to grant an unusually high or low number of shares due to an exceptionally low or high share price on the date of the grant. The following amounts of performance shares and restricted share units were awarded to Cliffs’ named executive officers for the 2009-2011 performance period:

	Performance Shares	Restricted Share Units
Carrabba	78,975	26,325
Brlas	29,025	9,675
Gallagher	25,575	8,525
Brake	28,200	9,400
Calfee	19,575	6,525

The performance peer group used for the relative performance share plan during the 2009-2011 performance period is as follows:

AK Steel Holding Corporation Alcoa, Inc. Allegheny Technologies, Inc. Arch Coal, Inc. Carpenter Technology Corporation Commercial Metals Company	Consol Energy, Inc. Foundation Coal Holdings Inc. Freeport-McMoran Cooper & Gold, Inc. Massey Energy Company Nucor Corporation Peabody Energy Corporation	Quanex Corp Reliance Steel & Aluminum Co. Steel Dynamics, Inc. United States Steel Corporation USEC Inc. Worthington Industries, Inc.

The peer group currently focuses on steel, metals and commodity mineral mining companies that will be generally affected by the same long-term market conditions as those that affect Cliffs. The Compensation Committee evaluates this peer group for each new cycle of the performance share plan based on recommendations made by the executive compensation consultant and makes adjustments as needed based on changes in the industry makeup and relevance of Cliffs’ specific peers. During a cycle, any peer that is acquired, files for bankruptcy, or otherwise ceases to trade on a major stock exchange will be excluded from the calculation of relative performance and replaced by the S&P Metals and Mining ETF TSR would be substituted for the entire performance period. To date, Foundation Coal Holdings Inc. has been excluded from the performance peer group for the 2009 – 2011 long-term incentive awards.

The specific performance targets for the cumulative free cash flow performance metrics are not disclosed as Cliffs believes, and the Compensation Committee concurs, that providing detailed information about Cliffs’ expectations prior to the completion of the 2009-2011 performance period could result in meaningful competitive harm.

2009 Strategic Initiative Grant. On December 17, 2009, the Compensation Committee approved an award of 67,009 performance shares to Mr. Carrabba in order to further motivate and reward the CEO to grow the value of Cliffs’ shares through effective strategic initiatives. The Compensation Committee believes that the magnitude of the award is commensurate with the magnitude of business improvement included in the company’s confidential strategic plans. The award was determined using the closing market price of Cliffs’ Common Shares on December 17, 2009 of $44.77 per share (producing a maximum value as of that date of approximately $3,000,000 and a “target” value at grant of approximately $2,000,000). The award expires on December 31, 2013.

Under the terms of the award, the first condition to earn the performance shares may be triggered anytime between the date of the award and December 31, 2013 if the company’s aggregate value, defined as market capitalization, increases by 50% or more for a period of 60 consecutive days over the aggregate value as of the last 60 trading days of 2009 (the “Performance Trigger”). If the Performance Trigger occurs, then the award would be eligible to pay out at the end of the term of the award, assuming Mr. Carrabba is still employed by Cliffs at that time. If the Performance Trigger does not occur, or if Mr. Carrabba voluntarily terminates his employment before December 31, 2013, then there would be no payout under the award.

Assuming the Performance Trigger occurs, the number of shares paid out would be determined by the Compensation Committee based on Mr. Carrabba’s achievement of certain performance factors evaluated in the Committee’s discretion. Specifically:

•	aggregate value of the company relative to its peers;

•	increase in the company’s equity trading multiples;

•	degree of diversification of the company into minerals other than iron ore and metallurgical coal; and

•	other factors to be determined by the Compensation Committee, such as timing of results relative to goals, sustainability of market values, and quality of new commodities and operations.

Pursuant to the terms of the award, the Compensation Committee may exercise negative discretion to reduce the size of the payout under the award based on Mr. Carrabba’s performance relative to these performance factors. The target payout under the award is 44,673 Common Shares, with a maximum payout of 67,009 Common Shares. The total value of the shares recognized under Mr. Carrabba’s 2009 compensation is reflected at the target value at grant of approximately $2,000,000. The number of shares actually paid out under this particular award will be determined by the Compensation Committee in 2013 based upon the achievement of certain performance factors noted above evaluated at the Committee’s discretion and may be reduced below the maximum payout potential of 67,009 shares. Under applicable accounting guidance and as a result of this uncertainty of the final award amount, a grant date fair value has not yet been determined for this award for purposes of measuring and recognizing compensation cost.

2010-2012 Performance Share and Restricted Share Unit Awards. On March 8, 2010, the Compensation Committee approved performance share and restricted share unit awards under the 2007 Incentive Equity Plan for Cliffs’ executives, including its named executive officers. Grants were determined using a 60-day average closing price of Cliffs’ Common Shares ending on March 8, 2010 of $48.11 per share and the grant targets described above. The following amounts of performance shares and restricted share units were awarded to Cliffs’ named executive officers for the 2010-2012 performance period:

	Performance Shares	Restricted Share Units
Carrabba	40,110	13,370
Brlas	13,430	4,470
Gallagher	13,020	4,340
Brake	13,010	4,330
Calfee	9,870	3,280

The performance peer group used for the relative performance share plan during the 2010-2012 cycle is as follows:

AK Steel Holding Corporation	Consol Energy, Inc.	Quanex Corp
Alcoa, Inc.	Freeport-McMoran Cooper & Gold, Inc.	Reliance Steel & Aluminum Co.
Allegheny Technologies, Inc.	Massey Energy Company	Steel Dynamics, Inc.
Alpha Natural Resources, Inc.	Nucor Corporation	United States Steel Corporation
Arch Coal, Inc.	Patriot Coal Corporation	USEC Inc.
Carpenter Technology Corporation	Peabody Energy Corporation	Worthington Industries, Inc.
Commercial Metals Company

2010 Strategic Initiative Grant. On March 8, 2010 the Compensation Committee approved an additional award of 18,720 performance shares to Mr. Carrabba. These performance shares have the same terms and conditions as the 2009 Strategic Initiative Grant with the exception that the actual grant itself is contingent upon shareholder approval in May 2010 of the 2007 Incentive Equity Plan amendment and restatement. The grant was determined using a 60-day average closing price ending on March 8, 2010 of $48.11 per share (producing a maximum value at grant of approximately $900,000 and a “target” value at grant of approximately $600,000). The award expires on December 31, 2013. The objective of this additional grant was to bring the total target compensation opportunity under the 2009 and 2010 Strategic Initiative grants to $2.6 million valued on the date of grant, which is approximately equal to 1x Mr. Carrabba’s annual long-term incentive award target.

Payouts Determined for 2007 – 2009 Performance Share Grant. In February 2010, the Compensation Committee determined that, for the three-year performance period ended December 31, 2009, Cliffs achieved above the 75th percentile with respect to its peer group for TSR and a return on net assets (RONA) greater than 12 percent. This provided a total performance factor of 150 percent for the 2007-2009 performance period. A payout for such performance period was made in Cliffs Common Shares to all participants, including all named executive officers, with a distribution date of March 4, 2010. The performance share award for the named executive officers for the 2007 - 2009 performance period is disclosed under the “2009 Option Exercises and Stock Vested Table” in footnote 2. The payout calculation for the 2007 – 2009 grants is as follows:

		Performance Level
Performance Factor	Weight	Threshold	Target	Maximum	Actual Performance
Relative TSR	100%	35th percentile	55th percentile	75th percentile	75th percentile

Return on Net Assets Hurdle (3-Year Average > 12%)					Hurdle Achieved

Payout		50%	100%	150%

Retention Units. For the years 2000 through 2007, the Compensation Committee granted a part of its incentive equity grants as retention units. The retention units assisted Cliffs in retaining key executives throughout industry cycles by providing a minimum floor to the long-term incentive opportunity based solely on executives remaining with the company. Each retention unit represents the value of one Cliffs Common Share at the end of a three-year period (generally December 31) and was payable in cash based upon the participant’s continued employment throughout the three-year retention period.

The retention units granted on March 13, 2007 to the named executive officers vested on December 31, 2009 and were paid out in cash on March 4, 2010, as shown in footnote 3 under the “2009 Option Exercises and Stock Vested Table.” Cliffs’ closing share price on December 31, 2009 of $46.09 per share was used to determine the value of this payout.

Restricted Share Grants. During 2009, the Compensation Committee did not award any restricted share awards to any of the current named executive officers or any other employees of the company.

Messrs. Carrabba, Gallagher and Calfee received a restricted share award in 2006 that vested March 14, 2009. Additional detail is shown in the “2009 Option Exercises and Stock Vested Table.”

Retirement and Deferred Compensation Benefits

Defined Benefit Pension Plan: Cliffs maintains a defined benefit pension plan, which it refers to as the Pension Plan, and a Supplemental Retirement Benefit Plan in which all of the named executive officers are eligible for participation following one year of service. The Compensation Committee believes that pension benefits are a typical component of total remuneration for employees and executives in industries similar to Cliffs’ industry, and that providing such benefits is important to delivering a competitive package to retain employees. The objective of the Supplemental Retirement Benefit Plan is to provide benefits above the statutory limits for qualified pension plans for highly paid executives. Additional detail is shown in the “2009 Pension Benefits Table”.

401(k) Savings Plan. Executives are eligible to contribute up to 35 percent of base salary under Cliffs’ 401(k) Savings Plan. Annual pre-tax contributions are limited by Internal Revenue Service regulations. For the calendar year 2009, employee pre-tax contributions were limited to $16,500 ($21,500 for persons age 50 or older). Cliffs historically has matched 100 percent of employee contributions up to the first 3 percent and 50 percent for the next 2 percent. The Cliffs 401(k) match was suspended July 1, 2009 and reinstated January 1, 2010. Additionally, Cliffs has a performance-based contribution that can be made annually to the 401(k) Savings Plan. The performance-based contribution was established to deliver as much as 10 percent of eligible wages into the 401(k) Savings Plan when Cliffs meets certain profit per ton performance targets. The Cliffs performance-based contribution was suspended in 2009 and no named executive officers received a contribution.

Deferred Compensation Plan. Under the Voluntary Non-Qualified Deferred Compensation Plan, or VNQDC Plan, the named executive officers and other senior executives are permitted to defer, on a pre-tax basis, up to 50 percent of their base salary, all or a portion of their annual incentive under the EMPI Plan and their share award or cash award that may be payable as long-term incentive awards. The Compensation Committee believes the opportunity to defer compensation is a competitive benefit and addresses the goal of attracting and retaining talent. Additional detail is shown in the “2009 Non-qualified Deferred Compensation Table”.

Under our VNQDC plan, annual incentive payments can be deferred into a cash deferral account or a share unit account. Share awards can only be deferred into share units. Cash deferrals earn interest at the Moody’s Corporate Average Bond Yield rate. The 2009 annual average of the Moody’s Corporate Average Bond Yield was 5.6%. Share unit deferrals are denominated in Cliffs’ Common Shares and vary with Cliffs’ share price performance.

In order to encourage share ownership and the alignment of executive interests with shareholder interests, as well as to assist executives in meeting their share ownership guidelines (as discussed below under “Share Ownership Guidelines”), any annual incentive cash compensation awards deferred into share units are matched with a 25 percent match by Cliffs that vests at the end of five years. The amount of Cliffs shares matched to VNQDC bonus exchange deferrals is disclosed in the “2009 Non-qualified Deferred Compensation Table”.

Finally, the VNQDC Plan provides that if a participant is entitled to receive a performance-based contribution under the 401(k) Savings Plan but is limited in the amounts that can be contributed to the 401(k) Savings Plan by certain Internal Revenue Code limitations, then any such performance-based contributions in excess of the Internal Revenue Code limits are deferred into the VNQDC Plan. These specific cash accounts are not convertible to share units.

Other Benefits. Cliffs’ other benefits and perquisites for senior executives, including named executive officers, include company paid parking, personal financial services, and any costs attributable to spouses traveling with the executives on business trips using the corporate aircraft. Our executives do not otherwise have access to the corporate aircraft for personal travel purposes. The Compensation Committee discontinued company paid club memberships beginning in 2008. The Committee believes that providing financial services perquisites will prevent distraction from duties as an executive officer of the company. These benefits are disclosed below in the “2009 Summary Compensation Table” under “All Other Compensation” and described in footnote 6.

Supplementary Compensation Policies

Cliffs uses several additional policies to ensure that the overall compensation structure is aligned with shareholder interests and is competitive with market practices. Specific policies include:

Share Ownership Guidelines. Cliffs’ Board adopted share ownership guidelines to ensure that senior executives, including named executive officers, have a meaningful direct ownership stake in Cliffs and that the interests of executives are thereby aligned with shareholders. The guidelines call for the CEO to own shares equal in value to four-and-a-half times annual base salary. Other executives, depending on their level, are required to hold between one-and-a-half to two-and-a-half times annual base salary in shares. For awards made after January 1, 2007 under the 2007 Incentive Equity Plan, executives are not permitted to sell shares received under the performance share program or the restricted share unit program unless the executive is in compliance with the ownership guidelines, except as may be necessary to pay income taxes. An executive’s direct ownership of shares, including restricted shares and share units held in the VNQDC Plan, count toward meeting the share ownership guidelines. The Compensation Committee annually reviews compliance with the share ownership guidelines.

Change in Control Severance Agreements. Cliffs has entered into severance agreements with all of the named executive officers that provide for certain payments upon termination following a change in control. The Compensation Committee believes that such agreements support the goals of attracting and retaining highly talented individuals by clarifying the terms of employment and reducing the risks to the executive in situations where the executive believes that Cliffs may undergo a merger or be acquired. In addition, the Compensation Committee believes that such agreements align the interests of executives with the interests of shareholders if a qualified offer to acquire Cliffs is made, in that each of the named executive officers would likely be aware of or involved in any such negotiation and it is to the benefit of shareholders to have the executives negotiating in the shareholder’s best interests without regard to the executive’s personal financial interests. The level of benefits was determined consistent with market practices at the time that the agreements were established in 2008.

The agreements generally provide for the following change-in-control provisions (see accompanying narrative below for more details):

•	Automatic vesting of unvested equity incentives upon change in control;

•	Two or three times annual base salary and target annual incentive as severance upon termination following a change in control, and continuation of welfare benefits for two or three years;

•	Full tax gross-up payments on any excise taxes imposed upon any change in control payments; and

•	Non-compete, confidentiality and non-solicitation restrictions on executives who receive severance Payments following a change in control.

Other Material Tax and Accounting Implications. Section 162(m) of the Internal Revenue Code limits the deductibility of certain executive compensation in excess of $1 million. The aggregate combination of salary, distributions from the Long-Term Incentive Plan, vesting of restricted shares, and dividends on restricted shares has caused, with respect to 2009, the $1 million limit to be exceeded with respect to all of the named executive officers, and is expected to cause the $1 million limit to be exceeded in subsequent years with respect to one or more of the named executive officers. In 2007, Cliffs’ shareholders approved the EMPI Plan, and the 2007 Incentive Equity Plan, which replaced the predecessor plans. Performance-based compensation under the EMPI Plan and the 2007 Incentive Equity Plan will be exempt from the $1 million limit. Even with the adoption of these new plans, retention units, restricted share unit grants and restricted share grants will still not qualify as performance based compensation and thus will be included in the calculation of the $1 million limit.

COMPENSATION COMMITTEE REPORT

The following report has been submitted by the Compensation Committee:

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in its annual report on Form 10-K for the year ended December 31, 2009 and its definitive proxy statement on Schedule 14A for its 2010 Annual Meeting, as filed with the Securities and Exchange Commission.

Francis R. McAllister, Chairman

Ronald C. Cambre

Barry J. Eldridge

James D. Ireland III

Roger Phillips

Compensation-Related Risk Assessment

The Compensation Committee considers risks related to the attraction and retention of talent and risks relating to the design of compensation programs and arrangements affecting executive officers and employees. We have determined that it is not reasonably likely that compensation programs would have a material adverse effect on the company.

2009 Summary Compensation Table

The following table sets forth the compensation earned by the named executive officers for services rendered to Cliffs and its subsidiaries for the fiscal years ended December 31, 2007, 2008 and 2009.

Name and Principal Position(a)	Year (b)	Salary ($)(c)(1) (2)	Stock Awards ($)(d)(3)	Non-Equity Incentive Plan Compensation ($)(e)(1)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)(5)	All Other Comp. ($)(g)(6)	Total ($) (h)
Joseph A. Carrabba	2009	750,500	2,728,150	1,328,306	461,699	82,012	5,350,667
Chairman, President and Chief Executive Officer	2008	767,500	1,661,175	1,842,045	137,929	64,646	4,473,295
	2007	675,000	8,472,926	1,089,206	159,936	63,280	10,460,348
Laurie Brlas	2009	406,265	267,611	424,722	86,353	21,600	1,206,550
Executive Vice President and Chief Financial Officer	2008	410,750	520,020	606,881	42,862	29,130	1,609,643
	2007	376,250	2,747,976	404,825	32,225	29,361	3,590,637
Donald J. Gallagher	2009	412,055	235,802	430,775	294,777	22,647	1,396,056
President, North American Business Unit	2008	418,750	512,798	602,214	540,298	35,528	2,109,588
	2007	389,250	2,862,475	419,952	513,938	115,442	4,301,057
William A. Brake	2009	400,475	260,004	418,669	82,594	17,204	1,178,945
Executive Vice President, Human & Technical Resources	2008	354,000	426,128	495,413	46,284	8,450	1,330,274
	2007	230,206	2,309,930	238,521	13,504	10,680	2,802,841
William R. Calfee	2009	363,805	180,482	367,349	90,868	18,966	1,021,470
Executive Vice President, Commercial, North American Iron Ore	2008	369,750	390,015	531,713	234,182	30,794	1,556,454
	2007	344,750	1,511,387	371,715	512,590	78,178	2,818,620

(1)	Columns (c), (d) and (e) reflect the salary, equity compensation and non-equity incentive compensation of each named executive officer, respectively, before pre-tax reductions for contributions to the Savings Plan, the VNQDC Plan and Cliffs' Benefits Plans. Amounts by which salary, equity compensation and non-equity incentive compensation were reduced in 2009 pursuant to the named executive officers’ elections to make contributions to the VNQDC Plan appear in column (b) of the “2009 Nonqualified Deferred Compensation” table below.
(2)	The salary of the named executive officers includes their base salary before salary reductions for the Benefits Choice Plan, the Savings Plan, and the VNQDC Plan.
The following table summarizes salary reductions for the Savings Plan and VNQDC Plan for executives in 2009:

	401(k) Contribution ($)	Catch-Up Contribution ($)	Pre-Tax Salary Deferral ($)	Total ($)
Joseph A. Carrabba	16,500	5,500	37,525	59,525
Laurie Brlas	16,500	550	40,627	57,677
Donald J. Gallagher	16,500	5,016	—	21,516
William A. Brake	6,125	—	—	6,125
William R. Calfee	16,500	5,208	36,381	58,089

(3)	The amounts in column (d) reflect the aggregate grant date fair value computed in accordance with FASB ASC 718 for awards of restricted share units, performance shares and retention units granted during the indicated fiscal year. For performance awards granted during the indicated fiscal year, the amounts reported are based on the probable outcome of the performance conditions as of the grant date. The total value of the stock awards in column (d) for each fiscal year indicated are calculated as per the proxy disclosure enhancements approved by the SEC in December 2009. For additional information, refer to note 13 to our financial statements in Item 8 of the Form 10-K. These types of awards are discussed in further detail in the “Compensation Discussion and Analysis” section above under the headings “Performance Share Program,” “Retention Units”, Restricted Share Units” and “Restricted Share Grants.” See the “2009 Grants of Plan-Based Awards” table for more detail on the awards of restricted shares, restricted share units, retention units and performance shares. The amounts for Mr. Carrabba reflect the CEO Strategic Initiative Grant made in December 2009 at target value. The number of shares paid out under this particular award will be determined by the Committee in 2013 based upon the achievement of certain performance factors noted above evaluated at the Committee’s discretion and may be reduced from the 67,009 shares. Under ASC 718 and as a result of this uncertainty of the final award amount, a grant date has not yet been determined for this award for purposes of measuring and recognizing compensation cost. The grant was determined using the closing market price of the company’s common shares on December 17, 2009 of $44.77 per share (producing a maximum value at grant of approximately $3,000,000 and a “target” value at grant of approximately $2,000,000).

The maximum award for the performance shares on March 9, 2009 was:

Joseph A. Carrabba	$580,466
$3,000,000
Laurie Brlas	$213,334
Donald J. Gallagher	$187,976
William A. Brake	$207,270
William R. Calfee	$143,876

(4)	The amounts in column (e) reflect the sum of (i) incentive bonus awards that were earned in 2009, 2008 and 2007 under the Executive Management Incentive Plan (EMPI), which is discussed in further detail in the “Compensation Discussion and Analysis” section above under the heading “Annual Incentive Plan,” and were paid in cash to the named executive officers on March 10, 2010, March 13, 2009 and February 22, 2008, respectively, and (ii) amounts allocated to the named executive officers as performance-based contributions under the Savings Plan, which equaled 10 percent of their 401(k) eligible wages in 2007 and 2008 for all eligible participants under the Savings Plan. To the extent that such performance-based contributions exceeded Internal Revenue Code limits for a qualified profit sharing plan, they were credited to the accounts of the executives under the VNQDC Plan. The 401(k) performance based contribution was temporarily suspended in 2009 and no payments were made to named executive officers.
The following table summarizes annual incentive plan payments made to executives in 2009:

	EMPI Awards ($)	401(k) Perf. Contribution ($)	Total ($)
Joseph A. Carrabba	1,328,306	—	1,328,306
Laurie Brlas	424,722	—	424,722
Donald J. Gallagher	430,775	—	430,775
William A. Brake	418,669	—	418,669
William R. Calfee	367,349	—	367,349

(5)	The amounts in column (f) reflect the actuarial increase in the present value of the named executive officer’s benefits under the Pension Plan and the SERP, both of which are discussed in the “Compensation Discussion and Analysis” section above under the heading “Defined Benefit Pension Plan,” determined using interest rate and mortality assumptions consistent with those used in our financial statements and may include amounts that the named executive officer is not fully vested: This column also includes amounts for above market interest for the executives’ deferals into the VNQDC.
The following table summarizes changes in pension values and above-market earnings on deferred compensation in 2009:

	Present Value of Pension Accruals		Above Market Interest on Deferred Compensation ($)	Total ($)
	Qualified ($)	SERP ($)
Joseph A. Carrabba	29,500	426,700	5,499	461,699
Laurie Brlas	23,100	61,800	1,453	86,353
Donald J. Gallagher	111,900	180,900	1,977	294,777
William A. Brake	20,200	62,200	194	82,594
William R. Calfee	49,300	36,000	5,568	90,868

(6)	The amounts in column (g) reflect the combined value of the named executive officer’s perquisites attributable to our paid parking, financial services, club memberships, restricted stock dividends, costs attributed to spouses traveling with executives on business trips using the corporate aircraft and matching contributions made by and on behalf of the executives under the Savings Plan and the VNQDC Plan.
The following table summarizes perquisites in 2009:

	Paid Parking ($)	Financial Svcs. ($)	401K Savings Plan Matching Contributions ($)	VNQDC Plan Matching Contributions ($)	Restricted Stock Dividends ($)	Total ($)
Joseph A. Carrabba	3,180	8,355	9,000	56,594	4,884	82,012
Laurie Brlas	3,180	10,000	8,420	—	—	21,600
Donald J. Gallagher	2,700	8,355	8,540	—	3,052	22,647
William A. Brake	3,180	8,355	5,669	—	—	17,204
William R. Calfee	2,700	7,200	7,540	—	1,526	18,966

Grants of Plan Based Awards

This table discloses in columns (d), (e) and (f) the potential payouts at the threshold, target and maximum levels of the awards under the EMPI Plan for 2009. See the “Compensation Discussion and Analysis—Annual Incentive Plan” section above for a description of the EMPI Plan.

This table also shows in columns (g), (h) and (i) the potential payouts at the threshold, target and maximum levels of the 2009 performance share awards under the 2007 Incentive Equity Plan. Such performance shares are for a three-year period ending December 31, 2011. Column (k) shows the grant date fair value of the performance shares under the 2007 Incentive Equity Plan.

The table also shows in columns (j) and (k) the actual numbers of awards granted and the grant date fair value of restricted share units under the 2007 Incentive Equity Plan.

2009 Grants of Plan Based Awards Table

Name(a)	Grant Date(b)	Approval Date(c)	Estimated Possible Payouts under Non-Equity Incentive Plan Awards (EMPI) ($)(1)			Estimated Future Payout under Equity Incentive Plan Awards (Perf Shares) (#)(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(j)	Grant Date Fair Value of Stock and Option Awards ($)(k)
			Threshold (d)	Target (e)	Maximum (f)	Threshold (g)	Target (h)	Maximum (i)
Joseph A. Carrabba(3)	3/9/2009	3/9/2009	553,000	1,106,000	2,212,000
	3/9/2009	3/9/2009	—	—	—	39,488	78,975	118,463	—	386,978
	3/9/2009	3/9/2009	—	—	—	—	—	—	26,325	341,172
	12/17/2009	12/17/2009	—	—	—	—	44,672	67,009	—	2,000,000

Laurie Brlas	3/9/2009	3/9/2009	176,820	353,640	707,280	—	—	—	—	—
	3/9/2009	3/9/2009	—	—	—	14,513	29,025	43,538	—	142,223
	3/9/2009	3/9/2009	—	—	—	—	—	—	9,675	125,388

Donald J. Gallagher	3/9/2009	3/9/2009	179,340	358,680	717,360	—	—	—	—	—
	3/9/2009	3/9/2009	—	—	—	12,788	25,575	38,363	—	125,318
	3/9/2009	3/9/2009	—	—	—	—	—	—	8,525	110,484

William A. Brake	3/9/2009	3/9/2009	174,300	348,600	697,200	—	—	—	—	—
	3/9/2009	3/9/2009	—	—	—	14,100	28,200	42,300	—	138,180
	3/9/2009	3/9/2009	—	—	—	—	—	—	9,400	121,824

William R. Calfee	3/9/2009	3/9/2009	158,340	316,680	633,360	—	—	—	—	—
	3/9/2009	3/9/2009	—	—	—	9,788	19,575	29,363	—	95,918
	3/9/2009	3/9/2009	—	—	—	—	—	—	6,525	84,564

(1)	The amounts in column (d) reflect the threshold payment level under the EMPI plan, which is 25 percent of the maximum amount shown in column (f). The amount shown in column (e) is 50 percent of the amount shown in column (f). Column (f) is 100% of the total award opportunity for 2009. These amounts are based on the individual’s current salary and position at the time of grant. Actual payouts under the EMPI plan are disclosed in the Summary Compensation Table under Non-Equity Incentive Plan Compensation column. For the named executive officers other than Mr. Carrabba, an additional EMPI bonus opportunity was made available in conjunction with the other 2009 Awards equaling a potential maximum payout of 8% of base salary (with a 4% opportunity at target performance and a 2% opportunity at the minimum or threshold performance level), subject not only to the application of the performance objectives, but also subject to further discretionary eligibility requirements, as determined by the Committee, based upon the CEO’s recommendation.
(2)	The amounts in column (g), with the exception of the grant made to Mr. Carrabba on December 17, 2009, reflect the threshold payout level of performance shares under the 2007 Incentive Equity Plan, which is 50 percent of the target amount shown in column (h). The amount shown in column (i) is 150 percent of such target amount.
(3)	The amounts for Mr. Carrabba reflect the CEO Strategic Initiative Grant made in December 2009 at target value. The number of shares paid out under this particular award will be determined by the Committee in 2013 based upon the achievement of certain performance factors noted above evaluated at the Committee’s discretion and may be reduced from the 67,009 shares. Under ASC 718 and as a result of this uncertainty of the final award amount, a grant date has not yet been determined for this award for purposes of measuring and recognizing compensation cost. The grant was determined using the closing market price of the company’s common shares on December 17, 2009 of $44.77 per share (producing a maximum value at grant of approximately $3,000,000 and a “target” value at grant of approximately $2,000,000).

Our named executive officers are parties to change in control agreements with Cliffs. For more information, refer to the Potential Payouts Upon Termination or Change of Control section below.

Outstanding Equity Awards At Fiscal Year-End

The following table shows in columns (b) and (c) the actual numbers of shares, and the fair market value of all unvested restricted share units under the 2007 Incentive Equity Plan outstanding on December 31, 2009. The fair market value of each restricted share and retention unit on December 31, 2009 was $46.09.

The table also shows in columns (d) and (e), for the named executive officers, the actual numbers of performance shares and the fair market value as of December 31, 2009 of all unvested and unearned performance shares assuming a market value of $46.09 per share (the closing market price of Cliffs’ common shares on December 31, 2009 and assuming that the performance shares pay off at the maximum level. Normally, outstanding options would be listed on this table. There are no outstanding stock options for any named executive officers.

Outstanding Equity Awards At 2009 Fiscal Year-End Table

Name(a)	Number of Shares or Units of Stock That Have Not Vested (#)(b)(1)		Market Value of Shares or Units of Stock That Have Not Vested ($)(c)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(d)(1)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(e)
Joseph A. Carrabba	11,500	(2)	530,035	51,750	(3)	2,385,158
	26,325	(4)	1,213,319	118,463	(5)	5,459,937
	—		—	67,009	(6)	3,000,000

Laurie Brlas	3,600	(2)	165,924	16,200	(3)	746,658
	9,675	(4)	445,921	43,538	(5)	2,006,643

Donald J. Gallagher	34,100	(2)	1,571,669	21,300	(3)	981,717
	8,525	(4)	392,917	38,363	(5)	1,768,128

William A. Brake	37,600	(2)	1,732,984	13,275	(3)	611,845
	9,400	(4)	433,246	42,300	(5)	1,949,607

William R. Calfee	26,100	(2)	1,202,949	12,150	(3)	559,994
	6,525	(4)	300,737	29,363	(5)	1,353,318

(1)	The amounts shown in these columns reflect the number of unvested restricted share units and performance shares granted under the 2007 Incentive Equity Plan.
(2)	This represents a grant of restricted share units for the 2008—2010 performance period granted on March 10, 2008. If these shares vest, it will be on December 31, 2010 as approved by the Committee.
(3)	This represents a grant of performance shares for the 2008—2010 performance period granted on March 10, 2008. If these shares vest, it will be on December 31, 2010 as approved by the Committee. These numbers are being reported at maximum based on actual multi-year performance as of December 31, 2009.
(4)	This represents a grant of restricted share units for the 2009—2011 performance period granted on March 9, 2009. If these shares vest, it will be on December 31, 2011 as approved by the Committee.
(5)	This represents a grant of performance shares for the 2009—2011 performance period granted on March 9, 2009. If these shares vest, it will be on December 31, 2011 as approved by the Committee. These numbers are being reported at maximum based on actual performance as of December 31, 2009.
(6)	This represents the CEO Strategic Initiative grant made on December 17, 2009. If these shares vest, it will be on December 31, 2013 as approved by the Committee.

Option Exercises and Stock Vested

Columns (b) and (c) in the following table set forth certain information regarding performance shares, retention units and restricted share awards that vested during 2009 for the named executive officers based on the applicable fair market value. None of Cliffs’ named executive officers had stock options during the fiscal year ended December 31, 2009.

2009 Option Exercises And Stock Vested Table

	Stock Awards
Name(a)	Number of Shares Acquired on Vesting (#)(b)		Value Realized on Vesting ($)(c) (1)
Joseph A. Carrabba	94,350	(2)	5,057,160
	11,100	(3)	511,599
	55,812	(4)	727,230
Laurie Brlas	30,600	(2)	1,640,160
	3,600	(3)	165,924
Donald J. Gallagher	31,875	(2)	1,708,500
	3,750	(3)	172,838
	34,884	(4)	454,539
William A. Brake	25,500	(2)	1,366,800
	3,000	(3)	138,270
William R. Calfee	16,830	(2)	902,088
	1,980	(3)	91,258
	17,440	(4)	227,243

(1)	The value realized shown in column (c) is computed by multiplying the number of restricted shares, performance shares and retention units by the closing price of a common share on the date of vesting. Except as otherwise noted, all awards vested on December 31, 2009. The closing price of a common share on December 31, 2009 was $46.09.
(2)	This represents a performance share award granted during 2007 (Mr. Brake was awarded performance shares and retention units on April 14, 2007) for the 2007—2009 performance period that paid out to participants on March 4, 2010 at a fair market value of $53.60 per share on February 19, 2010. The performance shares paid out at 150 percent of the award based on the performance criteria.
(3)	This represents an award of retention units under the LTIP paid out to participants for the 2006—2008 performance period.
(4)	This represents a restricted stock grant made on March 14, 2006 which vested on March 14, 2009. The fair market value of the stock on the vesting date was $13.03.

Pension Benefits

The table below shows the present value of accumulated benefits payable to each named executive officer and the number of years of service credited to each such named executive officer under the Pension Plan and the Supplemental Retirement Benefit Plan. The calculation was determined using interest rate and mortality rate assumptions consistent with those used in Cliffs’ financial statements.

The Pension Plan provides a participant, including the named executive officers, with the greater of:

(a) the sum of:

(1)	For service with Cliffs through June 30, 2008, his or her accrued benefit under the plan’s Final Average Pay Formula described below; and

(2)	For service with Cliffs after June 30, 2008, his or her cash balance credits and interest under the Cash Balance Formula described below; or

(b) the sum of:

(1)	For service with Cliffs through June 30, 2003, his or her accrued benefit under the Final Average Pay Formula described below; and

(2)	For service with Cliffs after June 30, 2003, his or her cash balance credits and interest after June 30, 2003 under the Cash Balance Formula described below.

The Final Average Pay Formula provides a benefit that is generally based on a 1.65 percent pension formula. For each year of service up to June 30, 2003 or June 30, 2008, as the case may be, the plan provides 1.65 percent of Average Monthly Compensation. Average Monthly Compensation is defined as the average annual compensation earned during the 60 consecutive months providing the highest such average during the last 120 months preceding the applicable date. The benefit is subject to an offset of 50 percent of Social Security benefits through the applicable date. Benefits are payable as an annuity, unreduced for early commencement, upon the attainment of normal retirement at age 65, or at 30 years of service. Benefits are payable as an annuity reduced for early commencement upon the attainment of age 55 with 15 years of service.

The Cash Balance Formula provides a benefit payable at any time equal to the value of a notional cash balance account. For each calendar quarter, after the applicable date a credit is made to the account equal to a percentage of his or her pay ranging from four percent to ten percent based upon his or her age and service with transitional pay credits up to 13 percent during the transition period from June 30, 2003 to June 30, 2008. Interest is credited to the account balance on a quarterly basis. At retirement or termination of employment, the accumulated account balance can be paid as either a lump sum or actuarially equivalent annuity.

The compensation used to determine benefits under the Pension Plan is the sum of salary and annual incentive compensation paid under the EMPI Plan to a participant during a calendar year. Pensionable earnings for each of Cliffs’ named executive officers during 2009 include the amount shown for 2009 in column (c) of the “2009 Summary Compensation Table” above, plus the amount of incentive compensation earned in 2009 and paid in 2010, respectively.

The Supplemental Retirement Benefit Plan generally provides the named executive officers with the benefits which would have been payable under the Pension Plan if certain Internal Revenue Code limitations did not apply to the Pension Plan. The Supplemental Retirement Benefit Plan was amended effective for 2006 and future accruals to eliminate the payment of annual accruals and to provide that Supplemental Retirement Benefit Plan accruals will instead be paid at retirement.

2009 Pension Benefits Table

Name(a)	Plan Name(b)	Number of Years Credited Service (#)(c)	Present Value of Accumulated Benefit ($)(d)	Payments During Last Fiscal Year ($)(e)
Joseph A. Carrabba	Salaried Pension Plan	4.7	83,100	—
	Supplemental Retirement Benefit Plan	4.7	1,547,000	—
Laurie Brlas	Salaried Pension Plan	3.1	47,300	—
	Supplemental Retirement Benefit Plan	3.1	112,000	—
Donald J. Gallagher	Salaried Pension Plan	28.4	934,600	—
	Supplemental Retirement Benefit Plan	28.4	1,444,000	—
William A. Brake	Salaried Pension Plan	2.8	40,600	—
	Supplemental Retirement Benefit Plan	22.8	88,000	—
William R. Calfee	Salaried Pension Plan	37.5	1,315,600	—
	Supplemental Retirement Benefit Plan	37.5	1,187,500	—

Non-Qualified Deferred Compensation

Pursuant to the VNQDC Plan, the named executive officers are permitted to defer, on a pre-tax basis, up to 50 percent of their base salary, all or a portion of their annual incentive under the EMPI Plan, and their stock award or cash award that may be payable under the Long-Term Incentive Plan. Cash compensation awards deferred into stock units will be matched with a 25 percent match by Cliffs.

Cash deferrals earn interest at the Moody’s Corporate Average Bond Yield rate. Stock awards, which can only be deferred into stock units, are denominated in Cliffs Common Shares and vary with Cliffs’ share price performance.

Additionally, the VNQDC Plan provides that if a participant is entitled to receive a discretionary performance based contribution under the 401(k) Savings Plan but is limited in the amounts which can be contributed to the 401(k) Savings Plan by certain Internal Revenue Code limitations, then the balance of such performance based contribution will be credited to the participant’s account under the VNQDC Plan. Similarly, if a named executive officer’s salary reduction contributions to the 401(k) Savings Plan are limited by Internal Revenue Code limitations, the amount that exceeds the limit will be credited to the executive’s account under the VNQDC Plan together with the Cliffs match he or she would have had under the 401(k) Savings Plan.

This table discloses in column (b), “Executive Contributions in Last Fiscal Year,” the contributions by each named executive officer to the VNQDC Plan. The contributions include pre-tax contributions of salary, incentive bonuses, stock awards, and cash awards.

Column (c) of the Table, “Registrant Contributions in Last Fiscal Year,” includes matching contributions Cliffs made of behalf of the named executive officers to the VNQDC Plan and performance-based contributions authorized under the 401(k) Savings Plan that were credited to the VNQDC Plan.

Column (d) of the Table, “Aggregate Earnings in Last Fiscal Year,” includes interest earned on cash deferrals and dividends earned on deferred shares.

2009 Non-Qualified Deferred Compensation Table

Name(a)	Executive Contributions in Last Fiscal Year ($)(b)(1)	Registrant Contributions in Last Fiscal Year ($)(c)(2)	Aggregate Earnings in Last Fiscal Year ($)(d)(3)	Aggregate Withdrawals / Distributions ($)(e)	Aggregate Balance at Last Fiscal Year-End ($)(f)(4)
Joseph A. Carrabba	236,770	56,594	31,444	—	729,346
Laurie Brlas	40,627	—	7,952	—	167,718
Donald J. Gallagher	—	—	56,722	—	4,711,291
William A. Brake	—	—	1,085	—	20,986
William R. Calfee	36,381	—	36,157	—	2,395,752

(1)	The amounts disclosed in column (b) are also included in the Salary and Non-Equity Incentive Plan Compensation columns for 2009 in the Summary Compensation Table.
(2)	The amount shown in column (c) includes registrant contributions disclosed in the All Other Compensation column in the Summary Compensation Table.
(3)	The amounts shown in column (d) include above-market earnings disclosed in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column in the Summary Compensation Table.
(4)	The aggregate balances in column (f) include compensation earned in prior years that was previously reported in prior Summary Compensation Tables as follows:

	2006 ($)	2007 ($)	2008 ($)
Joseph A. Carrabba	87,751	138,399	218,392
Laurie Brlas	—	26,337	41,075
Donald J. Gallagher	45,000	—	—
William A. Brake	5,180	—	—
William R. Calfee	11,611	34,475	36,975

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

The tables below reflect the compensation payable to each of the named executive officers in the event of termination of such executive’s employment under a variety of different circumstances, including the named executive officer’s voluntary termination, involuntary not-for-cause termination, and termination following a change of control. The amounts shown assume in all cases that such termination was effective as of December 31, 2009. All amounts shown are estimates of the amounts that would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of such executive’s separation from Cliffs.

Payments Made Upon All Terminations

If a named executive officer’s employment terminates, he or she is entitled to receive certain amounts earned during his or her term of employment no matter the cause of termination. Such amounts include:

•	Salary through the date of termination;

•	Unused vacation pay;

•	Accrued and vested benefits under the Pension Plan, Supplemental Retirement Benefit Plan, 401(k) Savings Plan, and VNQDC Plan;

•	Undistributed performance shares and unpaid retention units for periods which have been completed; and

•	Restricted shares where the restrictions have lapsed.

Additional Payments Upon Involuntary Termination Without Cause

In the event that a named executive officer is terminated involuntarily without cause, he or she would typically receive the following additional payments or benefits in the sole discretionary judgment of the Compensation Committee, taking into account the nature of the termination, the length of the executive’s service with Cliffs, and the executive’s grade level. There is no legally binding agreement requiring that any such payments or benefits be paid to any named executive officer except in the case of a change in control prior to the termination:

•	Severance payments;

•	Continued health insurance benefits;

•	Outplacement services; and

•	Financial services.

Since all such benefits are at the discretion of the Compensation Committee in each instance, it is impossible to estimate the amount that would be paid in such circumstances.

Additional Payments Upon Retirement

None of the named executive officers were eligible to retire on December 31, 2009 other than Mr. Gallagher and Mr. Calfee. In the event of any named executive officer’s retirement, the following additional amounts will be paid and additional benefits will be provided, in addition to the amounts payable to all terminated salaried employees:

•	A pro-rata portion of the annual incentive award under the EMPI Plan for the year in which he or she retires;

•	Any unpaid annual incentive award under the EMPI Plan for the year prior to the year of retirement;

•	A pro-rata portion of his or her performance shares and retention units will be paid when such shares and units would otherwise be paid;

•	A pro-rata portion of any performance-based contribution to the 401(k) Savings Plan and the VNQDC Plan for the year of retirement;

•	He or she will keep his or her restricted shares and the restrictions on sale of the shares will lapse at the end of the restriction period;

•

If employee was hired prior to 1993, he or she will be entitled to retiree medical and life insurance for the rest of his or her life and the life of his or her spouse on the same terms as any other salaried employee hired prior to 1993; and

•	He or she will become vested in certain matching contributions under the VNQDC Plan provided that the amounts are not withdrawn until the end of the five year vesting period.

Additional Payments Because of Change in Control Without Termination

Under the terms of the Restricted Shares Agreements and Performance Share Agreements, the named executive officers are entitled to the following benefits upon the occurrence of a change in control, regardless of whether the employment of the named executive officer is terminated:

•	The restrictions on the restricted shares lapse immediately;

•	The performance shares vest immediately; and

•	The retention units vest immediately.

For this purpose, a “change in control” generally means the occurrence of any of the following events:

(1)	Any one person, or more than one person acting as a group acquires ownership of stock of Cliffs that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of Cliffs (subject to certain exceptions);

(2)	Any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of Cliffs possessing 35% or more of the total voting power of the stock of Cliffs;

(3)	A majority of members of Cliffs’ Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of Cliffs’ Board prior to the date of the appointment or election; or

(4)	Any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from Cliffs that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of Cliffs immediately prior to such acquisition or acquisitions.

Acquisitions of Cliffs stock pursuant to certain business combination or similar transactions described in Cliffs’ relevant equity incentive plans, however, will not constitute a change in control if, generally speaking, in each case, immediately after such business transaction:

•

the owners of Cliffs stock immediately prior to the business transaction own more than 55% of the entity resulting from the business transaction in substantially the same proportions as their pre-business transaction ownership of Cliffs stock;

•	no one person, or more than one person acting as a group (subject to certain exceptions), owns 30% or more of the combined voting power of the entity resulting from the business transaction; and

•

at least a majority of the members of the board of directors of the entity resulting from the business transaction were members of the incumbent board of directors of Cliffs when the business transaction agreement was signed or approved by Cliffs’ board of directors. For purposes of this exception, the incumbent board of directors of Cliffs generally means those directors who were serving as of August 11, 2008 (or a prior date in the case of certain pre-2007 equity awards) or whose appointment or election was endorsed by a majority of the incumbent members prior to the date of such appointment or election.

Except as it pertains to the definition of business combination or similar transactions, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with Cliffs. Additionally, for certain equity awards made prior to the 2007 Incentive Equity Plan, issuances of Cliffs stock approved by the incumbent board of directors of Cliffs, acquisitions by Cliffs of its own stock and acquisitions of Cliffs stock by Cliffs’ employee benefit plans or related trusts also will not constitute a change in control.

The amended 2007 Incentive Equity Plan also clarifies that the following two plan provisions do not apply to the definition of “Business Combination”: (a) persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with Cliffs, and (b) if a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.

Additional Payments Upon Termination Without Cause after Change in Control

Each of the named executive officers has a written Severance Agreement which applies only in the event of termination during the two years after a change in control. If one of the named executive officers is involuntarily terminated during the two years after a change in control, for a reason other than cause, he or she will be entitled to the following additional benefits:

(1)	A lump sum payment in an amount equal to three times the sum of (A) base salary (at the highest rate in effect for any period prior to the termination date), plus (B) annual incentive pay at the target level for the current year or prior year whichever is greater.

(2)	Coverage for a period of 36 months following the termination date, by health, life insurance and disability benefits.

(3)	A lump sum payment in an amount equal to the sum of the additional future pension benefits which the executive would have been entitled to receive three years following the termination date under the Supplemental Retirement Benefit Plan.

(4)	Pro-rata incentive pay at target levels for the year in which the termination date occurs.

(5)	Outplacement services in an amount up to 15 percent of the executive’s base salary.

(6)	Post-retirement medical, hospital, surgical and prescription drug coverage for the lifetime of the executive, his or her spouse and any eligible dependents at the normal participant cost based on the executive’s age at retirement.

(7)	A gross-up payment for any taxes imposed on the executive under Internal Revenue Code Section 4999 relating to excess parachute payments.

(8)	He or she will become vested in certain matching contributions under the VNQDC Plan provided that the amounts are not withdrawn until the end of the five-year vesting period.

(9)	He or she will be provided perquisites for a period of 36 months comparable to the perquisites he or she was receiving before the termination of his employment or the change in control whichever was greater.

Similar benefits are paid if the executive voluntarily terminates his or her employment during the two years following a change in control by reason of any one of the following happening:

(1)	Failure to maintain the executive in the office or position, or a substantially equivalent office or position, which the executive held immediately prior to a change in control;

(2)	(A) A significant adverse change in the nature or scope of the executive’s authorities, powers, functions, responsibilities or duties, (B) a reduction in the executive’s base salary, (C) a reduction in the executive’s opportunity to receive incentive pay, or (D) the termination or denial of the executive’s rights to employee benefits or a reduction in the scope or value thereof;

(3)	A change in circumstances which has substantially hindered executive’s performance of his or her job;

(4)	Certain corporate transactions;

(5)	Cliffs relocates its principal executive offices in excess of 25 miles from the prior location; or

(6)	Breach of the Severance Agreement.

For purposes of the Severance Agreements, “cause” generally means termination of an executive for the following acts: (1) conviction of a criminal violation involving fraud, embezzlement or theft in connection with his or her duties or in the course of his or her employment with Cliffs or any subsidiary of Cliffs; (2) intentional wrongful damage to property of Cliffs or any subsidiary of Cliffs; (3) intentional wrongful disclosure of secret processes or confidential information of Cliffs or any subsidiary of Cliffs; or (4) intentional wrongful engagement in any competitive activity.

In order to receive benefits under the Severance Agreements, the named executive officers may not disclose Cliffs’ confidential and proprietary information, may not go into competition with Cliffs, and may not solicit Cliffs’ employees to leave Cliffs’ employment.

Potential Termination Payments to Named Executive Officers

The following tables show the benefits payable to the named executive officers currently serving Cliffs upon various types of terminations of employment and change in control assuming an effective date of December 31, 2009.

Joseph A. Carrabba

Benefit(a)	Voluntary Termination or For Cause Termination ($)(b)	Retirement ($)(c)	Normal Retirement ($)(d)	Involuntary Termination ($)(e)	Change in Control Without Termination ($)(f)	Termination Without Cause after Change in Control ($)(g)
Cash Severance	—	—	—	—	—	5,688,000
Bonus	—	—	—	—	—	1,106,000
Equity
Restricted Stock Grants	—	—	—	—	—	—
Performance Shares	—	—	—	2,271,171	5,230,063	5,230,063
Retention Units	—	—	—	757,057	1,743,354	1,743,354
Retirement Benefits
Pension	1,816,613	—	—	1,816,613	—	2,640,329
Retiree Welfare	—	—	—	—	—	141,708
Nonqualified Deferred Compensation	709,436	—	—	709,436	709,436	709,436
Other Benefits
Health & Welfare	—	—	—	—	—	35,409
Outplacement	—	—	—	—	—	112,575
Perquisites	—	—	—	—	—	34,037
Tax Gross-Ups	—	—	—	—	—	5,629,129
Total	2,526,049	—	—	5,554,277	7,682,853	23,070,040

Laurie Brlas

Benefit(a)	Voluntary Termination or For Cause Termination ($)(b)	Retirement ($)(c)	Involuntary Termination ($)(d)	Change in Control Without Termination ($)(e)	Termination Without Cause after Change in Control ($)(f)
Cash Severance	—	—	—	—	2,273,400
Bonus	—	—	—	—	336,800
Equity
Restricted Stock Grants	—	—	—	—	—
Performance Shares	—	—	776,953	1,835,534	1,835,534
Retention Units	—	—	258,985	611,845	611,845
Retirement Benefits
Pension	183,547	—	183,547	183,547	396,270
Retiree Welfare	—	—	—	—	58,384
Nonqualified Deferred Compensation	167,718	—	167,718	167,718	167,718
Other Benefits
Health & Welfare	—	—	—	—	35,409
Outplacement	—	—	—	—	60,940
Perquisites	—	—	—	—	38,891
Tax Gross-Ups	—	—	—	—	2,097,728
Total	351,265	—	1,387,203	2,798,644	7,912,919

Donald J. Gallagher

Benefit(a)	Voluntary Termination or For Cause Termination ($)(b)	Retirement ($)(c)	Involuntary Termination ($)(d)	Change in Control Without Termination ($)(e)	Termination Without Cause after Change in Control ($)(f)
Cash Severance	—	—	—	—	2,305,800
Bonus	—	430,775	—	—	341,600
Equity
Restricted Stock Grants	—	—	—	—	—
Performance Shares	—	—	719,438	1,669,611	1,669,611
Retention Units	—	—	239,813	556,537	556,537
Retirement Benefits
Pension	2,563,567	2,563,567	2,563,567	—	2,847,173
Retiree Welfare	107,621	107,621	107,621	—	120,576
Nonqualified Deferred Compensation	4,330,218	4,330,218	4,330,218	4,330,218	4,330,218
Other Benefits
Health & Welfare	—	—	—	—	35,409
Outplacement	—	—	—	—	61,808
Perquisites	—	—	—	—	32,621
Tax Gross-Ups	—	—	—	—	—
Total	7,001,406	7,432,181	7,960,657	6,556,366	12,301,353

William Brake

Benefit(a)	Voluntary Termination or For Cause Termination ($)(b)	Retirement ($)(c)	Involuntary Termination ($)(d)	Change in Control Without Termination ($)(e)	Termination Without Cause after Change in Control ($)(f)
Cash Severance	—	—	—	—	2,241,000
Bonus	—	—	—	—	332,000
Equity
Restricted Stock Grants	—	—	—	—	—
Performance Shares	—	—	704,385	1,707,635	1,707,635
Retention Units	—	—	234,795	569,212	569,212
Retirement Benefits
Pension	—	—	—	—	407,012
Retiree Welfare	—	—	—	—	—
Nonqualified Deferred Compensation	20,986	—	20,986	20,986	20,986
Other Benefits
Health & Welfare	—	—	—	—	35,409
Outplacement	—	—	—	—	60,071
Perquisites	—	—	—	—	34,037
Tax Gross-Ups	—	—	—	—	2,106,426
Total	20,986	—	960,166	2,297,833	7,513,789

William R. Calfee

Benefit(a)	Voluntary Termination or For Cause Termination ($)(b)	Retirement ($)(c)	Involuntary Termination ($)(d)	Change in Control Without Termination ($)(e)	Termination Without Cause after Change in Control ($)(f)
Cash Severance	—	—	—	—	2,035,800
Bonus	—	367,349	—	—	301,600
Equity
Restricted Stock Grants	—	—	—	—	—
Performance Shares	—	—	549,074	1,275,541	1,275,541
Retention Units	—	—	183,024	425,180	425,180
Retirement Benefits
Pension	2,844,610	2,844,610	2,844,610	—	3,111,780
Retiree Welfare	117,429	117,429	117,429	—	117,429
Nonqualified Deferred Compensation	2,000,484	2,000,484	2,000,484	2,000,484	2,000,484
Other Benefits
Health & Welfare	—	—	—	—	35,409
Outplacement	—	—	—	—	54,571
Perquisites	—	—	—	—	29,213
Tax Gross-Ups	—	—	—	—	—
Total	4,962,523	5,329,872	5,694,621	3,701,205	9,387,007

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the individuals who served as members of the Compensation Committee in 2009 were or have been an officer or employee of ours or engaged in transactions with us (other than in his capacity as director).

None of our executive officers serves as a director or member of the compensation committee of another organization, whose executive officers serve as a member of either our Board of Directors or our Compensation Committee.

AGREEMENTS AND TRANSACTIONS

We have entered into indemnification agreements with each current member of the Board of Directors. The form and execution of the indemnification agreements were approved by our shareholders at the Annual Meeting convened on April 29, 1987. The indemnification agreements essentially provide that, to the extent permitted by Ohio law, we will indemnify the indemnitee against all expenses, costs, liabilities and losses (including attorneys’ fees, judgments, fines or settlements) incurred or suffered by the indemnitee in connection with any suit in which the indemnitee is a party or otherwise involved as a result of his or her service as a member of the Board. In connection with the indemnification agreements, we have a trust agreement with KeyBank National Association pursuant to which the parties to the indemnification agreements may be reimbursed with respect to enforcing their respective rights under the indemnification agreements.

In 2004, the company and the USW reached an agreement pursuant to which the USW may designate a member to the Board of Directors provided that the individual is acceptable to the Chairman, is recommended by the Board Affairs Committee, and is then approved by the full Board to be considered a Director nominee. In 2007, Susan Green was first proposed by the USW, elected to the Board of Directors by the company’s shareholders in July 2007, and re-elected in May of 2008, and 2009.

We recognize that transactions between us and any of our directors or executive officers can present potential or actual conflicts of interest and create the appearance that our decisions are based on considerations other than the best interests of our shareholders.

Pursuant to our Related Party Transactions Policy (available on our website at http://www.cliffsnaturalresources.com), we will only enter into related party transactions if our CEO and General Counsel determine that the transaction is comparable to those that could be obtained in arm’s length dealings with an unrelated third party. If the transaction is approved by our CEO and General Counsel, then the transaction must also be approved by the disinterested members of our Audit Committee. For purposes of our policy, we define a related person as any person who is a Director, executive officer, nominee for Director or an immediate family member of a Director, an executive officer, or a nominee for Director. We define a related party transaction as a transaction, agreement or relationship in which the company was, is or will be a participant, the amount of the transaction exceeds $120,000, and any related person who has or will have a direct or indirect material interest. Under our policy, any related party transactions are reviewed by the Audit Committee at each quarterly committee meeting. Our policy also requires that all related party transactions must be disclosed in our filings as required by the Securities Act of 1933, which we refer to as the Securities Act, and the Exchange Act, such as our Annual Report on Form 10-K and Quarterly Reports on Form 10-Qs.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our Directors and officers and persons who own ten percent or more of a registered class of our equity securities to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Directors, officers and ten percent or greater shareholders are required by SEC regulations to furnish us with copies of all Forms 3, 4 and 5 they file.

Based solely on our review of the copies of such forms we have received, and written representations by such persons, we believe that all of our Directors, officers and ten percent or greater shareholders complied with all filing requirements applicable to them with respect to transactions in our equity securities during the fiscal year ended December 31, 2009. On March 10, 2009, the Board designated Richard Mehan as an executive officer of our company and an “Insider” as defined in Section 16 of the Exchange Act. Mr. Mehan’s Form 3 was reported late on March 30, 2009 when the reporting oversight was discovered. Form 4’s for Richard Mehan and Duncan Price, an officer, regarding additional equity granted to them by the Board on September 1, 2009 was reported late on September 11, 2009 when the reporting oversight was discovered.

APPROVAL AND ADOPTION OF AMENDMENT TO THE ARTICLES TO CHANGE CERTAIN SUPERMAJORITY SHAREHOLDER VOTING REQUIREMENTS

(Proposal No. 2)

The Board of Directors unanimously recommends that the shareholders approve and adopt the amendment to our Amended Articles of Incorporation, which we refer to as our Articles, described below. The proposed amendment would add a new Article TENTH to our Articles, a copy of which is attached as Annex A to this proxy statement.

In March 2010, the Board of Directors unanimously recommended that our shareholders approve and adopt an amendment to our Articles that would, to the extent permitted by Ohio law and subject to certain exceptions described below, change the two-thirds, or supermajority, shareholder voting requirements contained in the Ohio Revised Code, as such requirements apply to Cliffs, to majority shareholder voting requirements.

To approve certain significant corporate transactions, the Ohio Revised Code requires the affirmative vote of two-thirds of the shares of a corporation entitled to vote. In many instances, however, the Ohio Revised Code affords shareholders the flexibility to adopt higher or lower voting requirements by amending the corporation’s articles of incorporation. If the proposed amendment to our Articles is approved and adopted by our shareholders, then our shareholders will have the authority, by the affirmative vote of a majority of the shares entitled to vote (rather than a supermajority), to approve the following actions:

•	to reduce or eliminate the stated capital of a particular class of shares;

•	to apply all or any part of capital surplus to the reduction or writing-off of any deficit in earned surplus, or to the creation of a reserve for any proper purpose;

•	to authorize the Board of Directors to cause Cliffs to repurchase shares of our stock (although the Board of Directors already has this authority under Article SEVENTH of our Articles);

•	to amend our Articles (except for items for which our Articles require two-thirds approval by the holders of any class of outstanding preferred stock voting as a separate class);

•	to sell all or substantially all of our assets;

•

to (1) merge Cliffs with and into another Ohio corporation, (2) consolidate Cliffs with another corporation into a new Ohio corporation or (3) merge another corporation with and into Cliffs if in connection with the merger Cliffs issues that number of shares to non-Cliffs shareholders as will entitle such holders to exercise one-sixth or more of the voting power in the election of the Board of Directors (or certain other conditions exist);

•

to (1) consolidate Cliffs with a non-corporate entity into a new Ohio corporation or (2) merge a non-corporate entity with and into Cliffs if in connection with the merger Cliffs issues that number of shares to non-Cliffs shareholders as will entitle such holders to exercise one-sixth or more of the voting power in the election of the Board of Directors (or certain other conditions exist);

•	to (1) merge Cliffs with and into a non-Ohio corporation or (2) consolidate Cliffs with a non-Ohio corporation into a new non-Ohio corporation;

•	to (1) merge Cliffs with and into a non-corporate entity or (2) consolidate Cliffs with a non-corporate entity into a new non-corporate entity;

•	to effect a conversion of Cliffs into another entity;

•	to merge Cliffs with and into a 90%-owned Ohio subsidiary corporation;

•

to effect a combination or majority share acquisition where Cliffs issues that number of shares as will entitle the holders to exercise one-sixth or more of the voting power in the election of the Board of Directors; and

•	to voluntarily dissolve Cliffs.

If the proposed amendment is approved and adopted, the new Article TENTH would enable our shareholders to take the actions listed above by a vote of the majority of the voting power of Cliffs, which is currently represented by a majority of the outstanding Common Shares of Cliffs.

The proposed amendment does NOT apply to the following actions, with the effect that supermajority shareholder approval would still be required for:

•	any actions taken by written consent of our shareholders, including any action to adopt, amend or repeal any of our Regulations by written consent of our shareholders; and

•

any action by our shareholders to approve a “Chapter 1704 transaction,” which generally is a transaction between Cliffs and a shareholder that beneficially owns 10% or more of the voting power in the election of the Board of Directors, after the three-year statutory moratorium expires.

The proposed amendment also would NOT alter the supermajority shareholder approval requirement under any provision of the Ohio Revised Code that does not permit a corporation to change the supermajority shareholder approval requirement by amending its articles of incorporation.

Following careful assessment, the Board of Directors has concluded that this proposed amendment to our Articles is appropriate and in the best interest of our shareholders. In deliberating the advantages of the proposal, the Board of Directors considered that, although two-thirds supermajority voting requirements are designed to protect minority shareholder interests, many investors and others have begun to view such supermajority voting requirements as conflicting with principles of good corporate governance because they can, either in appearance or in practice, be viewed as making it more difficult for shareholders to effect change, respond to unforeseen challenges and participate effectively in corporate decisions. In addition, the Board of Directors considered current investor voting guidelines and preferences, the practices of benchmark companies, and the growing sentiment that removing supermajority voting standards increases accountability to shareholders.

The text of the new Article TENTH, as proposed to be added to our Articles, is set forth as Annex A to this proxy statement, which is incorporated herein by reference.

Approval of Proposal 2 requires the affirmative vote of the holders of Common Shares entitling them to exercise two-thirds of our voting power on the proposal. Unless otherwise directed, Common Shares represented by proxy will be voted “FOR” the approval of Proposal 2.

The Board of Directors unanimously recommends a vote “FOR” Proposal 2 to amend our Articles, to the extent permitted by Ohio law and subject to certain exceptions described above, to change the two-thirds shareholder voting requirements contained in the Ohio Revised Code, as such requirements apply to Cliffs, to majority shareholder voting requirements.

APPROVAL TO AMEND AND RESTATE THE 2007 INCENTIVE EQUITY PLAN

(Proposal No. 3)

The 2007 Incentive Equity Plan was originally approved by our shareholders at the 2007 Annual Meeting held on July 27, 2007 and became effective as of January 2007. 2,000,000 shares were originally available for issuance under the 2007 Incentive Equity Plan. Since the 2007 Incentive Equity Plan was adopted, we implemented a 2-for-1 stock split on May 15, 2008, which stock split increased the number of shares available under the 2007 Incentive Equity Plan from a pre-split 2,000,000 shares to 4,000,000 shares post-split. All numeric references to shares for purposes of this proposal will be, unless otherwise indicated, on a post-split basis.

Our shareholders are asked to consider and vote upon a proposal to approve an amendment and restatement of the 2007 Incentive Equity Plan to do the following:

•

increase the authorized number of Common Shares available in the 2007 Incentive Equity Plan by 7,000,000 shares, increasing the total authorized number of shares from 4,000,000 Common Shares to 11,000,000 Common Shares; and

•	provide for an annual limitation on the number of shares available to grant to any one participant in any fiscal year to 500,000 Common Shares.

Increase in the Number of Authorized Shares

The 2007 Incentive Equity Plan currently authorizes up to 4,000,000 of our Common Shares to be issued as stock options, stock appreciation rights, or SARs, restricted shares, restricted share units, retention units, deferred shares, performance shares or performance units. Each stock option and SAR reduces the Common Shares available under the 2007 Incentive Equity Plan by one Common Share. Each other award reduces the Common Shares available under the 2007 Incentive Equity Plan by two Common Shares. Since January 2007, we have issued a total of 2,673,764 performance shares, 137,100 retention units, 620,942 restricted share units, and 300,000 restricted shares inclusive of grants of performance shares in March 2010. As a result, we currently have only 430,480 Common Shares available for issuance under the 2007 Incentive Equity Plan. The number of Common Shares available for issuance includes terminations, forfeitures, cancellations and expirations of the grants referenced above. Proposal No. 3, if approved by the shareholders, would provide an additional 7,000,000 Common Shares for issuance under the plan.

The limited number of shares currently available under the 2007 Incentive Equity Plan restricts our ability to offer employees and prospective employees with competitive equity compensation. Despite the recent global economic crisis, we still face intense competition for talented mining and exploration employees. Having the ability to provide equity compensation through awards of stock options, SARs, restricted shares, restricted share units, retention units, deferred shares, performance shares or performance units, allows us to attract, incentivize and retain key employees.

Shareholder approval of Proposal No. 3 will result in the 2007 Incentive Equity Plan being amended to increase the number of shares available for benefits under the plan being increased from the current 4,000,000 Common Shares to 11,000,000 Common Shares. There will be no effect on or modification of any outstanding awards made under the 2007 Incentive Equity Plan within the pre-amendment limits and such existing awards will continue in effect in accordance with the terms of the 2007 Incentive Equity Plan until vested or expiration.

If Proposal No. 3 is not approved, the 2007 Incentive Equity Plan will remain in effect and the remaining 430,480 Common Shares available under the 2007 Incentive Equity Plan will continue to be available for issuance of awards. However, if Proposal No. 3 is not approved, our ability to provide competitive incentive compensation to our key employees will be limited and any awards made subject to approval (due to the pre-amendment limits) will be canceled.

The 2007 Incentive Equity Plan is not the exclusive means of providing incentive compensation to executives and other employees eligible to participate in the 2007 Incentive Equity Plan, and we reserve the right to pay incentive compensation to them under another plan or without regard to any plan in appropriate circumstances.

Amendment to the Annual Overall Limitation of the 2007 Incentive Equity Plan

Section 3.2(c) of the 2007 Incentive Equity Plan contains an overall annual limitation on grants to any one employee in any fiscal year. The current plan states:

(c) Participant Overall Annual Limitation. The aggregate number of Shares underlying Awards granted under this Plan to any one Participant in any fiscal year, regardless of whether such Awards are thereafter canceled, forfeited or terminated, shall not exceed the number of Shares having a Fair Market Value on the Date of Grant equal to $5,000,000. The foregoing annual limitation is intended to include the grant of all Awards, including but not limited to, Awards representing “performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

The current $5,000,000 annual limit restricts the maximum value that any executive can earn from the plan in any one year, including any performance-based upside opportunity for equity-based incentive plans. It is the perspective of the Compensation Committee that this level of restriction unduly limits their ability to design and implement incentive plans that are in the best interests of shareholders. The proposal to provide for an annual limitation of 500,000 shares to any one participant in any fiscal year would better enable the company to award grants based on the company’s needs for effective incentives.

Summary Description of Material Features of the 2007 Incentive Equity Plan

The following summary description of the material features of the 2007 Incentive Equity Plan is not intended to be exhaustive and is qualified by reference to the copy of the 2007 Incentive Equity Plan attached to this proxy statement as Annex B, which is incorporated herein by reference.

Purpose and Eligibility

The purpose of the 2007 Incentive Equity Plan is to enhance our ability to attract, retain and motivate highly qualified officers, mine managers, and other key employees to serve us and our affiliates.

Awards may be granted under the 2007 Incentive Equity Plan to our officers, mine managers, and other key employees or any of our affiliates. Only our employees or any of our affiliates are eligible to receive incentive stock options.

Effective Date and Term

The 2007 Incentive Equity Plan was effective as of January 2007. Unless discontinued earlier by our Board of Directors, the 2007 Incentive Equity Plan will terminate on March 13, 2013. Awards previously granted will continue in full force and effect in accordance with the terms of the award and the terms of the 2007 Incentive Equity Plan as in effect when the award was made.

Administration, Amendment, Discontinuance and Termination

The Compensation Committee has the power and authority to administer the 2007 Incentive Equity Plan, to interpret the terms and intent of the 2007 Incentive Equity Plan, determine eligibility for and terms of awards for participants and make all other determinations necessary or advisable for the administration of the 2007 Incentive Equity Plan. To the extent permitted by law, the Compensation Committee may delegate its authority under the 2007 Incentive Equity Plan to our CEO.

The Board of Directors may amend, alter or discontinue the 2007 Incentive Equity Plan at any time with respect to any Common Shares available under the plan as to which awards have not been made. No such action may increase the number of Common Shares authorized or reprice previously issued stock options or SARs (except upon the occurrence of a merger or other transaction described below) or otherwise amend or alter the 2007 Incentive Equity Plan without the approval of shareholders if shareholder approval is required under applicable laws, regulations or securities exchange requirements.

Awards

Awards under the 2007 Incentive Equity Plan may be made in the form of: stock options, which may be either incentive stock options or non-qualified stock options; SARs; restricted shares; restricted share units or retention units; deferred shares; performance shares; performance units; or any combination of the foregoing.

Any of the foregoing awards may be made subject to attainment of performance goals over a performance period of one or more years.

An incentive stock option is a stock option that meets the requirements of Section 422 of the Internal Revenue Code, and a non-qualified stock option is a stock option that is governed by Section 83 of the Internal Revenue Code but does not meet the requirements of Section 422 of the Internal Revenue Code.

A SAR is a right to receive upon exercise, in the form of common shares, cash or a combination thereof, the excess of the fair market value of one common share on the exercise date over the grant price of such SAR or, if it is a SAR granted in conjunction with a stock option, the excess of the fair market value of one common share over the exercise price of such stock option.

A restricted share is an award of common shares on which are imposed restrictions over specified periods that subject the common shares to a risk of forfeiture.

Restricted share units are awards that represent a conditional right to receive Common Shares or cash in the future and that may be made subject to the same types of restrictions and risk of forfeiture as restricted shares. Retention units are a type of restricted share units which are typically paid in cash and do not have any performance goals attached to them.

A deferred share is an award which will be payable in Common Shares on a future date assuming continued employment and/or attainment of certain performance goals.

Performance shares and performance units are awards of Common Shares, cash or a combination thereof, the value for which at the time the award is payable is determined by the extent to which the applicable performance criteria have been met.

Common Shares Subject to 2007 Incentive Equity Plan

Subject to adjustment as described below, if this Proposal No. 3 is approved by the shareholders, a total of 11,000,000 Common Shares will be available for issuance under the 2007 Incentive Equity Plan. Common Shares issued under the 2007 Incentive Equity Plan may be newly-issued Common

Shares or Common Shares that have been reacquired in the open market or in private transactions. Awards of stock options and SARs reduce the number of Common Shares available for future awards on a one-to-one basis. All other awards reduce the number of Common Shares available by two Common Shares for each Common Share covered by the award.

Any Common Shares covered by an award, or portion of an award, granted under the 2007 Incentive Equity Plan that is terminated, forfeited, canceled, or expires will be deemed not to have been issued for purposes of determining the maximum number of Common Shares available for issuance under the 2007 Incentive Equity Plan.

The 2007 Incentive Equity Plan has a number of limitations on the Common Shares reserved for issuance or amount of awards that may be granted. The maximum number of Common Shares available with respect to all stock options granted under the 2007 Incentive Equity Plan that may be incentive stock options is 4,000,000 Common Shares. The aggregate number of Common Shares underlying awards granted under the plan to any one participant in any fiscal year, regardless of whether such awards are thereafter canceled, forfeited or terminated, shall not exceed the number of Common Shares having a fair market value on the date of grant equal to $5,000,000. The foregoing limitations are subject to adjustment as described below.

Terms and Conditions of Awards

Terms and Conditions of Stock Options

Stock options granted under the 2007 Incentive Equity Plan are exercisable only to the extent that it is vested on the date of exercise. No stock option may be exercisable more than ten years from the date of grant. The Compensation Committee may include in the stock option agreement the period during which an option may be exercised following termination of employment or service. Vesting of stock options may be subject to satisfaction of individual performance objectives or one or more of the performance objectives that are described below under “Corporate Performance Objectives.”

The exercise price per Common Share under each stock option granted under the 2007 Incentive Equity Plan may not be less than 100% of the fair market value of the Common Shares on the date of grant. For so long as the Common Shares remain listed on NYSE, the fair market value of the Common Shares will be the closing price of the Common Shares as reported on NYSE on the date of grant.

Except upon the occurrence of a transaction described in the section entitled “Adjustment of Common Shares Subject to 2007 Incentive Equity Plan” below, no amendment or modification may be made to an outstanding stock option which reduces the stock option price, either by lowering the stock option price or by canceling the outstanding stock option and granting a replacement option with a lower stock option price.

Payment of the stock option price for Common Shares purchased pursuant to the exercise of a stock option may be made in cash or in cash equivalents acceptable to the Compensation Committee or, to the extent permitted by law and at the discretion of the Compensation Committee, through a broker-assisted cashless exercise, the tender to us of Common Shares or by a combination of cash payment, cashless exercise, and/or tender of Common Shares or any other method that is approved by the Compensation Committee.

In the case of incentive stock options, the aggregate fair market value of the Common Shares determined on the date of grant with respect to which such stock options are exercisable for the first time during any calendar year may not exceed $100,000.

Stock options are generally non-transferable during the optionee’s lifetime. Stock options can be transferred by will, beneficiary designation, or the laws of descent and distribution. The Compensation Committee may, in its discretion, determine that an award of non-qualified stock options also may be transferred to family members by gift or other transfers deemed not to be for value.

The Compensation Committee may impose restrictions on any Common Shares acquired pursuant to the exercise of a stock option as it deems advisable, including minimum holding period requirements or restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which the Common Shares are then listed and/or traded, under any blue sky or state securities laws applicable to the Common Shares, or to prevent a sale of the Common Shares if after the sale the holder will not be in compliance with any applicable Common Share ownership guidelines.

Terms and Conditions of SARs

SARs may be granted in conjunction with all or a part of any stock option granted under the 2007 Incentive Equity Plan, or without regard to any stock option. The Compensation Committee will determine at the SAR grant date the time or times at which and the circumstances under which a SAR may become vested and exercisable in whole or in part, the time or times at which and the circumstances under which a SAR will cease to be exercisable, the method of exercise, the method of settlement, the form of consideration payable in settlement, whether or not a SAR will be in tandem or in combination with any other grant, and any other terms and conditions of any SAR. Exercisability of SARs may be subject to future service requirements, to the achievement of one or more of the performance objectives that are described below in the section entitled “Corporate Performance Objectives” or to such other terms and conditions as the Compensation Committee, in its sole discretion, may impose.

Upon exercise of an SAR, the holder will be entitled to receive, in cash or Common Shares, the excess of the fair market value of one Common Share on the exercise date over the fair market value of a Common Share on the grant date. Except upon the occurrence of a merger or other transaction described below, no amendment or modification may be made to an outstanding SAR which reduces the SAR grant price, either by lowering the SAR grant price or by canceling the outstanding SAR and granting a replacement SAR with a lower SAR grant price.

Awards of SARs are generally nontransferable, except for transfers by will, beneficiary designation, or the laws of descent and distribution.

Terms and Conditions of Deferred Shares

The Compensation Committee may award deferred shares in such numbers and upon such terms as the Compensation Committee may determine. Each award constitutes an agreement to issue Common Shares to the participant in the future in consideration of the performance of services, subject to the fulfillment during the deferral period of such conditions, including performance objectives, as the Compensation Committee may specify, and subject to the payment of such purchase price, as shall be specified by the Compensation Committee, which purchase price can be less than the fair market value of a Common Share on the date of grant and can be zero.

Unless otherwise specified by the Compensation Committee, earned deferred shares are paid in Common Shares equal to the value of such deferred shares. Any Common Shares issued based upon deferred shares may be granted subject to any restrictions that the Compensation Committee deems appropriate.

Terms and Conditions of Restricted Shares and Restricted Share Units

Subject to the provisions of the 2007 Incentive Equity Plan, the Compensation Committee will determine the terms and conditions of each award of restricted shares and restricted share units, including the restricted period for all or a portion of the award, the restrictions applicable to the award and the purchase price, if any, for the Common Shares subject to the award. Except as prohibited by law and any award agreement, holders of restricted shares will have the right during the restricted period to exercise full voting rights with respect to the restricted shares and the right to receive any dividends declared or paid with respect to the restricted shares subject to such additional restrictions as the Compensation Committee may require. Awards of restricted shares and restricted share units may be subject to satisfaction of individual performance objectives or one or more of the performance objectives that are described below in the section entitled “Corporate Performance Objectives.” An award will be subject to forfeiture if events specified by the Compensation Committee occur before the lapse of the restrictions.

Awards of restricted shares and restricted share units are generally nontransferable during the restricted period or before satisfaction of any other restrictions applicable to the awards.

Terms and Conditions of Performance Shares and Performance Units

The Compensation Committee may award performance shares and performance units in such amounts and upon such terms as the Compensation Committee may determine. Each performance share will have an initial value that is equal to the fair market value of a Common Share on the date of grant. Each performance unit will have an initial value set by the Compensation Committee. The Compensation Committee may set performance goals, described below in the section entitled “Corporate Performance Objectives” in its discretion that, depending on the extent to which they are met, will determine the value and/or number of performance shares and performance units that will be paid out to a participant. Performance units shall be paid in the form of cash or in Common Shares or a combination thereof equal to the value of the earned performance units.

Vesting of Awards

Unless otherwise specified in the award by the Compensation Committee, a participant will be 100% vested in his or her awards upon death or disability and will be partially vested upon his or her retirement or termination by us not for cause based on the proportion of vested service over the performance period. Participants who are terminated for cause will forfeit his or her awards whether vested or not.

Adjustment of Common Shares Subject to 2007 Incentive Equity Plan

Upon a recapitalization, stock split, reverse stock split, reorganization, merger, or consolidation, the common shares subject to the 2007 Incentive Equity Plan, including any common shares subject to an outstanding award, any exercise price, purchase price, or performance goal under an outstanding award, will be adjusted to reflect the transaction. In the event of a dividend or other distribution, split-up, spin-off, combination, issuance of warrants, or other similar corporate transaction or event, the Compensation Committee will determine if it is appropriate to adjust the number of Common Shares subject to the plan or existing awards or the exercise price, purchase price or performance goals of Common Shares subject to existing awards.

Effect of Change in Control

Upon the occurrence of a change in control, as described below, all outstanding stock options, restricted shares, restricted share units, deferred shares, performance shares, performance units, and SARs automatically become fully vested.

A change in control means the occurrence of any of the following events:

(a)	Any one person, or more than one person acting as a group, acquires ownership of our Common Shares that, together with Common Shares held by such person or group, constitutes more than 50% of the total fair market value or total voting power of our Common Shares.

(b)	Any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of Common Shares possessing 35% or more of the total voting power of our Common Shares.

(c)	A majority of members of the Board of Directors is replaced during any 12-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors prior to the date of the appointment or election.

(d)	Any one person, or more than one person acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from us that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of our assets immediately prior to such acquisition or acquisitions.

Corporate Performance Objectives

Section 162(m) of the Internal Revenue Code limits public companies to an annual deduction for federal income tax purposes of $1,000,000 for compensation paid to their CEO and certain other highly compensated executive officers determined at the end of each year. Performance-based compensation is excluded from this limitation. The 2007 Incentive Equity Plan is designed to permit the Compensation Committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m).

Section 162(m) requires that, to qualify as performance-based, the compensation must be paid solely on account of the attainment of one or more pre-established, objective performance goals. In the case of compensation attributable to 2007 Incentive Equity Plan awards other than options, the performance goal requirement is deemed satisfied if the vesting of such awards is subject to the achievement of performance goals based on objective business criteria. To establish performance objectives for these awards, the Compensation Committee will exclusively use business criteria specified in the 2007 Incentive Equity Plan. The performance objectives may be stated either on an absolute or relative basis and may be based on one or more of such business criteria.

The business criteria are: net earnings or net income; operating earnings; pretax earnings; earnings per Common Share; Common Share price, including growth measures and total shareholder return; earnings before interest and taxes; earnings before interest, taxes, depreciation and/or amortization; sales or revenues, whether in general, by type of product or service, or by type of customer; gross or operating margins; return measures, including pre-tax or after-tax, before or after depreciation and amortization: return on assets, capital, investment, equity, sales or revenue; economic profit or economic value added; cash flow, including operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment; productivity ratios; expense or cost targets; market share; financial ratios as provided in our credit agreements; working capital targets; including net working capital, inventory, accounts payable, and accounts receivable measured in absolute terms or as turnover metrics (i.e. relative to sales or cost of goods sold, including number of days) completion of acquisitions of business or companies; completion of divestitures and asset sales; safety performance, and any combination of any of the foregoing business criteria.

The Compensation Committee may designate a single goal criterion or multiple goal criteria for performance measurement purposes, with the measurement based on our absolute performance or business unit performance and/or on performance as compared with that of other publicly-traded companies.

Resales of Common Shares by Participants

Common Shares issued pursuant to the 2007 Incentive Equity Plan will be eligible for sale by the participants in the public market without restriction under the Securities Act, except that any Common Shares purchased by an “affiliate” of ours (as that term is defined in Rule 144 under the Securities Act) will be subject to the resale limitations of Rule 144.

A participant that is an affiliate of ours may sell in the public market the common shares issued to such participant only in accordance with the limitations and conditions of Rule 144, other than the holding period condition. In general, Rule 144 provides that any such person (or persons whose common shares are aggregated) is entitled to sell within any three-month period the number of common shares that does not exceed the greater of (1) one percent of the then-outstanding common shares and (2) the reported average weekly trading volume of the then-outstanding common shares during the four calendar weeks immediately preceding the date on which the notice of sale is filed with the SEC. Sales under Rule 144 by affiliates also are subject to certain provisions relating to the manner and notice of sale and the availability of current public information about us.

Federal Income Tax Consequences

Federal Income Tax Consequences of Incentive Stock Options

An option holder will not realize taxable income upon the grant of an incentive stock option under the 2007 Incentive Equity Plan. In addition, an option holder generally will not realize taxable income upon the exercise of an incentive stock option. However, an option holder’s alternative minimum taxable income will be increased by the amount that the aggregate fair market value of the Common Shares underlying the option, which is generally determined as of the date of exercise, exceeds the aggregate exercise price of the option. Further, except in the case of an option holder’s death or disability, if an option is exercised more than three months after the option holder’s termination of employment, the option ceases to be treated as an incentive stock option and is subject to taxation under the rules applicable to non-incentive stock options, as summarized below.

If an option holder sells the option Common Shares acquired upon exercise of an incentive stock option, the tax consequences of the disposition depend upon whether the disposition is “qualifying” or “disqualifying.” The disposition of the option Common Shares is qualifying if it is made at least two years after the date the incentive stock option was granted and at least one year after the date the incentive stock option was exercised. If the disposition of the option Common Shares is qualifying, any excess of the sale price of the option Common Shares over the exercise price of the option will be treated as long-term capital gain taxable to the option holder at the time of the sale. If the disposition is a disqualifying disposition, the excess of the fair market value of the option Common Shares on the date of disposition over the exercise price will be taxable income to the option holder at the time of the disposition. Of that income, the amount up to the excess of the fair market value of the Common Shares at the time the option was exercised over the exercise price will be ordinary income for income tax purposes and the balance, if any, will be long-term or short-term capital gain, depending upon whether or not the Common Shares were sold more than one year after the option was exercised.

Unless an option holder engages in a disqualifying disposition, we will not be entitled to a deduction with respect to an incentive stock option. If an option holder engages in a disqualifying disposition, we will be entitled to a deduction equal to the amount of compensation income taxable to the option holder.

If an option holder pays the exercise price of an incentive stock option by tendering Common Shares with a fair market value equal to part or all of the exercise price, the exchange of Common Shares will be treated as a nontaxable exchange, except that this treatment would not apply if the option holder acquired the Common Shares being transferred pursuant to the exercise of an incentive stock option and had not satisfied the special holding period requirements summarized above. The tax basis of the Common Shares tendered to pay the exercise price will be treated as the substituted tax basis for an equivalent number of Common Shares received, and the new Common Shares will be treated as having been held for the same holding period as the holding period that had expired with respect to the transferred Common Shares.

Federal Income Tax Consequences of Non-Qualified Stock Options

An option holder will not realize taxable income upon the grant of a non-qualified stock option. However, when an option holder exercises the option, the difference between the exercise price of the option and the fair market value of the Common Shares subject to the option on the date of exercise will be compensation income taxable to the option holder. We will be entitled to a deduction equal to the amount of compensation income taxable to the option holder if we comply with applicable reporting requirements and Section 162(m) of the Internal Revenue Code.

An option holder who has transferred a non-qualified stock option to a family member by gift will realize taxable income at the time the option is exercised by the family member. The option holder will be subject to withholding of income and employment taxes at that time. The family member’s tax basis in the Common Shares will be the fair market value of the Common Shares on the date the option is exercised. The transfer of vested non-qualified stock options will be treated as a completed gift for gift and estate tax purposes. Once the gift is completed, neither the transferred options nor the Common Shares acquired on exercise of the transferred options will be required to be included in the option holder’s estate for estate tax purposes.

If an option holder tenders Common Shares in payment of part or all of the exercise price of a non-qualified stock option, no gain or loss will be recognized with respect to the Common Shares tendered, even if the Common Shares were acquired pursuant to the exercise of an incentive stock option, and the option holder will be treated as receiving an equivalent number of Common Shares pursuant to the exercise of the option in a nontaxable exchange. The tax basis of the Common Shares tendered will be treated as the substituted tax basis for an equivalent number of Common Shares received, and the new Common Shares will be treated as having been held for the same holding period as the holding period that expired with respect to the transferred Common Shares. The difference between the aggregate exercise price and the aggregate fair market value of the Common Shares received pursuant to the exercise of the option will be taxed as ordinary income, just as if the option holder had paid the exercise price in cash.

Federal Income Tax Consequences of SARs

The grant of SARs will not result in taxable income to the participant or a deduction to us. Upon exercise of a SAR, the participant will recognize ordinary income, and we will have a corresponding deduction in an amount equal to the cash or the fair market value of the Common Shares received by the participant. We would be entitled to a deduction equal to the amount of any compensation income taxable to the participant.

Federal Income Tax Consequences of Restricted Share and Restricted Share Units

A grantee of restricted shares will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares are nontransferable and subject to a substantial risk of forfeiture. However, the grantee may elect under Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the Common Shares on the date of the award, determined without regard to the restrictions. If the grantee does not make such a Section 83(b) election, the fair market value of the Common Shares on the date the restrictions lapse will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse. We generally will be entitled to a deduction for compensation paid equal to the amount treated as compensation income to the grantee in the year the grantee is taxed on the income, subject to Section 162(m) of the Internal Revenue Code.

A distribution of Common Shares in payment of a restricted share unit award will be taxable as ordinary income when actually or constructively received by the recipient. The amount taxable as ordinary income is the aggregate fair market value of the shares determined as of the date it is received minus any required purchase price. We are entitled to deduct the amount of such payments when such payments are taxable as compensation to the recipient, subject to Section 162(m) of the Internal Revenue Code.

Federal Income Tax Consequences of Deferred Shares

A distribution of Common Shares in payment of a deferred share award will be taxable as ordinary income when actually or constructively received by the recipient. The amount taxable as ordinary income is the aggregate fair market value of the Common Shares determined as of the date it is received. We are entitled to deduct the amount of such payments when such payments are taxable as compensation to the recipient, subject to Section 162(m) of the Internal Revenue Code.

Federal Income Tax Consequences of Performance Shares and Performance Units

A distribution of Common Shares in payment of a performance share award or a payment of cash in satisfaction of a performance unit award will be taxable as ordinary income when actually or constructively received by the recipient. The amount taxable as ordinary income is the aggregate fair market value of the Common Shares determined as of the date it is received or the amount of the cash payment. We are entitled to deduct the amount of such payments when such payments are taxable as compensation to the recipient, subject to Section 162(m) of the Internal Revenue Code.

Tax Withholding

Payment of the taxes imposed on awards made under the 2007 Incentive Equity Plan may be made by withholding from payments otherwise due and owing to the holder.

Equity Compensation Plan Information

The table below sets forth certain information regarding the following equity compensation plans as of December 31, 2009: the 1992 Incentive Equity Plan, the 2007 Incentive Equity Plan, the MPI Plan, the EMPI Plan and the Mine Performance Bonus Plan, which we refer to as the Mine Plan, the VNQDC Plan and the Directors’ Plan. Only the 1992 Incentive Equity Plan, the 2007 Incentive Equity Plan, the Directors’ Plan and the EMPI Plan have been approved by shareholders.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a)) (c)
Equity compensation plans approved by security holders	1,113,844	(1)	N/A	1,604,866	(2)
Equity compensation plans not approved by security holders	—		N/A		(3)

(1)	Includes 823,393 performance share awards for which issuance is dependent upon meeting certain performance targets, and 323,021 restricted awards for which issuance is based upon a three-year vesting period.
(2)	Includes 1,458,438 common shares remaining available under the 2007 Incentive Equity Plan, which authorizes the Compensation Committee to make awards of option rights, restricted shares, deferred shares, performance shares and performance units; and 146,428 common shares remaining available under the Directors’ Plan, which authorizes the award of restricted shares, which we refer to as the annual equity grant, to Directors upon their election or re-election to the Board at the annual meeting and provides (i) that the Directors are required to take $20,000 of the annual retainer in common shares unless they meet the Director share ownership guidelines, and (ii) may take up to 100 percent of their retainer and other fees in common shares.
(3)	The MPI Plan, the Mine Plan, and the VNQDC Plan provide for the issuance of common shares, but do not provide for a specific amount available under the plans.

Plan Benefits

It is not possible to determine specific amounts and types of awards that may be awarded under the Amended and Restated Cliffs 2007 Incentive Equity Plan, including the actual number of Common Shares that may be awarded under the 2009 Strategic Initiative Grant described above, because the grant and actual payout of awards under the Amended and Restated Cliffs 2007 Incentive Equity Plan is discretionary. The target and maximum number of Common Shares underlying the 2009 Strategic Initiative Grant is further described above under the “2009 Grants of Plan-Based Awards Table.”

Approval of Amendment and Restatement of the 2007 Incentive Equity Plan

Assuming a quorum is present at the 2010 Annual Meeting, the affirmative vote of the holders of a majority of the voting power of our Common Shares present in person or represented by proxy at the 2010 Annual Meeting and entitled to vote on the amendment and restatement of the 2007 Incentive Equity Plan, voting together as a single class, is required to approve the amendment and restatement.

Approval of Proposal 3 requires the affirmative vote of a majority of the Common Shares present, in person or represented by proxy at the 2010 Annual Meeting and entitled to vote on the proposal. Unless otherwise directed, Common Shares represented by proxy will be voted “FOR” the approval of Proposal 3, provided that, for purposes of the NYSE rules, a majority of the Common Shares outstanding is voted with respect to the proposal.

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal No.4)

It is proposed that our shareholders ratify the appointment by the Audit Committee of Deloitte & Touche LLP, or Deloitte, as Cliffs’ independent registered public accounting firm, for the year ending December 31, 2010. We expect representatives of Deloitte to be present at the 2010 Annual Meeting and available to respond to appropriate questions submitted by shareholders. Such representatives will also be afforded an opportunity at such time to make such statements as they may desire.

Approval by the shareholders of the appointment of our independent registered public accounting firm is not required by law, any applicable stock exchange regulation or by our organizational documents, but the Audit Committee is submitting this matter to shareholders for ratification as a corporate governance practice. Ultimately, the Audit Committee retains full discretion and will make all determinations with respect to the appointment of the independent registered public accounting firm.

Independent Registered Public Accounting Firm Fees and Services

Fees for professional services provided by our independent registered public accounting firm in each of the last two fiscal years, in each of the following categories (in thousands) are as follows:

	2009	2008
Audit Fees(1)	$2,827	$4,742
Audit-Related Fees(2)	258	47
Tax Fees(3)	150	15
All Other Fees(4)	25	1,574

Total	$3,260	$6,378

(1)	Audit fees consist of fees billed, or to be billed, for professional services rendered for the audit of our annual consolidated financial statements and internal control over financial reporting as of and for the years ended December 31, 2009 and 2008; reviews of our interim financial statements included in quarterly reports and services normally provided by our independent registered public accounting firm in connection with statutory filings.
(2)	Audit-related fees consist of fees billed, or to be billed, related to agreed upon procedures and services normally provided by our independent registered public accounting firm in connection with regulatory filings.
(3)	Tax fees consist of fees billed, or to be billed, related to tax consulting services.
(4)	Other fees in 2009 consist of fees billed, or to be billed, related to an internal strategic assessment and in 2008 related primarily to merger integration consulting projects related to proposed transactions and consultation related to compensation and benefits strategies.

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated pre-approval authority to the Audit Committee Chairman, or any Audit Committee Member in his absence, when services are required on an expedited basis, with such pre-approval disclosed to the full Audit Committee at its next scheduled meeting. None of the fees paid to the independent registered public accounting firm under the categories “Audit-Related Fees,” “Audit-Related,” “Tax Fees” and “All Other Fees” described above were approved by the Audit Committee after services were rendered pursuant to the de minimis exception established by the SEC.

The Board of Directors unanimously recommends that you vote “FOR” Proposal No. 4 for the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

AUDIT COMMITTEE REPORT

The Audit Committee of Cliffs’ Board is composed of five independent directors and operates under a written charter adopted by the Board of Directors. The charter is reviewed and reassessed for adequacy annually by the Audit Committee and reviewed by the Audit Committee with the Board of Directors. The Audit Committee reviewed the existing charter on March 8, 2010 and recommended to the Board of Directors on March 9, 2010 that no changes were required. A copy of the charter, which the Board of Directors has adopted, is available at http://www.cliffsnaturalresources.com.

The members of the Audit Committee are Richard K. Riederer (Chairman), Susan M. Cunningham, Susan M. Green, Janice K. Henry and Alan Schwartz, all of whom are independent of the Company in accordance with the listing standards of the NYSE and have the financial literacy and accounting or financial management expertise necessary to effectively discharge their responsibilities. The Audit Committee retains the Company’s independent auditors.

Management is responsible for the Company’s financial statements, systems of internal control and the financial reporting processes. Management is also responsible to attest, as of December 31, 2009, to the effectiveness of the Company’s system of internal control over financial reporting in compliance with Sarbanes-Oxley Section 404.

The independent auditors are responsible for performing an audit of the Company’s consolidated financial statements in accordance with Public Company Accounting Oversight Board, or PCAOB, standards and to issue a report thereon. The independent auditors are also responsible for performing an audit of the company’s system of internal control over financial reporting and to provide an independent attestation as of December 31, 2009.

The Audit Committee’s responsibility is to monitor and oversee these financial reporting processes on behalf of the Board of Directors. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management and the independent auditors, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements. The Audit Committee also reviewed management’s report on their review of the system of internal control over financial reporting.

In this context, the Audit Committee met eight times in 2009 and held discussions with management and the independent auditors. The Audit Committee also regularly met in separate executive sessions with the independent auditors, the Company’s chief internal auditor, management, and with Audit Committee members only. Furthermore, the Audit Committee has regularly reviewed the results of its executive sessions with the Chief Executive Officer, as appropriate.

Management has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has reviewed and discussed the consolidated financial statements and critical accounting policies with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed under PCAOB standards and any other matters required to be discussed under applicable standards, including the Statement on Auditing Standard No. 61, as amended by Auditing Standard No. 114, (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the PCAOB in Rule 3200T.

The Audit Committee has received the written disclosures and the letter from the Company’s independent auditors required by applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence and the Audit Committee discussed with the independent auditors that firm’s independence, including consideration of the compatibility of non-audit services with the auditors’ independence.

Based on the Audit Committee’s discussion with management and the independent auditors and the Audit Committee’s review of the representation of management and the report of the independent auditors to the Audit Committee, the Audit Committee approved the audited consolidated financial statements for inclusion in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 filed with the SEC.

R. K. Riederer, chairman

S. M. Cunningham

S. M. Green

J. K. Henry

A. Schwartz

ANNUAL REPORT

Cliffs’ 2009 Annual Report to Shareholders, including financial statements, is being distributed to all shareholders together with this proxy statement, in satisfaction of the requirements of the SEC. Additional copies of this report are available upon request. To obtain additional copies of the 2009 Annual Report, please contact our Investor Relations Department at (800) 214-0739, or by email at ir@cliffsnaturalresources.com or visit our website at http://www.cliffsnaturalresources.com, investor relations section, to submit your request.

GENERAL INFORMATION

The cost of soliciting proxies will be paid by us. In addition to solicitation by mail, solicitations may also be made by personal interview, facsimile and telephone. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals, and we will reimburse them for their expenses in so doing. Our officers and other employees, as yet undesignated, may also request the return of proxies by telephone, facsimile, or in person. Finally, our company has retained MacKenzie Partners, Inc., New York, New York to assist in the solicitation of proxies using the means referred to above, at an anticipated cost of $25,000 plus reasonable expenses.

Pursuant to regulations of the SEC, the material appearing under the captions “Audit Committee Report” and “Compensation Committee Report” are not deemed to be soliciting material or to be filed with the SEC or subject to Regulation 14A (other than provided therein) promulgated by the SEC or Section 18 of the Exchange Act except to the extent that we specifically incorporate this information by reference into any filing under the Securities Act or the Exchange Act.

The Common Shares represented by properly authorized proxies will be voted as specified. It is intended that the Common Shares represented by proxies on which no specification has been made will be voted FOR the election of the nominees for Director named herein or such substitute nominees as the Board of Directors may designate, FOR the amendment of our Amended Articles of Incorporation, FOR the amendment and restatement of the 2007 Incentive Equity Plan, and FOR the ratification of Deloitte as our independent registered public accounting firm and at the discretion of the persons named as proxies on all other matters that may properly come before the 2010 Annual Meeting. At the 2010 Annual Meeting, the results of shareholder voting will be tabulated by the inspector of elections appointed for the 2010 Annual Meeting. We intend to treat properly authorized proxies as “present” for purposes of determining whether a quorum has been achieved at the 2010 Annual Meeting. The candidates for Director receiving a plurality of the votes will be elected. Votes withheld and broker non-votes in respect of the election of Directors will not be counted in determining the outcome of that vote. Abstentions and broker non-votes will have the effect of a vote against the proposal to amend our Amended Articles of Incorporation. Abstentions and broker non-votes will not be counted for or against the proposals to amend and restate the 2007 Incentive Equity Plan (so long as at least a majority of our shares are present in person or represented by proxy and are voted upon such proposal), and to ratify Deloitte as our independent registered public accounting firm.

If notice in writing shall be given by any shareholder to the President, a Vice President or the Secretary, not less than 48 hours before the time fixed for the holding of the 2010 Annual Meeting, that such shareholder desires that the voting for the election of Directors shall be cumulative, and if an announcement of the giving of such notice is made upon the convening of the 2010 Annual Meeting by the chairman or secretary or by or on behalf of the shareholder giving such notice, each shareholder shall have the right to cumulate such voting power as he or she possesses at such election. Under cumulative voting a shareholder may cast for any one nominee as many votes as shall equal the number of Directors to be elected, multiplied by the number of his or her Common Shares. All of such votes may be cast for a single nominee or may be distributed among any two or more nominees as he or she may desire. If cumulative voting is invoked, and unless contrary instructions are given by a shareholder who signs a proxy, all votes represented by such proxy will be cast in such manner and in accordance with the discretion of the person acting as proxy as will result in the election of as many of Cliffs’ Board’s nominees as is possible.

OTHER BUSINESS

It is not anticipated that any other matters will be brought before the 2010 Annual Meeting for action; however, if any such other matters shall properly come before the 2010 Annual Meeting, it is intended that the persons authorized under proxies may, in the absence of instructions to the contrary, vote or act thereon in accordance with their best judgment.

SHAREHOLDER PROPOSALS

Deadline for Inclusion in Proxy Materials

Any proposal by a shareholder intended to be presented at the year 2011 Annual Meeting of Shareholders must be received by us on or before November 26, 2010 (or, if the date of 2010 Annual Meeting is more than 30 days before or after the date of the 2010 Annual Meeting, a reasonable time before we begin to print and send our proxy materials) to be included in our proxy materials relating to such meeting.

Discretionary Voting of Proxies

In accordance with Rule 14a-4 under the Exchange Act, if notice of a proposal by a shareholder intended to be presented at the year 2011 Annual Meeting is received by us after February 9, 2011 (or, if the date of the 2011 Annual Meeting is more than 30 days before or after the date of the 2010 Annual Meeting, a reasonable time before we begin to print and send our proxy materials), the persons authorized under our management proxies may exercise discretionary authority to vote or act on such proposal if the proposal is raised at our 2011 Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the 2010 Annual Meeting of Shareholders to be held on May 11, 2010

This proxy statement, along with our 2009 Annual report, which includes our Form 10-K for the fiscal year ended December 31, 2009, are available upon request free of charge at (800) 322-2885. The documents are also available upon request at (800) 214-0739, by email at ir@cliffsnaturalresources.com, or visit our website at http://www.cliffsnaturalresources.com under Investor Relations.

Annex A

PROPOSED AMENDMENT TO ARTICLES

If Proposal 2 is approved, a new Article TENTH would be added to our Articles as follows:

“TENTH: Except as may otherwise be required by these Articles of Incorporation, notwithstanding any provisions of Chapter 1701 of the Ohio Revised Code now or hereafter in force requiring, for any action to be taken by the Corporation pursuant to such Chapter, the affirmative vote of the holders of shares entitling them to exercise two-thirds of the voting power of the Corporation or of any class or classes of shares thereof, such action (unless otherwise expressly prohibited by such statute) may be taken by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Corporation or of such class or classes. Notwithstanding the foregoing, the immediately preceding sentence of this Article TENTH shall not apply in respect of (a) any action taken by written consent of shareholders under Section 1701.11(A)(1)(c) (or any successor provision) of the Ohio Revised Code, (b) any action taken by written consent of shareholders under Section 1701.54(A) (or any successor provision) of the Ohio Revised Code, or (c) any action of shareholders under Section 1704.03(A)(3) (or any successor provision) of the Ohio Revised Code.”

A-1

Annex B

AMENDED AND RESTATED CLIFFS

2007 INCENTIVE EQUITY PLAN

B-i

B-ii

B-iii

AMENDED AND RESTATED CLIFFS

2007 INCENTIVE EQUITY PLAN

ARTICLE 1

GENERAL PURPOSE OF PLAN; DEFINITIONS

1.1 Name and Purpose. The name of this Plan is the Amended and Restated Cliffs 2007 Incentive Equity Plan. The purpose of the Cliffs 2007 Incentive Equity Plan (the “Plan”) is to attract and retain employees for Cliffs Natural Resource Inc. (f/k/a Cleveland-Cliffs Inc) and its Subsidiaries and to provide such persons with incentives and rewards for performance.

1.2 Certain Definitions. Unless the context otherwise indicates, the following words used herein shall have the following meanings whenever used in this Plan:

(a) The word “Affiliate” means any corporation, partnership, joint venture or other entity, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the Company as determined by the Board of Directors in its discretion.

(b) The word “Award” means any grant under this Plan of a Stock Option, Stock Appreciation Right, Restricted Shares, Restricted Share Units, Deferred Shares, Performance Shares, or Performance Units to any Participant.

(c) The words “Board of Directors” mean the Board of Directors of the Company, as constituted from time to time.

(d) The word “Cause” means that, prior to any termination of employment, the Participant shall have committed: (i) and been convicted of a criminal violation involving fraud, embezzlement or theft in connection with his duties or in the course of his employment with the Company or any Subsidiary; (ii) intentional wrongful damage to property of the Company or any Subsidiary; (iii) intentional wrongful disclosure of secret processes or confidential information of the Company or any Subsidiary; or (iv) intentional wrongful engagement in any competitive activity; and any such act shall have been demonstrably and materially harmful to the Company. For purposes of this Agreement, no act or failure to act on the part of the Participant shall be deemed “intentional” if it was due primarily to an error in judgment or negligence, but shall be deemed “intentional” only if done or omitted to be done by the Participant not in good faith and without reasonable belief that the Participant’s action or omission was in the best interest of the Company.

(e) The word “Code” means the Internal Revenue Code of 1986, as amended, and any lawful regulations or pronouncements promulgated thereunder. Whenever reference is made to a specific Code section, such reference shall be deemed to be a reference to any successor Code section or sections with the same or similar purpose.

(f) The word “Committee” means the entity administering this Plan as provided in Section 2.1 hereof or, if none has been appointed, then the Board of Directors as a whole.

(g) The word “Company” Cliffs Natural Resource Inc. (f/k/a Cleveland-Cliffs Inc), a corporation organized under the laws of the State of Ohio and any successor corporation or business organization which shall assume the duties and obligations of Cliffs Natural Resource Inc. (f/k/a Cleveland-Cliffs Inc) under this Plan.

(h) The words “Date of Grant” mean the date on which the Committee, or the Chief Executive Officer pursuant to the delegated authority of the Committee, approves an Award or a future date that the Committee, or the Chief Executive Officer designates at the time of the Award.

(i) The words “Deferred Shares” mean an Award which may result in the delivery or sale to a Participant at a future date of Shares upon the completion of a specified period of service or the satisfaction of specified performance goals.

(j) The word “Director” means a member of the Board of Directors.

(k) The word “Disability” means a medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months and which results in the Participant: (i) being unable to engage in any substantial gainful activity; or (ii) receiving income replacement benefits for a period of not less than three months under an accident or health plan covering employees of the Company.

(l) The words “Early Retirement” mean either (i) a Participant’s retirement from active employment with the Company or an Affiliate on and after the attainment of age 55 and 15 years of Continuous Service or (ii) a Participant’s retirement from active employment with the Company or an Affiliate on and after the attainment has at least 30 years of Continuous Service. Continuous Service shall be determined pursuant to Part A of the Pension Plan for Employees of Cliffs Natural Resource Inc. (f/k/a Cleveland-Cliffs Inc) and Its Associated Employers.

(m) The acronym “ERISA” means the Employee Retirement Income Security Act of 1974, as amended and any lawful regulations or pronouncements promulgated thereunder. Whenever reference is made to a specific ERISA Section, such reference shall be deemed to be a reference to any successor ERISA Section or Sections with the same or similar purpose.

(n) The words “Exchange Act” mean the Securities Exchange Act of 1934, as amended, and any lawful regulations or pronouncements promulgated thereunder. Whenever reference is made to a specific Exchange Act Section, such reference shall be deemed to be a reference to any successor Exchange Act Section or Sections with the same or similar purpose.

(o) The words “Exercise Price” mean the purchase price of a Share covered by a Stock Option.

(p) The words “Fair Market Value” mean the last closing price of a Share as reported on the New York Stock Exchange, or, if applicable, on another national securities exchange on which the Shares are principally traded, on the date for which the determination of fair market value is made, or, if there are no sales of Shares on such date, then on the most recent immediately preceding date on which there were any sales of Shares on such principal trading exchange. If the Shares are not or cease to be traded on the New York Stock Exchange or another national securities exchange, the “Fair Market Value” of Shares shall be determined in the manner prescribed by the Committee. Notwithstanding the foregoing, as of any date, the “Fair Market Value” of Shares shall be determined in a manner consistent with Section 409A of the Code and the guidance then existing thereunder.

(q) The words “Incentive Stock Option” and the acronym “ISO” mean a Stock Option that is clearly identified as such and which meets the requirements of Section 422 of the Code, or any successor provision, and therefore qualifies for favorable tax treatment.

(r) The words “Non-Qualified Stock Option” and the acronym “NQSO” mean a Stock Option that: (i) is governed by Section 83 of the Code; and (ii) does not meet the requirements of Section 422 of the Code.

(s) The words “Normal Retirement” mean retirement from active employment with the Company or an Affiliate on or after the age of 65.

(t) The words “Outside Director” mean a Director who meets the definitions of the terms “outside director” set forth in Section 162(m) of the Code, “independent director” set forth in the New York Stock Exchange, Inc. rules, and “non-employee director” set forth in Rule 16b-3 under the Exchange Act, or any successor definitions adopted by the Internal Revenue Service, the New York Stock Exchange, Inc. and Securities and Exchange Commission, respectively, and similar requirements under any other applicable laws and regulations.

(u) The word “Participant” means each employee who has been selected to participate in this Plan in accordance with Section 4.1 hereof.

(v) The words “Performance Period” mean the period described in Section 10.3 hereof.

(w) The words “Performance Shares” mean an Award which may result in the delivery to a Participant at a future date of Shares or cash, or both, upon the satisfaction of specified performance goals at the end of a specified Performance Period.

(x) The words “Performance Units” mean an Award which may result in the payment of cash to a Participant at a future date or the delivery to a Participant at a future date of Shares, or a combination of cash and Shares, upon the satisfaction of specified performance goals at the end of a specified Performance Period.

(y) The word “Plan” means this Amended and Restated Cliffs 2007 Incentive Equity Plan, as amended from time to time.

(z) The acronym “QDRO” means a qualified domestic relations order as defined by the Code.

(aa) The word “Retirement” means Normal Retirement or Early Retirement.

(bb) The words “Restricted Shares” mean an Award of Shares to a Participant at no cost or at a purchase price which may be below Fair Market Value but which are subject to forfeiture and/or restrictions on sale or transfer for a specified restriction period.

(cc) The words “Restricted Share Units” mean an Award which may result in the delivery at no cost or sale at a purchase price which may be below Fair Market Value to a Participant at a future date of Shares but which are subject to forfeiture and/or restrictions on sale or transfer.

(dd) The words “Retention Units” mean a type of Restricted Share Unit that is typically paid in cash and which does not have any performance goals.

(ee) The word “Share” or “Shares” means one or more Common Shares, par value, $.25 per share, of the Company.

(ff) The word “Shareholder” means an individual or entity that owns one or more Shares.

(gg) The words “Stock Appreciation Right” and the acronym “SAR” mean an Award which may result in the delivery or sale to a Participant at a future date of cash or Shares, or both, upon the completion of a specified period of service or the satisfaction of specified performance goals.

(hh) The words “Stock Option” mean any right to purchase a specified number of Shares at a specified price which is granted pursuant to Article 5 herein and may be an Incentive Stock Option or a Non-Qualified Stock Option.

(ii) The words “Stock Power” mean a power of attorney executed by a Participant and delivered to the Company which authorizes the Company to transfer ownership of Restricted Shares, Performance Shares or Shares from the Participant to the Company or a third party.

(jj) The word “Subsidiary” means any corporation which qualifies as a “subsidiary corporation” of the Company under Section 424(f) of the Code.

(kk) The word “Term” means the period that this Plan will remain in effect which will be for six years after adoption of this Plan by the Board of Directors.

(ll) The word “Vested” means that the time has been reached, with respect to Stock Options, when the option to purchase Shares first becomes exercisable; with respect to Stock Appreciation Rights, when the Stock Appreciation Right first becomes exercisable for payment; with respect to Restricted Shares, when the Shares are no longer subject to forfeiture and restrictions on transferability; with respect to Deferred Shares when the Shares are deliverable to the Participant; with respect to Restricted Share Units and Performance Shares, when the Shares or Units are no longer subject to forfeiture and are convertible to Shares; and with respect to Performance Units, when the Units are no longer subject to forfeiture and are convertible to Shares or cash. The words “Vest” and “Vesting” have meanings correlative to the foregoing.

ARTICLE 2

ADMINISTRATION

2.1 Authority and Duties of the Committee.

(a) The Plan shall be administered by a Committee of not less than three Directors who are appointed by the Board of Directors and serve at its pleasure. Unless otherwise determined by the Board of Directors, the Compensation and Organization Committee shall serve as the Committee, and all of the members of the Committee shall be Outside Directors. Notwithstanding the requirement that the Committee consist exclusively of Outside Directors, no action or determination by the Committee or an individual considered to be an Outside Director shall be deemed void because a member of the Committee or such individual fails to satisfy the requirements for being an Outside Director, except to the extent required by applicable law.

(b) The Committee has the power and authority to grant Awards pursuant to the terms of this Plan to officers, mine managers and other key employees of the Company or its Affiliates.

(c) In particular, the Committee has the authority, subject to any limitations specifically set forth in this Plan, to:

(i) select the officers, mine managers and other key employees to whom Awards are granted;

(ii) determine the types of Awards granted and the timing of such Awards;

(iii) determine the number of Shares to be covered by each Award granted hereunder;

(iv) determine whether an Award is, or is intended to be, “performance-based compensation” within the meaning of Section 162(m) of the Code;

(v) determine the other terms and conditions, not inconsistent with the terms of this Plan and any operative employment or other agreement, of any Award granted hereunder; such terms and conditions include, but are not limited to, the Exercise Price, the time or times when Stock Options or Stock Appreciation Rights may be exercised (which may be based on performance objectives), any Vesting, acceleration or waiver of forfeiture restrictions, any performance criteria (including any performance criteria as described in Section 162(m)(4)(C) of the Code) applicable to an Award, and any restriction or limitation regarding any Stock Option or Stock Appreciation Rights or the Shares relating thereto, based in each case on such factors as the Committee, in its sole discretion, shall determine;

(vi) determine and certify whether any conditions or objectives related to Awards have been met, including any such determination required for compliance with Section 162(m) of the Code;

(vii) subsequently modify or waive any terms and conditions of Awards, not inconsistent with the terms of this Plan and any operative employment or other agreement provided that any such modification or waiver shall not have the effect of increasing the payment to the Participant under an Award which is intended to be a performance-based Award under Section 162(m);

(viii) determine whether, to what extent and under what circumstances, Shares and other amounts payable with respect to any Award are deferred either automatically or at the election of the Participant;

(ix) adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan as it deems advisable from time to time;

(x) promulgate such administrative forms as they from time to time deem necessary or appropriate for administration of the Plan;

(xi) construe, interpret and implement the terms and provisions of this Plan, any Award and any related agreements;

(xii) correct any defect, supply any omission and reconcile any inconsistency in or between the Plan, any Award and any related agreements; and

(xiii) otherwise supervise the administration of this Plan.

(d) All decisions made by the Committee pursuant to the provisions of this Plan are final and binding on all persons, including the Company, its Shareholders and Participants, but may be made by their terms subject to ratification or approval by the Board of Directors, another committee of the Board of Directors or the Shareholders. No member of the Committee shall be liable to any person for any action taken or determination made in good faith.

2.2 Delegation of Authority. The Committee may delegate its powers and duties under this Plan to the Chief Executive Officer of the Company, subject to applicable law and such terms, conditions and limitations as the Committee may establish in its sole discretion; provided, however, that the Committee may not delegate its powers and duties under this Plan with regard to Awards to the Company’s executive officers or any Participant who is a “covered employee” as defined in Section 162(m) of the Code. The Company shall furnish the Committee with such clerical and other assistance as is necessary for the performance of the Committee’s duties under this Plan. In addition, the Committee may delegate ministerial duties to any other person or persons, and it may employ attorneys, consultants, accountants or other professional advisers.

ARTICLE 3

SHARES SUBJECT TO PLAN

3.1 Total Shares Limitation. Subject to the provisions of this Article 3, the maximum number of Shares that may be issued pursuant to Awards granted under this Plan is 2,000,000, which may be newly-issued Shares or Shares that have been reacquired in the open market or in private transactions. The 2,000,000 maximum Share limitation set forth in the preceding sentence, which became 4,000,000 as a result of the 2:1 stock split in 2008, is amended to become 11,000,000, applicable to Awards granted on or after January 1, 2010, but effective only if and when Shareholder approval of this amendment is obtained.

3.2 Other Limitations.

(a) ISO Limitations. The maximum number of Shares available with respect to all Stock Options granted under this Plan that may be Incentive Stock Options is 2,000,000 Shares. The 2,000,000 maximum Share limitation set forth in the preceding sentence, which became 4,000,000 as a result of the 2:1 stock split in 2008, is amended to become 11,000,000, applicable to Awards granted on or after January 1, 2010, but effective only if and when Shareholder approval of this amendment is obtained.

(b) Reduction of Limitation. For purposes of Section 3.1, each Share issued or transferred pursuant to an Award other than a Stock Option or a Stock Appreciation Right shall reduce the number of Shares available for issuance under the Plan by two Shares. Each Share issued or transferred pursuant to a Stock Option or a Stock Appreciation Right shall reduce the number of Shares available for issuance under the Plan by one Share. If Stock Options and Stock Appreciation Rights are issued in tandem so that only one can be exercised, the number of Shares available for issuance under the Plan shall be reduced by one Share for each tandem pair of Stock Options and Stock Appreciation Rights.

(c) Participant Overall Annual Limitation. The aggregate number of Shares underlying Awards granted under this Plan to any one Participant in any fiscal year, regardless of whether such Awards are thereafter canceled, forfeited or terminated, shall not exceed the number of Shares having a Fair Market Value on the Date of Grant equal to $5,000,000. The $5,000,000 annual limitation set forth in the preceding sentence is amended to become an annual limitation of 500,000 Shares (without regard to any particular dollar amount), applicable to Awards granted on or after January 1, 2010, but effective only if and when Shareholder approval of this amendment is obtained. The foregoing annual limitation is intended to include the grant of all Awards, including but not limited to, Awards representing “performance-based compensation” as described in Section  162(m)(4)(C) of the Code.

(d) Application of Limitations. The foregoing limitations shall be applied based upon the assumption that the maximum number of Shares shall be earned under any performance based Award.

3.3 Awards Not Earned or Exercised. In the event any outstanding Award, or portion thereof, expires, or is terminated, canceled or forfeited, the Shares that would otherwise be issuable with respect to the unexercised portion of such expired, terminated, canceled or forfeited Award shall be available for subsequent Awards under this Plan.

Any Shares subject to any Award that are withheld or otherwise not issued upon exercise of any Award to satisfy the Participant’s withholding obligations or in payment of any subscription price or the Exercise Price, and Shares subject to an Award (or any portion of an Award) that is settled in cash in lieu of settlement in Shares will reduce the number of Shares available for grant under the limitations in Sections 3.1 and 3.2 as if the full Award had been issued in Shares.

3.4 Dilution and Other Adjustments. In the event that there is a recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, or other similar corporate transaction or event which affects the number of Shares of the Company outstanding, the (i) the number and type of Shares (or other securities or other property) which thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards, (iii) the limitations set forth in Sections 3.1 and 3.2 above and (iv) the purchase price, Exercise Price or any performance objective with respect to any Award shall be appropriately adjusted in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan; provided, however, that the number of Shares or other securities covered by any Award or to which such Award relates shall always be a whole number.

In addition, if the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Committee may, in such manner as it deems equitable, make the adjustments described in the preceding paragraph; provided, however, that the number of Shares or other securities covered by any Award or to which such Award relates is always a whole number.

Notwithstanding the foregoing, the adjustments described in this Section 3.4 shall be made in compliance with: (i) Sections 422 and 424 of the Code with respect to ISOs; (ii) Section 162(m) of the Code with respect to Performance Share Awards unless specifically determined otherwise by the Committee; and (iii) Section 409A of the Code, to the extent the Committee determines it is necessary to avoid its application or avoid adverse tax consequences thereunder.

ARTICLE 4

PARTICIPANTS

4.1 Eligibility. Officers, mine managers and other key employees of the Company or any of its Affiliates may be eligible to participate in this Plan. The Participants shall be selected from time to time by the Committee in its sole discretion, or, with respect to employees other than executive officers or Participants who are “covered employees” as defined in Section 162(m) of the Code, by the Chief Executive Officer in his sole discretion with proper delegation from the Committee.

ARTICLE 5

STOCK OPTION AWARDS

5.1 Stock Option Awards. Each Stock Option granted under this Plan (or delegation of authority to the Chief Executive Officer to grant Stock Options) will be evidenced by minutes of a meeting, or by a unanimous written consent without a meeting, of the Committee and by a written agreement dated as of the Date of Grant and executed by the Company and by the Participant.

5.2 Terms and Conditions of Stock Option Awards. Stock Options granted under this Plan are subject to the following terms and conditions and may contain such additional terms, conditions, restrictions and contingencies with respect to exercisability and/or with respect to the Shares acquired upon exercise, not inconsistent with the terms of this Plan and any operative employment or other agreement, as the Committee deems desirable:

(a) Exercise Price. The Exercise Price fixed at the time of grant will not be less than 100% of the Fair Market Value of the Shares as of the Date of Grant. If a variable Exercise Price is specified at the time of grant, the Exercise Price may vary pursuant to a formula or other method established by the Committee which provides a floor not less than Fair Market Value as of the Date of Grant. Except as otherwise provided in Section 3.4 hereof, no subsequent amendment of an outstanding Stock Option may reduce the Exercise Price to less than 100% of the Fair Market Value of the Shares as of the Date of Grant either by lowering the Exercise Price or by canceling the outstanding Stock Option and granting a replacement option with a lower Exercise Price.

(b) Stock Option Term. Any unexercised portion of a Stock Option granted hereunder shall expire at the end of the stated term of the Stock Option. The Committee shall determine the term of each Stock Option at the time of grant, which term shall not exceed ten years from the Date of Grant. The Committee may extend the term of a Stock Option, in its discretion, but not beyond the date immediately prior to the tenth anniversary of the original Date of Grant. If a definite term is not specified by the Committee at the time of grant, then the term is deemed to be ten years.

(c) Method of Exercise. Vested portions of any Stock Option may be exercised in whole or in part at any time during the term of the Stock Option by giving written notice of exercise to the Company specifying the number of Shares to be purchased. The notice must be given by or on behalf of a person entitled to exercise the Stock Option, accompanied by payment in full of the Exercise Price, along with any required tax withholding or payment of cash pursuant to Section 16.3 hereof. Subject to the approval of the Committee, the Exercise Price may be paid:

(i) in cash in any manner satisfactory to the Committee;

(ii) by tendering (by either actual delivery of Shares or by attestation) previously-owned Shares having an aggregate Fair Market Value on the date of exercise equal to the Exercise Price applicable to such Stock Option exercise, and, with respect to the exercise of NQSOs, including Restricted Shares;

(iii) by a combination of cash and Shares;

(iv) to the extent permitted by applicable law, from the proceeds of sale through a bank or a broker on the date of exercise of some or all of the Shares to which the exercise relates in whole or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and delivery of all or a part of the sales proceeds to the Company in payment of the Exercise Price and, if applicable, the amount necessary to satisfy the Company’s withholding obligations at the minimum statutory withholding rates, including but not limited to, U.S. Federal and state income taxes, payroll taxes and foreign taxes, if applicable; or

(v) by another method permitted by law which assures full and immediate payment of the Exercise Price.

The Committee may withhold its approval for any method of payment for any reason, in its sole discretion, including but not limited to concerns that the proposed method of payment will result in adverse financial accounting treatment or adverse tax treatment for the Company.

If the Exercise Price of a NQSO is paid by tendering Restricted Shares, then the Shares received upon the exercise will contain identical restrictions as the Restricted Shares so tendered. Except as otherwise provided by law and in the Committee’s sole discretion, required tax withholding may be paid only by cash or through a same day sale transaction.

(d) Issuance of Shares. The Company will issue or cause to be issued such Shares promptly upon exercise of the Option without any restrictions other than those described in Section 15.2 hereof. No Shares will be issued until full payment has been made. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the share certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a Shareholder will exist with respect to the Shares, notwithstanding the exercise of the Option.

(e) Form. Unless the grant of a Stock Option is designated at the time of grant as an ISO, it is deemed to be an NQSO. ISOs are also subject to the terms and conditions stated in Article 6 hereof.

(f) Special Limitations on Stock Option Awards. Unless an Award agreement approved by the Committee provides otherwise, Stock Options awarded under this Plan are intended to meet the requirements for exclusion from coverage under Section 409A of the Code and all Stock Option Awards shall be construed and administered accordingly.

(g) Performance-Based Restrictions. The Committee may, in its sole discretion, grant Stock Options that Vest only upon the attainment of specified performance objectives. In such case, the provisions of Sections 10.3, 10.4 and 10.5(d) will apply and only the enumerated performance objectives stated in Section 10.3 will apply.

5.3 Termination of Awards Prior to Expiration. Unless otherwise provided in an employment or other agreement entered into between the optionee and the Company and approved by the Committee, either before or after the Date of Grant, or otherwise specified at or after the time of grant, and subject to Article 6 hereof with respect to ISOs, the following early termination provisions apply to all Stock Options:

(a) Termination by Death. If an optionee’s employment with the Company or its Affiliates terminates by reason of his or her death, all Stock Options held by such optionee will immediately become Vested, but thereafter may only be exercised (by the optionee’s designated beneficiary or, if there is no designated beneficiary, by the legal representative of the optionee’s estate, or by the legatee or heir of the optionee pursuant to a will or the laws of descent and distribution) for a period of one year (or such other period as the Committee may specify at or after the time of grant) from the date of such death, or until the expiration of the original term of the Stock Option, whichever period is the shorter.

(b) Termination by Reason of Disability. If an optionee’s employment with the Company or its Affiliates terminates by reason of his or her Disability, all Stock Options held by such optionee will immediately become Vested, but thereafter may only be exercised for a period of one year (or such other period as the Committee may specify at or after the time of grant) from the date of such termination of employment, or until the expiration of the original term of the Stock Option, whichever period is the shorter. If the optionee dies within such one-year period (or such other period as applicable), any unexercised Stock Option held by such optionee will thereafter be exercisable by the optionee’s designated beneficiary, or if no beneficiary is designated by the optionee, then by the legal representative of the optionee’s estate, or by the legatee or heir of the optionee pursuant to a will or the laws of descent and distribution, for the greater of the remainder of the one-year period (or other period as applicable) or for a period of 12 months from the date of such death, but in no event shall any portion of the Stock Option be exercisable after its original stated expiration date.

(c) Termination by Reason of Retirement. If an optionee’s employment with the Company or its Affiliates terminates by reason of his or her Retirement, the Stock Options held by such optionee which were Vested immediately prior to his Retirement may be exercised for a period of one year (or such other period as the Committee may specify at or after the time of grant) from the date of such Retirement, or until the expiration of the original term of the Stock Option, whichever period is the shorter. If the optionee dies within such one-year period (or such other period as applicable), any unexercised Stock Option held by such optionee will thereafter be exercisable by the optionee’s designated beneficiary, or if no beneficiary is designated by the optionee, then by the legal representative of the optionee’s estate, or by the legatee or heir of the optionee pursuant to a will or the laws of descent and distribution, for the greater of the remainder of the one-year period (or such other period as applicable) or for a period of 12 months from the date of such death, but in no event shall any portion of the Stock Option be exercisable after its original stated expiration date. Stock Options which were not Vested on the optionee’s date of Retirement will be forfeited as of such date.

(d) Termination for Cause. If an optionee’s employment with the Company or its Affiliates is terminated by the Company for Cause, all Stock Options (or portions thereof) which have not been exercised, whether Vested or not, are automatically forfeited immediately upon termination.

(e) Other Termination. If an optionee’s employment with the Company or its Affiliates terminates, voluntarily or involuntarily, for any reason other than death, Disability, Retirement or for Cause, any Vested portions of Stock Options held by such optionee at the time of termination may be exercised by the optionee for a period of three months (or such other period as the Committee may specify at or after the time of grant) from the date of such termination or until the expiration of the original term of the Stock Option, whichever period is the shorter. No portion of any Stock Option which is not Vested at the time of such termination will thereafter become Vested.

ARTICLE 6

SPECIAL RULES APPLICABLE TO INCENTIVE STOCK OPTIONS

6.1 Eligibility. Notwithstanding any other provision of this Plan to the contrary, an ISO may only be granted to full or part-time employees (including officers and Directors who are also employees) of the Company or a Subsidiary.

6.2 Special ISO Rules.

(a) Exercise Price. The Exercise Price fixed at the time of grant will not be less than 100% of the Fair Market Value of the Shares as of the Date of Grant (110% of the Fair Market Value of the Shares if Section 6.2(c) applies. If a variable Exercise Price is specified at the time of grant, the Exercise Price may vary pursuant to a formula or other method established by the Committee which provides a floor not less than 100% or 110% Fair Market Value as of the Date of Grant, as the case may be. Except as otherwise provided in Section 3.4 hereof, no subsequent amendment of an outstanding Stock Option may reduce the Exercise Price to less than 100% or 110% of the Fair Market Value of the Shares as of the Date of Grant, whichever is applicable.

(b) Term. No ISO may be exercisable on or after the tenth anniversary of the Date of Grant, and no ISO may be granted under this Plan on or after the tenth anniversary of the effective date of this Plan. (See Section 17.1 hereof.)

(c) Ten Percent Shareholder. No optionee may receive an ISO under this Plan if such optionee, at the time the Award is granted, owns (after application of the rules contained in Section 424(d) of the Code) equity securities possessing more than 10% of the total combined voting power of all classes of equity securities of the Company or any Subsidiary, unless (i) the Exercise Price for such ISO is at least 110% of the Fair Market Value of the Shares as of the Date of Grant and (ii) such ISO is not exercisable on or after the fifth anniversary of the Date of Grant.

(d) Limitation on Grants. The aggregate Fair Market Value (determined with respect to each ISO at the time such ISO is granted) of the Shares with respect to which ISOs are exercisable for the first time by an optionee during any calendar year (under this Plan or any other plan adopted by the Company or its Subsidiary) shall not exceed $100,000. If such aggregate Fair Market Value shall exceed $100,000, such number of ISOs as shall have an aggregate Fair Market Value equal to the amount in excess of $100,000 shall be treated as NQSOs.

(e) Non-Transferability. Notwithstanding any other provision herein to the contrary, no ISO granted hereunder (and, if applicable, related Stock Appreciation Right) may be transferred except by upon death to the Participant’s designated beneficiary, or if no beneficiary is designated by the Participant, then by will or by the laws of descent and distribution, nor may such ISO (or related Stock Appreciation Right) be exercisable during an optionee’s lifetime other than by him (or his or her guardian or legal representative to the extent permitted by applicable law).

(f) Termination of Employment. No ISO may be exercised more than three months following termination of employment for any reason (including Retirement) other than death or Disability, nor more than one year following termination of employment for the reason of death or disability (as defined in Section 22(e)(3) of the Code), or such option will no longer qualify as an ISO and shall thereafter be, and receive the tax treatment applicable to, an NQSO. For this purpose, a termination of employment is cessation of employment with the Company or a Subsidiary.

(g) Fair Market Value. For purposes of any ISO granted hereunder (or, if applicable, related Stock Appreciation Right), the Fair Market Value of Shares shall be determined in the manner required by Section 422 of the Code.

6.3 Subject to Code Amendments. The foregoing limitations are designed to comply with the requirements of Section 422 of the Code and shall be automatically amended or modified to comply with amendments or modifications to Section 422 or any successor provisions. Any ISO which fails to comply with Section 422 of the Code is automatically treated as a NQSO appropriately granted under this Plan provided it otherwise meets the Plan’s requirements for NQSOs.

ARTICLE 7

STOCK APPRECIATION RIGHTS

7.1 SAR Award and Agreement. Stock Appreciation Rights may be granted under this Plan, either independently or in conjunction with the grant of a Stock Option. Each SAR granted under this Plan (or delegation of authority to the Chief Executive Officer to grant SARs) will be evidenced by minutes of a meeting, or by a unanimous written consent without a meeting, of the Committee and by a written agreement dated as of the Date of Grant and executed by the Company and by the Participant.

7.2 SARs Granted in Conjunction with an Option. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under this Plan, either at the same time or after the grant of the Stock Option, and will be subject to the following terms and conditions:

(a) Term. Each Stock Appreciation Right, or applicable portion thereof, granted with respect to a given Stock Option or portion thereof shall terminate and shall no longer be exercisable upon the termination or exercise of the related Stock Option, or applicable portion thereof.

(b) Exercisability. A Stock Appreciation Right is exercisable only at such time or times and to the extent that the Stock Option to which it relates is Vested and exercisable in accordance with the provisions of Article 5 hereof or otherwise as the Committee may determine at or after the time of grant.

(c) Method of Exercise. A Stock Appreciation Right may be exercised by the surrender of the applicable portion of the related Stock Option. Stock Options which have been so surrendered, in whole or in part, are no longer exercisable to the extent the related Stock Appreciation Rights have been exercised and are deemed to have been exercised for the purpose of the limitation set forth in Article 3 hereof on the number of Shares to be issued under this Plan. Upon the exercise of a Stock Appreciation Right, subject to satisfaction of tax withholding or payment of cash requirements pursuant to Section 16.3, the holder of the Stock Appreciation Right is entitled to receive up to, but not more than, an amount in cash or Shares, or a combination of cash and Shares, equal in value to the excess of the Fair Market Value of one Share over the Exercise Price per Share specified in the related Stock Option, multiplied by the number of Shares in respect of which the Stock Appreciation Right is exercised, with the Committee having the right in its discretion to determine the form of payment. At any time the Exercise Price per Share of the related Stock Option does not exceed the Fair Market Value of one Share, the holder of the Stock Appreciation Right shall not be permitted to exercise such right.

7.3 Independent SARs. Stock Appreciation Rights may be granted without related Stock Options, and independent Stock Appreciation Rights will be subject to the following terms and conditions:

(a) Term. Any unexercised portion of an independent Stock Appreciation Right granted hereunder shall expire at the end of the stated term of the Stock Appreciation Right. The Committee shall determine the term of each Stock Appreciation Right at the time of grant, which term shall not exceed ten years from the Date of Grant. The Committee may extend the term of a Stock Appreciation Right, in its discretion, but not beyond the date immediately prior to the tenth anniversary of the original Date of Grant. If a definite term is not specified by the Committee at the time of grant, then the term is deemed to be ten years.

(b) Exercisability. A Stock Appreciation Right is exercisable, in whole or in part, at such time or times as determined by the Committee at or after the time of grant.

(c) Method of Exercise. A Stock Appreciation Right may be exercised in whole or in part during the term by giving written notice of exercise to the Company specifying the number of Shares in respect of which the Stock Appreciation Right is being exercised. The notice must be given by or on behalf of a person entitled to exercise the Stock Appreciation Right. Upon the exercise of a Stock Appreciation Right, subject to satisfaction of tax withholding or payment of cash requirements pursuant to Section 16.3, the holder of the Stock Appreciation Right is entitled to receive an amount in cash or Shares, or a combination of cash and Shares, equal in value to the excess of the Fair Market Value of a Share on the exercise date over the Fair Market Value of a Share on the Date of Grant multiplied by the number of Stock Appreciation Rights being exercised, with the Committee having the right in its discretion to determine the form of payment. At any time the Fair Market Value of a Share on a proposed exercise date does not exceed the Fair Market Value of a Share on the Date of Grant, the holder of the Stock Appreciation Right shall not be permitted to exercise such right.

(d) Early Termination Prior to Expiration. Unless otherwise provided in an employment or other agreement entered into between the holder of the Stock Appreciation Right and the Company and approved by the Committee, either before or after the Date of Grant, or otherwise specified at or after the Date of Grant, the early termination provisions set forth in Section 5.3 as applied to Non-Qualified Stock Options will apply to independent Stock Appreciation Rights.

(e) Grant Date Fair Market Value. Except as otherwise provided in Section 3.4 hereof, no subsequent amendment of an outstanding SAR may reduce the Grant Date Fair Market Value either by lowering the stated Grant Date Fair Market Value or by canceling the outstanding SAR and granting a replacement SAR with a lower Grant Date Fair Market Value.

7.4 Other Terms and Conditions of SAR Grants; Performance-Based Restrictions. Stock Appreciation Rights are subject to such other terms and conditions, not inconsistent with the provisions of this Plan and any operative employment or other agreement, as are determined from time to time by the Committee. Notwithstanding the foregoing, the Committee may, in its sole discretion, grant SAR Awards only upon the attainment of specified performance objectives. In such case, the provisions of Sections 10.3, 10.4 and 10.5(d) will apply and only the enumerated performance objectives stated in Section 10.3 will apply.

7.5 Special Limitations on SAR Awards. Unless an Award agreement approved by the Committee provides otherwise, Stock Appreciation Rights awarded under this Plan are intended to meet the requirements for exclusion from coverage under Section 409A of the Code and all Stock Appreciation Rights Awards shall be construed and administered accordingly.

ARTICLE 8

RESTRICTED SHARE AND RESTRICTED SHARE UNIT AWARDS

8.1 Restricted Share Awards and Agreements. Restricted Share Awards consist of Shares which are issued by the Company to a Participant at no cost or at a purchase price determined by the Committee which may be below their Fair Market Value but which are subject to forfeiture and/or restrictions on their sale or other transfer by the Participant. Each Restricted Share Award granted under this Plan (or delegation of authority to the Chief Executive Officer to make Restricted Share Awards) will be evidenced by minutes of a meeting, or by a unanimous written consent without a meeting, of the Committee and by a written agreement dated as of the Date of Grant and executed by the Company and by the Participant. The timing of Restricted Share Awards and the number of Shares to be issued (subject to Article 3 hereof) are to be determined by the Committee in its discretion. By accepting a grant of Restricted Shares, the Participant agrees to remit to the Company when due any required tax withholding or payment of cash as provided in Section 16.3 hereof.

8.2 Terms and Conditions of Restricted Share Awards. Restricted Shares granted under this Plan are subject to the following terms and conditions, which, except as otherwise provided herein, need not be the same for each Participant, and may contain such additional terms, conditions, restrictions and contingencies not inconsistent with the terms of this Plan and any operative employment or other agreement, as the Committee deems desirable:

(a) Purchase Price. The Committee shall determine the prices, if any, at which Restricted Shares are to be issued to a Participant, which may vary from time to time and among Participants and which may be below the Fair Market Value of such Shares at the Date of Grant.

(b) Restrictions. All Restricted Shares issued under this Plan will be subject to such restrictions as the Committee may determine, which may include, without limitation, the following:

(i) a prohibition against the sale, transfer, pledge or other encumbrance of the Restricted Shares, such prohibition to lapse at such time or times as the Committee determines (whether in installments, at the time of the death, Disability or Retirement of the holder of such Shares, or otherwise, but subject to the Change in Control provisions in Article 12);

(ii) a requirement that the Participant forfeit such Restricted Shares in the event of termination of the Participant’s employment with the Company or its Affiliates to the extent not otherwise Vested under this Section 8.2;

(iii) a prohibition against employment or retention of the Participant by any competitor of the Company or its Affiliates, or against dissemination by the Participant of any secret or confidential information belonging to the Company or an Affiliate;

(iv) any applicable requirements arising under the Securities Act of 1933, as amended, other securities laws, the rules and regulations of the New York Stock Exchange or any other stock exchange or transaction reporting system upon which such Restricted Shares are then listed or quoted and any state laws, rules and regulations, including “blue sky” laws; and

(v) such additional restrictions as are required to avoid adverse tax consequences under Section 409A of the Code.

The Committee may at any time waive such restrictions or accelerate the date or dates on which the restrictions will lapse.

(c) Performance-Based Restrictions. The Committee may, in its sole discretion, provide restrictions that lapse upon the attainment of specified performance objectives. In such case, the provisions of Sections 10.3, 10.4 and 10.5(d) will apply and only the enumerated performance objectives stated in Section 10.3 will apply.

(d) Delivery of Shares. Restricted Shares will be registered in the name of the Participant and deposited, together with a Stock Power, with the Company. Each certificate will bear a legend in substantially the following form:

“The transferability of this certificate and the Shares represented by it are subject to the terms and conditions (including conditions of forfeiture) contained in the Amended and Restated Cliffs 2007 Incentive Equity Plan, and an agreement entered into between the registered owner and the Company. A copy of this Plan and agreement are on file in the office of the Secretary of the Company.”

At the end of any time period during which the Restricted Shares are subject to forfeiture and restrictions on transfer, such Shares will be delivered free of all restrictions (except for any pursuant to Section 15.2 hereof) to the Participant and with the foregoing legend removed.

(e) Vesting of Shares. Unless otherwise provided in the Restricted Share Agreement approved by the Committee, the Restricted Shares shall Vest 100% in the event of the death or Disability of the Participant holding the Restricted Shares and shall Vest pro-rata upon the Retirement of the Participant or the termination of the Participant’s employment by the Company not for Cause based upon the period from the Date of Grant of the Restricted Shares until his Retirement or termination of employment by the Company not for Cause compared to the total period the Shares would be subject to Restrictions. Upon any such event, the Restrictions on the Shares so Vested will immediately lapse unless there are performance conditions on the Shares which cannot be measured until the end of the restriction period. If there are such performance conditions, the restrictions will continue to apply until the end of the restriction period and it can be determined whether all or a part of the performance conditions have been satisfied. Any Restricted Shares which do not Vest on Retirement of the Participant or termination of the Participant’s employment by the Company not for Cause will be immediately forfeited pursuant to paragraph (f) below.

In the event that the employment of a Participant terminates for a reason other than death, Disability, or Retirement, or is terminated by the Company not for Cause, any Restricted Shares which had not previously Vested will be immediately forfeited pursuant to paragraph (f) below.

(f) Forfeiture of Shares. If a Participant who holds Restricted Shares fails to satisfy the restrictions, Vesting requirements and other conditions relating to the Restricted Shares prior to the lapse, satisfaction or waiver of such restrictions and conditions, the Participant shall forfeit the Shares and transfer them back to the Company in exchange for a refund of any consideration paid by the Participant or such other amount which may be specifically set forth in the Award agreement. A Participant shall execute and deliver to the Company one or more Stock Powers with respect to Restricted Shares granted to such Participant.

(g) Voting and Other Rights. Except to the extent prohibited by Section 162(m) of the Code and the terms of the applicable Restricted Share Agreement, during any period in which Restricted Shares are subject to forfeiture and restrictions on transfer, the Participant holding such Restricted Shares shall have all the rights of a Shareholder with respect to such Shares, including, without limitation, the right to vote such Shares and the right to receive any dividends paid with respect to such Shares.

(h) Termination for Cause. If a Participant’s employment with the Company or its Affiliates is terminated by the Company for Cause, all Restricted Shares (or portions thereof) which have not been delivered to the Participant without restrictions, whether Vested or not, are automatically forfeited immediately upon termination of employment.

8.3 Restricted Share Unit Awards and Agreements. Restricted Share Unit Awards consist of Shares that will be issued to a Participant at a future time or times at no cost or at a purchase price determined by the Committee which may be below their Fair Market Value if continued employment and/or other terms and conditions specified by the Committee are satisfied. Each Restricted Share Unit Award granted under this Plan (or delegation of authority to the Chief Executive Officer to make Restricted Share Unit Awards) will be evidenced by minutes of a meeting, or by a unanimous written consent without a meeting, of the Committee and by a written agreement dated as of the Date of Grant and executed by the Company and the Participant. The timing of Restricted Share Unit Awards and the number of Restricted Share Units to be awarded (subject to Article 3 hereof) are to be determined by the Committee in its sole discretion. By accepting a Restricted Share Unit Award, the Participant agrees to remit to the Company when due any required tax withholding or payment of cash as provided in Section 16.3 hereof.

8.4 Terms and Conditions of Restricted Share Unit Awards. Restricted Share Unit Awards, including Retention Units, are subject to the following terms and conditions, which, except as otherwise provided herein, need not be the same for each Participant, and may contain such additional terms, conditions, restrictions and contingencies not inconsistent with the terms of this Plan and any operative employment or other agreement, as the Committee deems desirable:

(a) Purchase Price. The Committee shall determine the prices, if any, at which Shares are to be issued to a Participant after Vesting of Restricted Share Units, which may vary from time to time and among Participants and which may be below the Fair Market Value of Shares at the Date of Grant.

(b) Restrictions. All Restricted Share Units awarded under this Plan will be subject to such restrictions as the Committee may determine, which may include, without limitation, the following:

(i) a prohibition against the sale, transfer, pledge or other encumbrance of the Restricted Share Unit;

(ii) a requirement that the Participant forfeit such Restricted Share Unit in the event of termination of the Participant’s employment with the Company or its Affiliates prior to Vesting;

(iii) a prohibition against employment of the Participant by, or provision of services by the Participant to, any competitor of the Company or its Affiliates, or against dissemination by the Participant of any secret or confidential information belonging to the Company or an Affiliate;

(iv) any applicable requirements arising under the Securities Act of 1933, as amended, other securities laws, the rules and regulations of the New York Stock Exchange or any other stock exchange or transaction reporting system upon which the Shares are then listed or quoted and any state laws, rules and interpretations, including “blue sky” laws.

(v) the restrictions described in Section 15.2 hereof; and

(vi) such additional restrictions as are required in order to avoid adverse tax consequences under Section 409A of the Code.

The Committee may at any time waive such restrictions or accelerate the date or dates on which the restrictions will lapse.

(c) Performance-Based Restrictions. Except in the case of Retention Units, the Committee may, in its sole discretion, provide restrictions that lapse upon the attainment of specified performance objectives. In such case, the provisions of Sections 10.3, 10.4 and 10.5(d) will apply and only the enumerated performance objectives stated in Section 10.3 will apply.

(d) Voting and Other Rights. A Participant holding Restricted Share Units shall not be deemed to be a Shareholder solely because of such Units. Such Participant shall have no rights of a Shareholder with respect to such Units.

(e) Vesting of Units. Unless otherwise provided in the Restricted Share Unit Agreement or Retention Unit Agreement approved by the Committee, the Restricted Shares or Retention Units shall Vest 100% in the event of the death or Disability of the Participant holding the Units and shall Vest pro-rata upon the Retirement of such Participant or termination of the Participant’s employment by the Company not for Cause based upon the period from the Date of Grant of the Units until his Retirement or termination of his employment by the Company not for Cause compared to the total period the Units would be subject to restrictions. Upon any such event, the restrictions on 50 percent of the Units so Vested will immediately lapse unless there are performance conditions on the Units which cannot be measured until the end of the restriction period. If there are such performance conditions, the restrictions will continue to apply until the end of the restriction period and it can be determined whether all or a part of the performance conditions have been satisfied. Any Units which do not Vest on Retirement or termination of the Participant’s employment by the Company not for Cause will be immediately forfeited pursuant to paragraph (g) below.

In the event that the employment of a Participant terminates for a reason other than death, Disability, or Retirement, or is terminated by the Company not for Cause, any Restricted Share Units and Retention Units which had not previously Vested will be immediately forfeited pursuant to paragraph (g) below.

(f) Lapse of Restrictions. If a Participant who holds Restricted Share Units or Retention Units satisfies the restrictions and other conditions relating to the Units prior to the lapse or waiver of such restrictions and conditions, the Units shall be converted to cash, or replaced with, Shares which are free of all restrictions except for any restrictions required pursuant to Section 15.2 hereof. Notwithstanding the foregoing, the Committee may, in lieu of the conversion and distribution of the Units, establish procedures to permit deferral of Units of one or more Participants who are highly compensated employees or members of a select group of management in accordance with the terms of a deferred compensation plan sponsored by the Company.

(g) Forfeiture of Restricted Share Units. If a Participant who holds Restricted Share Units or Retention Units fails to satisfy the restrictions, Vesting requirements and other conditions relating to the Units prior to the lapse, satisfaction or waiver of such restrictions and conditions, the Participant shall forfeit the Units.

(h) Termination for Cause. If a Participant’s employment with the Company or its Affiliates is terminated by the Company for Cause, all Restricted Share Units and Retention Units (or portions thereof) which have not been paid in cash or distributed in the form of Shares, whether Vested or not, are automatically forfeited immediately upon termination of employment.

ARTICLE 9

DEFERRED SHARE AWARDS

9.1 Deferred Share Awards and Agreements. A Deferred Share Award is the right to receive Shares at the end of a specified deferral period as determined by the Committee. Each Deferred Share Award granted under this Plan (or delegation of authority to the Chief Executive Officer to make Deferred Share Awards) will be evidenced by minutes of a meeting, or by unanimous written consent without a meeting, of the Committee and by a written agreement dated as of the Date of Grant and executed by the Company and by the Participant. The timing of the Deferred Share Awards and the number of Shares to be issued (subject to Article 3 hereof) are to be determined by the Committee in its discretion. By accepting a grant of Deferred Shares, the Participant agrees to remit to the Company when due any required tax withholding or payment of cash as provided in Section 16.3 hereof.

9.2 Terms and Conditions of Deferred Share Awards. Deferred Shares granted under this Plan are subject to the following terms and conditions, and which need not be the same for each Participant, and may contain such additional terms, conditions, restrictions and contingencies not inconsistent with the terms of this Plan and any operative employment or other agreement, as the Committee deems desirable:

(a) Purchase Price. The Committee shall determine the prices, if any, at which Deferred Shares are to be issued to a Participant, which may vary from time to time and among Participants and which may be below the fair market value of such Shares at the Date of Grant.

(b) Restrictions. All Deferred Shares awarded under this Plan will be subject to such restrictions as the Committee may determine, which may include, without limitation, the following:

(i) a prohibition against the sale, transfer, pledge or other encumbrance of the Deferred Shares;

(ii) a requirement that the Participant forfeit such Deferred Shares in the event of termination of the Participant’s employment with the Company or its Affiliates prior to Vesting;

(iii) a prohibition against employment of the Participant by, or provision of services by the Participant to, any competitor of the Company or its Affiliates, or against dissemination by the Participant of any secret or confidential information belonging to the Company or an Affiliate;

(iv) any applicable requirements arising under the Securities Act of 1933, as amended, other securities laws, the rules and regulations of the New York Stock Exchange or any other stock exchange or transaction reporting system upon which the Shares are then listed or quoted and any state laws, rules and interpretations, including “blue sky” laws;

(v) the restrictions described in Section 15.2 hereof; and

(vi) such additional restrictions as are required in order to avoid adverse tax consequences under Section 409A of the Code.

The Committee may at any time waive such restrictions or accelerate the date or dates on which the restrictions will lapse.

(c) Deferral Period. Each Award of Deferred Shares shall provide that the Deferred Shares covered thereby shall not be delivered to the Participant until the end of the Deferral Period fixed by the Committee on the Date of Grant (“Deferral Period”).

(d) Performance-Based Restrictions. The Committee may, in its sole discretion, grant Deferred Share Awards only upon the attainment of specified performance objectives. In such case, the provisions of Sections 10.3, 10.4 and 10.5(d) will apply and only the enumerated performance objectives stated in Section 10.3 will apply.

(e) Vesting of Deferred Shares. Unless otherwise provided in the Deferred Share Agreement approved by the Committee, the Deferred Shares shall Vest 100% in the event of the death or Disability of the Participant holding the Deferred Shares Award and shall Vest pro-rata upon the Retirement of the Participant or termination of the Participant’s employment by the Company not for Cause based upon the period from the Date of Grant of the Deferred Share Award until his or her Retirement or termination by the Company not for Cause compared to the total Deferral Period. Upon death, Disability or Retirement, the Deferred Shares so Vested will immediately be distributed to the Participant unless there are performance conditions on the Deferred Share Award which cannot be measured until the end of the Deferral Period. If there are such performance conditions, the Shares shall not be delivered until the end of the Deferral Period and it can be determined whether all or a part of the performance conditions have been satisfied. Any Deferred Shares which do not Vest on Retirement or termination by the Company not for Cause will be immediately forfeited pursuant to paragraph (f) below.

In the event that the employment of a Participant terminates for a reason other than death, Disability, or Retirement, or is terminated by the Company not for Cause, any Deferred Shares which had not previously Vested will be immediately forfeited pursuant to paragraph (f) below.

(f) Forfeiture of Deferred Shares. If a Participant who holds Deferred Shares or Retention Units fails to satisfy the restrictions, Vesting requirements and other conditions relating to the Units prior to the lapse, satisfaction or waiver of such restrictions and conditions, the Participant shall forfeit the Units.

(g) Termination for Cause. If a Participant’s employment with the Company or its Affiliates is terminated by the Company for Cause, all Deferred Shares (or portions thereof) which have not been distributed to the Participant, whether Vested or not, are automatically forfeited immediately upon termination of employment.

9.3 Special Limitations on Deferred Share Awards. Unless an Award agreement approved by the Committee provides otherwise or unless the Participant elects to defer an Award under the Cliffs Natural Resource Inc. (f/k/a Cleveland-Cliffs Inc) Voluntary Non-Qualified Deferred Compensation Plan, Deferred Shares awarded under this Plan are intended to meet the requirements for exclusion from coverage under Section 409A of the Code and all Deferred Share Awards shall be construed and administered accordingly.

ARTICLE 10

PERFORMANCE SHARE AND PERFORMANCE UNIT AWARDS

10.1 Performance Share Awards and Agreements. A Performance Share Award is a right to receive cash or Shares, or a combination of cash and Shares, in the future conditioned upon the attainment of specified performance objectives and such other conditions, restrictions and contingencies as the Committee may determine. Each Performance Share Award granted under this Plan (or delegation of authority to the Chief Executive Officer to make Performance Share Awards) will be evidenced by minutes of a meeting, or by a unanimous written consent without a meeting, of the Committee and by a written agreement dated as of the Date of Grant and executed by the Company and by the Participant. The timing of Performance Share Awards and the number of Shares covered by each Award (subject to Article 3 hereof) are to be determined by the Committee in its discretion. By accepting a grant of Performance Shares, the Participant agrees to remit to the Company when due any required tax withholding or payment of cash as provided in Section 16.3 hereof.

10.2 Performance Unit Awards and Agreements. A Performance Unit Award is a right to receive cash or Shares, or a combination of cash and Shares, in the future conditioned upon the attainment of specified performance objectives and such other conditions, restrictions and contingencies as the Committee may determine if continued employment and/or other terms and conditions specified by the Committee are satisfied. Each Performance Unit Award granted under this Plan (or delegation of authority to the Chief Executive Officer to make Performance Unit Awards) will be evidenced by minutes of a meeting, or by a unanimous written consent without a meeting, of the Committee and by a written agreement dated as of the Date of Grant and executed by the Company and by the Participant. The timing of Performance Unit Awards and the number of Shares covered by each Award (subject to Article 3 hereof) are to be determined by the Committee in its discretion (or by the Chief Executive Officer if such officer has been delegated the right to make Performance Unit Awards to certain Participants). By accepting a grant of a Performance Unit, the Participant agrees to remit to the Company when due any required tax withholding or payment of cash as provided in Section 16.3 hereof.

10.3 Performance Objectives. At the time of grant of a Performance Share and/or Performance Unit Award, the Committee will specify the performance objectives which, depending on the extent to which they are met, will determine the number of Shares/Units that will be distributed to the Participant. The Committee also will specify the time period or periods (the “Performance Period”) during which the performance objectives must be met. The performance objectives and periods need not be the same for each Participant nor for each Award. The Committee may use performance objectives based on any one or more of the following measures, whether measured in absolute terms or relative to an external benchmark, and whether measured in dollars, rates of growth, or relative ratios to sales in the case of profit measures:

(a)	net earnings or net income;

(b)	operating earnings;

(c)	pretax earnings;

(d)	earnings per Share;

(e)	Share price, including growth measures and total Shareholder return;

(f)	earnings before interest and/or taxes;

(g)	earnings before interest, taxes, depreciation and/or amortization;

(h)	sales or revenues, whether in general, by type of product or service, or by type of customer;

(i)	gross or operating margins;

(j)	return measures, including pre-tax or after-tax, before or after depreciation and amortization: return on assets, capital, investment, equity, sales or revenue;

(k)	economic profit or economic value added;

(l)	cash flow, including operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment;

(m)	productivity ratios;

(n)	expense or cost control;

(o)	market share;

(p)	financial ratios as provided in credit agreements of the Company and its Subsidiaries;

(q)	working capital targets, including net working capital, inventory, accounts payable, and accounts receivable measured in absolute terms or as turnover metrics (e.g., relative to sales or cost of goods sold, including number of days);

(r)	completion of acquisitions of business or companies;

(s)	completion of divestitures and asset sales;

(t)	safety performance; and

(u)	any combination of any of the foregoing business criteria.

The Committee may designate a single goal criterion or multiple goal criteria for performance measurement purposes, with the measurement based on consolidated or business unit or divisional performance and/or on performance as compared with that of other publicly-traded companies. The foregoing criteria may have any reasonable definitions that the Committee may specify, which may include or exclude any or all of the following items, as the Committee may specify: extraordinary, unusual, or non-recurring items; effects of accounting changes; effects of currency fluctuations; effects of financing activities (e.g., effect on earnings per share of issuing convertible debt securities); effects of price escalators; expenses for restructuring or productivity initiatives; non-operating items; acquisition expenses; and effects of divestitures. Any such performance criterion or combination of such criteria may apply to a Participant’s Award opportunity in its entirety or to any designated portion or portions of the Award opportunity, as the Committee may specify.

10.4 Adjustment of Performance Objectives. The Committee may modify, amend or otherwise adjust the performance objectives specified for outstanding Performance Share and/or Performance Unit Awards if it determines that, due to an event as described below, an adjustment would be consistent with the objectives of this Plan taking into account the interests of the Participants. The types of events which could cause an adjustment in the performance objectives include, without limitation, accounting changes which substantially affect the determination of performance objectives, changes in applicable laws or regulations which affect the performance objectives, and divisive corporate reorganizations, including spin-offs and other distributions of property or shares. Any such adjustments shall comply with the requirements of Section 162(m) of the Code to the extent applicable.

10.5 Other Terms and Conditions of Performance Share and Performance Unit Awards. Performance Share and Performance Unit Awards granted under this Plan are subject to the following terms and conditions and may contain such additional terms, conditions, restrictions and contingencies not inconsistent with the terms of this Plan and any operative employment or other agreement as the Committee deems desirable:

(a) Delivery of Award. As soon as practicable after the applicable Performance Period has ended, the Participant will receive a distribution of the amount in cash or the number of Shares earned during the Performance Period, depending upon the extent to which the applicable performance objectives were achieved. Such Shares will be registered in the name of the Participant and will be free of all restrictions except for any restrictions pursuant to Section 15.2 hereof.

(b) Vesting of Performance Shares and Performance Units. Unless otherwise provided in the Performance Share or Performance Unit Agreement approved by the Committee, the Performance Shares and Performance Units shall Vest 100% in the event of the death or Disability of the Participant holding the Award and shall Vest pro-rata upon the Retirement of such Participant or termination of the Participant’s employment by the Company not for Cause based upon the period from the Date of Grant of the Award until his Retirement or termination by the Company not for Cause compared to the total Performance Period. However, no payments will be made with respect to the Award until after the end of the Performance Period and it is determined whether all or a part of the performance conditions have been satisfied. Any Performance Shares or Performance Units which do not Vest on Retirement or termination by the Company not for Cause will be immediately forfeited pursuant to paragraph (e) below.

In the event that the employment of a Participant terminates for a reason other than death, Disability, or Retirement, or is terminated by the Company not for Cause, any Performance Shares and Performance Units which had not previously Vested will be immediately forfeited pursuant to paragraph (e) below.

(c) Voting and Other Rights. Awards of Performance Shares and/or Performance Units do not provide the Participant with voting rights or rights to dividends prior to the Participant becoming the holder of record of Shares issued pursuant to an Award. Prior to the issuance of Shares, Performance Share and Performance Unit Awards may not be sold, transferred, pledged, assigned or otherwise encumbered.

(d) Performance-Based Compensation. The Committee may designate Performance Share and/or Performance Unit Awards as being “remuneration payable solely on account of the attainment of one or more performance goals” as described in Section 162(m)(4)(C) of the Code. Such Awards shall be automatically amended or modified to comply with amendments to Section 162 of the Code to the extent applicable, unless the Committee indicates a contrary intention.

(e) Forfeiture of Performance Shares and Performance Units. If a Participant who holds Performance Shares and/or Performance Units fails to satisfy the performance goals, Vesting requirements and other conditions related to the Award, the Participant shall forfeit the Performance Shares and/or Performance Units.

10.6 Special Limitations on Performance Share and Performance Unit Awards. Unless an Award agreement approved by the Committee provides otherwise or unless the Participant elects to defer an Award under the Cliffs Natural Resource Inc. (f/k/a Cleveland-Cliffs Inc) Voluntary Non-Qualified Deferred Compensation Plan, Performance Shares and Performance Units awarded under this Plan are intended to meet the requirements for exclusion from coverage under Section 409A of the Code and all Performance Share and Performance Unit Awards shall be construed and administered accordingly.

ARTICLE 11

TRANSFERS AND LEAVES OF ABSENCE

11.1 Transfer of Participant. For purposes of this Plan, except as provided in Section 6.2(f) with respect to Incentive Stock Options, the transfer of a Participant among the Company and its Affiliates is deemed not to be a termination of employment.

11.2 Effect of Leaves of Absence. For purposes of this Plan, the following leaves of absence are deemed not to be a termination of employment:

(a) a leave of absence, approved in writing by the Company, for military service, sickness or any other purpose approved by the Company, if the period of such leave does not exceed 90 days;

(b) a leave of absence in excess of 90 days, approved in writing by the Company, but only if the employee’s right to reemployment is guaranteed either by a statute or by contract, and provided that, in the case of any such leave of absence, the employee returns to work within 30 days after the end of such leave; and

(c) any other absence determined by the Committee in its discretion not to constitute a break in service.

ARTICLE 12

EFFECT OF CHANGE IN CONTROL

12.1 Change in Control Defined. The words “Change in Control” mean the occurrence during the Term of any of the following events:

(a) Any one person, or more than one person acting as a group, acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company. However, if any one person, or more than one person acting as a group, is considered to own more than 50% of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons is not considered to cause a Change in Control. An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the Company acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this Section 12.1. This Section 12.1 applies only when there is a transfer of stock of the Company (or issuance of stock of the Company) and stock in the Company remains outstanding after the transaction.

(b) Any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 35% or more of the total voting power of the stock of the Company.

(c) A majority of members of the Board of Directors is replaced during any 12-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors prior to the date of the appointment or election.

(d) Any one person, or more than one person acting as a group. acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions.

For purposes of this Section 12.1, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company. If a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.

12.2 Acceleration of Awards. Except as otherwise provided in this Plan or an Award agreement, immediately upon the occurrence of a Change in Control all outstanding Awards of any type under this Plan shall automatically become fully Vested.

ARTICLE 13

TRANSFERABILITY OF AWARDS

13.1 Awards Are Non-Transferable. Except as provided in Sections 13.2 and 13.3, Awards are non-transferable and any attempts to assign, pledge, hypothecate or otherwise alienate or encumber (whether by operation of law or otherwise) any Award shall be null and void.

13.2 Inter-Vivos Exercise of Awards. During a Participant’s lifetime, Awards are exercisable only by the Participant or, as permitted by applicable law and notwithstanding Section 13.1 to the contrary, the Participant’s guardian or other legal representative.

13.3 Limited Transferability of Certain Awards. The Committee, in its discretion, may allow at or after the time of grant the transferability of Awards which are Vested, provided that the permitted transfer (i) is made pursuant to a QDRO or other applicable domestic relations order to the extent permitted by law; (ii) if the Award is an Incentive Stock Option, is consistent with Section 422 of the Code; (iii) is made to the Company (for example in the case of forfeiture of Restricted Shares), an Affiliate or a person acting as the agent of the foregoing or is otherwise determined by the Committee to be in the interests of the Company; or (iv) is made by the Participant for no consideration to Immediate Family Members or to a bona fide trust, partnership or other entity controlled by and for the benefit of one or more Immediate Family Members. “Immediate Family Members” mean the Participant’s spouse, children, stepchildren, parents, stepparents, siblings (including half brothers and sisters), in-laws and other individuals who have a relationship to the Participant arising because of a legal adoption. No transfer may be made to the extent that transferability would cause Form S-8 or any successor form thereto not to be available to register Shares related to an Award. The Committee in its discretion may impose additional terms and conditions upon transferability.

ARTICLE 14

AMENDMENT AND DISCONTINUATION

14.1 Amendment or Discontinuation of this Plan. The Board of Directors may amend, alter, or discontinue this Plan at any time, provided that no amendment, alteration, or discontinuance may be made:

(a) which would materially and adversely affect the rights of a Participant under any Award granted prior to the date such action is adopted by the Board of Directors without the Participant’s written consent thereto; and

(b) without Shareholder approval, if Shareholder approval is required under applicable laws, regulations or securities exchange requirements.

14.2 Amendment of Awards. The Committee may amend, prospectively or retroactively, the terms of any outstanding Award, provided that no such amendment may be inconsistent with the terms of this Plan (specifically including the prohibition on granting Stock Options with an Exercise Price less than 100% of the Fair Market Value of the Shares on the Date of Grant), would materially and adversely affect the rights of any holder without his or her written consent, or would, in the case of performance-based Awards, violate the terms and provisions of Section 162(m) of the Code or the regulations issued under such Section 162(m).

14.3 Effect of Non-Approval of this Plan. This Plan shall cease to be operative if it is not approved by a majority of the outstanding Shares present (in person, telephonically, electronically, by proxy or its equivalent or as otherwise permitted by the Company’s governing documents) and entitled to vote on the approval of this Plan at a meeting of Shareholders of the Company. In the event of such a cessation, any Awards under the Plan shall be revoked and this Plan shall be deemed null and void ab initio. In the event of such a cessation, the Company, the Board of Directors and the Committee shall not be liable for any such Awards under this Plan.

14.4 Term. Unless sooner discontinued by the Board of Directors under Section 14.1 hereof, this Plan shall terminate on March 13, 2013, the 6th anniversary of its adoption.

14.5 Effect of Termination. Upon termination or discontinuance of this Plan, all Awards previously granted under this Plan shall continue in full force and effect in accordance with the terms of the Award and the terms of this Plan as in effect when the Award was made.

ARTICLE 15

SHARE CERTIFICATES

15.1 Delivery of Share Certificates. The Company is not required to issue or deliver any certificates for Shares issuable with respect to Awards under this Plan prior to the fulfillment of all of the following conditions:

(a) payment in full of any required tax withholding or payment of cash (as provided in Section 16.3 hereof);

(b) completion of any registration or other qualification of such Shares under any Federal or state laws or under the rulings or regulations of the Securities and Exchange Commission or any other regulating body which the Committee in its discretion deems necessary or advisable;

(c) admission of such Shares to listing on the New York Stock Exchange or any stock exchange on which the Shares are listed;

(d) in the event the Shares are not registered under the Securities Act of 1933, qualification as a private placement under said Act;

(e) obtaining of any approval or other clearance from any Federal or state governmental agency which the Committee in its discretion determines to be necessary or advisable; and

(f) the Committee is fully satisfied that the issuance and delivery of Shares under this Plan is in compliance with applicable Federal, state or local law, rule, regulation or ordinance or any rule or regulation of any other regulating body, for which the Committee may seek approval of counsel for the Company.

15.2 Applicable Restrictions on Shares. Shares issued with respect to Awards may be subject to such stock transfer orders and other restrictions as the Committee may determine necessary or advisable under any applicable Federal or state securities law rules, regulations and other requirements, the rules, regulations and other requirements of the New York Stock Exchange or any stock exchange upon which the Shares are then listed, and any other applicable Federal or state law and will include any restrictive legends the Committee may deem appropriate to include.

In addition, the Committee may restrict 50% of the Shares issued with respect to Awards so that they cannot be sold by the Participant unless immediately after such sale, the Participant is in compliance with any share ownership guidelines established by the Company that are applicable to the Participant at the time of sale.

15.3 Book Entry. In lieu of the issuance of share certificates evidencing Shares, the Company may use a “book entry” system in which a computerized or manual entry is made in the records of the Company to evidence the issuance of such Shares. Such Company records are, absent manifest error, binding on all parties.

ARTICLE 16

GENERAL PROVISIONS

16.1 No Implied Rights to Awards or Employment. No potential Participant has any claim or right to be granted an Award under this Plan, and there is no obligation of uniformity of treatment of Participants under this Plan. Neither this Plan nor any Award thereunder shall be construed as giving any individual any right to continued employment with the Company or any Affiliate. The Plan does not constitute a contract of employment, and the Company and each Affiliate expressly reserve the right at any time to terminate employees free from liability, or any claim, under this Plan, except as may be specifically provided in this Plan or in an Award agreement.

16.2 Other Compensation Plans. Nothing contained in this Plan prevents the Board of Directors from adopting other or additional compensation arrangements, subject to Shareholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

16.3 Withholding. Each Participant must, no later than the date as of which the value of an Award first becomes includible in the gross income of the Participant for income tax purposes, pay, in cash, to the Company, or make arrangements satisfactory to the Company regarding payment of, any Federal, state or local taxes of any kind required by law or other amounts to be withheld with respect to the Award. The obligations of the Company under this Plan are conditioned on such payment, and the Company, to the extent permitted by law, has the right to deduct any such taxes or other amounts from any payment of any kind otherwise due to a Participant, with or without such Participant’s consent.

16.4 Foreign Employees. In order to facilitate the making of any Award or combination of Awards under this Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals, or who are employed by the Company or any Subsidiary outside of the United States of America, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments, restatements or alternative versions shall include any provisions that are inconsistent with the terms of this Plan, as then in effect, unless this Plan could have been amended to eliminate such inconsistency without further approval by the Shareholders of the Company.

16.5 Rule 16b-3 Compliance. The Plan is intended to comply with all applicable conditions of Rule 16b-3 of the Exchange Act, as such rule may be amended from time to time. All transactions involving any Participant subject to Section 16(a) of the Exchange Act shall be subject to the conditions set forth in Rule 16b-3, regardless of whether such conditions are expressly set forth in this Plan. Any provision of this Plan that is contrary to Rule 16b-3 does not apply to such Participants.

16.6 Code Section 162(m) Compliance. The Plan is intended to comply with all applicable requirements of Section 162(m) of the Code with respect to “performance-based compensation.” Unless the Committee shall otherwise determine, all transactions involving any Participant the deductibility of whose compensation is subject to Section 162(m) of the Code shall be subject to such requirements, regardless of whether such requirements are expressly set forth in this Plan. Unless the Committee shall otherwise determine, any provision of this Plan that is contrary to such requirements does not apply to such Participants.

16.7 Successors. All obligations of the Company with respect to Awards granted under this Plan are binding on any successor to the Company, whether as a result of a direct or indirect purchase, merger, consolidation or otherwise of all or substantially all of the business and/or assets of the Company.

16.8 Severability. In the event any provision of this Plan, or the application thereof to any person or circumstances, is held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, or other applications, and this Plan is to be construed and enforced as if the illegal or invalid provision had not been included.

16.9 Governing Law. To the extent not preempted by Federal law, this Plan and all Award agreements pursuant thereto are construed in accordance with and governed by the laws of the State of Ohio. This Plan is not intended to be governed by ERISA and shall be so construed and administered.

ARTICLE 17

EFFECTIVE DATE

17.1 Effective Date. Subject to the approval of the Shareholders of the Company at the Annual Meeting of Shareholders held in 2007, the effective date of this Cliffs Natural Resource Inc. (f/k/a Cleveland-Cliffs Inc) 2007 Incentive Equity Plan is the date of its adoption by the Board of Directors on March 13, 2007. To the extent that Awards are made under this Plan prior to its approval by Shareholders, they shall be contingent upon Shareholder approval of this Plan.

CLIFFS NATURAL RESOURCES INC. 200 Public Square, Suite 3300, Cleveland, OH 44114 P 216.694.5700 cliffsnaturalresources.com

Notice of

Annual Meeting

of Shareholders

to be held on

May 11, 2010

and

Proxy Statement

		C123456789
MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6	000004

000000000.000000 ext            000000000.000000 ext

000000000.000000 ext            000000000.000000 ext

000000000.000000 ext            000000000.000000 ext

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 12:00 a.m., Eastern Daylight Time, on May 11, 2010.

		Vote by Internet • Log on to the Internet and go to www.envisionreports.com/clf • Follow the steps outlined on the secured website.

Vote by telephone

•   Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•   Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 – 4.

1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+
01 - R. C. Cambre 04 - B. J. Eldridge 07 - J. D. Ireland III 10 - R. K. Riederer	☐ ☐ ☐ ☐	☐ ☐ ☐ ☐	02 - J. A. Carrabba 05 - S. M. Green 08 - F. R. McAllister 11 - A. Schwartz	☐ ☐ ☐ ☐	☐ ☐ ☐ ☐	03 - S. M. Cunningham 06 - J. K. Henry 09 - R. Phillips	☐ ☐ ☐	☐ ☐ ☐

		For	Against	Abstain			For	Against	Abstain
2.	To approve and adopt an amendment to our Amended Articles of Incorporation to change certain supermajority shareholder voting requirements contained in the Ohio Revised Code to majority shareholder voting requirements.	☐	☐	☐	3.	To approve the amendment and restatement of the 2007 Incentive Equity Plan to (a) increase the authorized number of shares available for issuance under the plan by a total of 7,000,000 common shares, and (b) provide an annual limitation on the number of shares available to grant to any one participant in any fiscal year of 500,000 common shares.	☐	☐	☐
4.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm to examine our consolidated financial statements for the 2010 fiscal year.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

2010 Annual Meeting of

Cliffs Natural Resources Inc. Shareholders

Tuesday, May 11, 2010 at 11:30 a.m. Local Time

200 Public Square, 3rd floor

Cleveland, OH 44114-2315

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION,

DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.   ▼

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

+

Proxy — Cliffs Natural Resources Inc.

Notice of 2010 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting

Susan M. Green, Roger Phillips, Richard K. Riedarer, and Alan Schwartz, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Cliffs Natural Resources Inc. to be held on May 11, 2010 or at any postponement or adjournment thereof.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)

C	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

¢	IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.	+